                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:


|X|          Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|          Definitive Proxy Statement

|_|          Definitive Additional Materials

|_|          Soliciting Material Pursuant to ss.240.14a-12

                                   CD&L, INC.
--------------------------------------------------------------------------------
                 Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


|_|      No fee required.

|X| Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)    Title of each class of securities to which transaction applies:
               Common Stock, par value $.001 per share

         2)    Aggregate number of securities to which transaction applies:
               11,039,238

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               $3.00 per share of common stock outstanding

         4)    Proposed maximum aggregate value of transaction: $33,117,715

         5)    Total fee paid: $6,623.54


|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:

         2)    Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

                                   CD&L, INC.
                                80 WESLEY STREET
                       SOUTH HACKENSACK, NEW JERSEY 07606

                                 AUGUST 17, 2006

Dear Stockholder:

         On July 3, 2006, we entered into a merger agreement providing for the acquisition of CD&L, Inc., by Velocity Express Corporation. If the merger is completed, you will be entitled to receive $3.00 in cash for each share of our common stock that you own at the effective time of the merger. A copy of the merger agreement is attached as Appendix A to the proxy statement that accompanies this letter.

         You are invited to attend a special meeting of the stockholders of CD&L to be held on August 17, 2006 at 10:00 a.m., local time, at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, at which time you will be asked to adopt the merger agreement. The affirmative vote of a majority of the shares of our common stock issued and outstanding as of July 17, 2006 is required to adopt the merger agreement.

         After careful consideration, our board of directors has approved and adopted the merger agreement and the transactions it contemplates, including the merger, and has determined that the merger agreement and the transactions it contemplates, including the merger, are advisable and in the best interest of CD&L and its stockholders. Accordingly, the board of directors recommends a vote "FOR" adoption of the merger agreement.

         The proxy statement includes detailed information about the merger agreement. We urge you to carefully review the entire proxy statement, including the merger agreement, and Scura, Rise & Partners LLC's written opinion letter.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY CAUSE YOUR SHARES TO BE VOTED BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD. SUBMITTING A WRITTEN PROXY WILL ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING.

                                          Sincerely,


                                          /s/ Albert W. Van Ness, Jr.
                                          Albert W. Van Ness, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer


         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

         This letter and the accompanying materials, including the proxy statement and form of proxy for the special meeting, are first being mailed to stockholders on or about July ___, 2006.

                                   CD&L, INC.
                                80 WESLEY STREET
                       SOUTH HACKENSACK, NEW JERSEY 07606

                     ======================================

                          NOTICE OF SPECIAL MEETING OF
                               STOCKHOLDERS TO BE
                              HELD AUGUST 17, 2006

                     ======================================





TO THE STOCKHOLDERS OF CD&L, INC.:

         CD&L, Inc. ("CD&L") will hold a special meeting of its stockholders at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, on August 17, 2006, at 10:00 a.m., local time, for the following purposes:

         (1) to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated July 3, 2006, among Velocity Express Corporation ("Velocity"), CD&L Acquisition Corp., a newly-formed wholly-owned subsidiary of Velocity ("NEWCO"), and CD&L, as such may be amended from time to time, and approve the transactions contemplated thereby, including the merger of NEWCO with and into CD&L and the conversion of each outstanding share of CD&L common stock, other than shares held by CD&L or by Velocity or any of their subsidiaries, into the right to receive $3.00 in cash, without interest, and

         (2) to transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

         Only holders of record of CD&L common stock at the close of business on July 17, 2006 are entitled to receive this notice and to vote their shares at the special meeting or any adjournment or postponement of the special meeting. On the record date, there were ___________ holders of record of CD&L common stock, and 18,397,572 shares of common stock were issued and outstanding.

         Adoption of the merger agreement requires that the holders of a majority of the shares of CD&L's common stock issued and outstanding on the record date vote in favor of the same.

         AFTER CAREFUL CONSIDERATION, THE CD&L BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AT THE SPECIAL MEETING, EACH OF WHICH ARE DESCRIBED IN DETAIL IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

         Please review the proxy statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the special meeting.

         By the Order of the CD&L, Inc. Board of Directors,

                                                          /s/ Mark T. Carlesimo
                                                          Mark T. Carlesimo
                                                          Secretary

South Hackensack, New Jersey

July __, 2006



--------------------------------------------------------------------------------

                 PROPOSED MERGER -- YOUR VOTE IS VERY IMPORTANT



         PLEASE DO NOT SEND YOUR STOCK CERTIFICATES TO US AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING SURRENDER OF YOUR CERTIFICATES.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. EVEN IF YOU HAVE SUBMITTED A PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FOLLOWING THE INSTRUCTIONS SET FORTH ON PAGE 11 OF THE ACCOMPANYING PROXY STATEMENT. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING...................................................ii
SUMMARY...........................................................................................................1
THE SPECIAL MEETING..............................................................................................10
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION......................................................13
MARKET PRICE AND DIVIDEND INFORMATION............................................................................14
THE PARTIES INVOLVED IN THE MERGER...............................................................................15
THE MERGER.......................................................................................................17
THE MERGER AGREEMENT.............................................................................................27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................35
STOCKHOLDER APPRAISAL RIGHTS.....................................................................................46
FUTURE STOCKHOLDER PROPOSALS.....................................................................................49
WHERE YOU CAN FIND MORE INFORMATION..............................................................................49

AGREEMENT AND PLAN OF MERGER.............................................................................APPENDIX A
OPINION OF SCURA, RISE & PARTNERS LLC....................................................................APPENDIX B
VOTING AGREEMENT.........................................................................................APPENDIX C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE......................................APPENDIX D

                           QUESTIONS AND ANSWERS ABOUT
                       THE MERGER AND THE SPECIAL MEETING

The following questions and answers briefly address some questions you may have about the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of CD&L. Please refer to the more detailed information contained elsewhere in this proxy statement and the appendices to this proxy statement. In this proxy statement, the terms "we," "us," "our" and "CD&L" refer to CD&L, Inc., the term "Velocity" refers to Velocity Express Corporation, and the term "NEWCO" refers to CD&L Acquisition Corp., a newly-formed wholly-owned subsidiary of Velocity.

THE MERGER

Q:           WHY ARE WE HOLDING THE SPECIAL MEETING?

A:           We are holding the special meeting for the following purposes:

                      (1) We are asking our holders of our common stock to vote
             on a proposal to adopt the Agreement and Plan of Merger, dated as of July 3, 2006 (the "merger agreement"), by and among CD&L, Velocity and NEWCO, a wholly owned subsidiary of Velocity, and approve the transactions contemplated by the merger agreement, including the merger provided for therein (the "merger"). If the merger agreement is adopted by the stockholders and the other closing conditions contained in the merger agreement are satisfied or waived, we will become a wholly-owned subsidiary of Velocity. A copy of the merger agreement is attached as Appendix A to this proxy statement and is incorporated by reference in this proxy statement; and

                      (2) to transact such other business as may properly come
             before the special meeting and any adjournment or postponement of the special meeting.

Q:           WHAT WILL I BE ENTITLED TO RECEIVE PURSUANT TO THE MERGER?

A: If the merger is completed, you will be entitled to receive $3.00 in cash, without interest, for each share of common stock that you own at the effective time of the merger.

Q:           WHY IS OUR BOARD OF DIRECTORS RECOMMENDING ADOPTION OF THE MERGER
             AGREEMENT?

A: Our board of directors has approved and adopted the merger agreement and the transactions it contemplates, including the merger, and has determined that the merger agreement and the transactions it contemplates, including the merger, are advisable and in the best interests of CD&L and its stockholders. See "The Merger--Recommendation of Our Board of Directors" for a more complete discussion of why the board is recommending approval of the merger agreement.

Q:           IS THE MERGER SUBJECT TO THE SATISFACTION OF ANY CONDITIONS?

A:           There are very limited conditions to consummation of the merger.
             Before the merger can be completed, we must obtain stockholder approval and there must not be an order of a court or other governmental authority to restrain the merger. See "The Merger Agreement--Conditions to the Merger" for a more complete discussion of the conditions to the merger.

             Simultaneous with its execution of the merger agreement, Velocity acquired all of our outstanding 10% Series A convertible subordinated debentures (the "Series A debentures"), Series A preferred stock, common stock purchase warrants issued in 1999 and certain shares of common stock from the holders thereof. See "Summary--Series A Preferred Stock, Common Stock and Warrant Purchase Agreements" and "Summary--Series A Convertible Subordinated Debenture Purchase Agreement." Velocity then converted the debentures and preferred stock and exercised the warrants. As a result of those transactions, Velocity owns 9,036,261 shares of our common stock, representing 49.1% of the outstanding shares of common stock. Furthermore, certain individuals from whom Velocity has purchased the Series A debentures agreed to vote 1,346,270 shares, or 7.3% of the outstanding shares of common stock, in favor of the merger (the "voting agreement"). Velocity has also agreed to limit its voting rights and terminate the voting agreement if there is a Superior Competing Transaction (discussed below). However, if there is no Superior Competing Transaction, Velocity has (in combination with the individuals subject to the voting agreement) voting authority or rights over sufficient shares of our common stock to assure that the merger agreement receives stockholder approval.

Q:           WHEN DO THE PARTIES EXPECT TO COMPLETE THE MERGER?

A: If the merger agreement is approved at the special meeting and the conditions of the merger have been satisfied or waived, we expect the merger to be completed promptly after the special meeting. Nevertheless, we cannot assure you that this will occur.

Q: WHAT ARE THE U.S. FEDERAL TAX CONSEQUENCES OF THE MERGER TO CD&L'S STOCKHOLDERS?

A:           Generally, the merger will be taxable to our stockholders for U.S.
             federal income tax purposes. A holder of our common stock receiving cash pursuant to the merger will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder's adjusted tax basis in the common stock surrendered. See "The Merger--Material U.S. Federal Income Tax Consequences" for a more complete discussion of the U.S. federal income tax consequences of the merger. THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR OWN SITUATION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Q:           SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. A description of how to surrender your shares for payment if the merger is completed follows this question. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:           IF THE MERGER IS COMPLETED, HOW WILL I RECEIVE PAYMENT FOR MY
             SHARES?

A: If the merger is completed, you will receive a letter of transmittal with instructions on how to send your stock certificates to American Stock Transfer & Trust Company, which has been selected to act as paying agent in connection with the merger. You will receive payment for your shares from the paying agent after you comply with these instructions. If your shares of common stock are held for you in "street name" by your broker, you should receive instructions from your broker as to how to surrender these shares and receive payment for them.

Q:           ARE APPRAISAL RIGHTS AVAILABLE?

A: Holders of our common stock are entitled to appraisal rights in connection with the proposed merger.

THE SPECIAL MEETING

Q:           WHY AM I RECEIVING THESE MATERIALS?

A: You are receiving this proxy statement and proxy card because our records indicate that you own shares of our common stock. Our board of directors is providing these proxy materials to give you information for use in determining how to vote your shares of common stock at the special meeting.

Q:           WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting of stockholders will be held on August 17, 2006 at 10:00 a.m., local time, at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068.

Q:           ON WHAT AM I BEING ASKED TO VOTE?

A: You are being asked to vote on a proposal to adopt the merger agreement, dated as of July 3, 2006, among CD&L, Velocity and NEWCO, which provides for the merger of NEWCO with and into CD&L and the conversion of each outstanding share of our common stock, other than shares held by CD&L or by Velocity or any of their subsidiaries, into the right to receive $3.00 in cash, without interest.

Q:           WHO IS ENTITLED TO VOTE?

A: Only holders of our common stock at the close of business on July 17, 2006 are entitled to vote at the special meeting. On the record date, there were _________ holders of record of the common stock, and 18,397,572 shares of common stock were issued and outstanding. Stockholders will be entitled to one vote for each full share of common stock held.

Q:           WHAT VOTE IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

A: The affirmative vote of a majority of the shares of our common stock issued and outstanding on the record date is required to adopt the merger agreement.

Q:           ARE THERE ANY AGREEMENTS WITH VELOCITY WITH RESPECT TO VOTING?

A: Yes. Velocity has an agreement with several individuals from whom it purchased our Series A Convertible Debentures to vote the 1,346,270 shares owned by them in favor of the merger agreement. Further, Velocity owns 9,036,261 shares of our common stock as a result of purchases of our common stock and convertible securities it made on July 3, 2006. Velocity has agreed to vote in favor of the merger agreement, so we expect that the proposal will be approved.

Q:           WHAT DO I NEED TO DO NOW?

A: Please submit a proxy for your shares as soon as possible, so that your shares are represented at the special meeting.

             PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

             If you attend the special meeting, you may vote in person if you wish by completing a ballot at the special meeting, whether or not you have already signed, dated and returned your proxy card.

             Please review this proxy statement for more complete information regarding the matters proposed for your consideration at the special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER OR NOMINEE, WILL MY BROKER OR NOMINEE VOTE MY SHARES FOR ME?

A: Your broker or nominee will vote your shares only if you provide instructions on how you want your shares to be voted. You should follow the directions provided by them regarding how to instruct them to vote your shares. You may vote in person at the special meeting if you obtain written authorization in your name from your broker or other nominee and bring evidence of your stock ownership from your broker or other nominee. Please contact your broker or other nominee to determine how to vote by mail.

Q: WHAT HAPPENS IF I SIGN AND RETURN MY PROXY CARD, BUT I DO NOT INDICATE HOW TO VOTE?

A: If you properly sign and return your proxy card, but do not include instructions on how to vote, your shares of common stock will be voted "FOR" adoption of the merger agreement. Our management does not currently expect that any other proposal will be considered at the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

Q:           WHAT HAPPENS IF I ABSTAIN FROM VOTING ON THE PROPOSAL?

A: If you return your proxy card with instructions to abstain from voting on the proposal to adopt the merger agreement, your shares will be counted for determining whether a quorum is present at the special meeting and will have the effect of a vote "AGAINST" the proposal to adopt the merger agreement.

Q:           WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD OR OTHERWISE DO NOT
             VOTE?

A: Your failure to return a proxy card or otherwise vote will mean that your shares will not be counted toward determining whether a quorum is present at the special meeting and will have the effect of a vote "AGAINST" the proposal to adopt the merger agreement.

Q:           CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A: Yes. You may change your vote by revoking your proxy at any time before the polls close at the applicable special meeting. If you are a registered holder of our common stock, you can do this in any of the following ways:

             o by sending a written notice to us at the address specified below stating that you would like to revoke your proxy;

             o by completing and submitting a new, later-dated proxy card by mail to the address specified below; or

             o by attending the special meeting and voting in person. Your attendance at the special meeting alone will not revoke your proxy. You must also vote at the special meeting in order to revoke your previously submitted proxy.

             You should send any notice of revocation or your completed new, later-dated proxy card, as the case may be, to CD&L, Inc., c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY, 10038.

             If your shares are held in "street name," you must contact your broker or other nominee and follow the directions provided to you in order to change your vote.

Q:           WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF MATERIALS?

A: This means you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to cause all of the shares you own to be voted. Each proxy card you receive comes with its own prepaid return envelope; if you submit a proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:           WHO CAN HELP ANSWER MY QUESTIONS?

A: If you would like additional copies, without charge, of this proxy statement, or if you have questions about the merger, including procedures for voting your shares, you should contact:

                 Mark T. Carlesimo, Esq.
                 c/o CD&L, Inc.
                 80 Wesley Street
                 South Hackensack, NJ  07606
                 (201) 487-7740

MATTERS PERTAINING TO DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES

Q:           HOW WILL THE MERGER AFFECT OPTIONS TO ACQUIRE OUR COMMON STOCK?

A: If the merger is completed, each outstanding stock option granted under a CD&L stock option or stock incentive plan will become exercisable in full and then canceled, and the holder will be entitled to receive a cash payment, net of applicable taxes, in an amount equal to the product of:

             o the excess, if any, of $3.00 (or, if higher and required pursuant to the terms of the applicable plan, the highest closing price of the common stock during the 5 business days preceding the merger) over the exercise price of the option; and

             o    the number of shares then subject to the option.

Q: WHAT ARE THE CONSEQUENCES OF THE MERGER TO THE MEMBERS OF OUR BOARD OF DIRECTORS AND OUR OFFICERS?

A: Like all other stockholders, the members of our board of directors and our executive officers will be entitled to receive $3.00 in cash for each share of common stock that they own or are entitled to receive on the exercise of stock options (net of the option exercise price). In addition, certain of our officers and directors owned CD&L 10% Series A debentures. Simultaneously with the execution of the merger agreement, all of the holders of the Series A debentures entered into a Series A Convertible Debenture Purchase Agreement (the "debenture purchase agreement") with Velocity pursuant to which they sold the Series A debentures for $3.25 per share in cash for each of the shares of common stock that they were entitled to receive upon conversion of the Series A debentures and agreed to waive rights of first refusal which they had with respect to the Series A preferred stock which Velocity purchased from the holders thereof on July 3, 2006 simultaneously with its purchase of the Series A debentures. The members of our board of directors and our executive officers have received or will be entitled to receive the payments described above with respect to any common stock, stock options and Series A debentures that they held or hold and certain officers will be entitled to receive change of control payments under their employment agreements with CD&L. See "The Merger--Interests of Our Directors and Executive Officers in the Merger" for a more complete discussion of the payments that members of our board of directors and our executive officers received for their Series A debentures and will receive for their common stock and stock options, as well as a discussion of other interests they may have in the merger.

                                     SUMMARY

         This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement and the other documents to which this document refers to understand fully the proposed merger of NEWCO with and into CD&L, resulting in CD&L becoming a wholly owned subsidiary of Velocity. See "Where You Can Find More Information." A copy of the merger agreement dated July 3, 2006, by and among Velocity, CD&L and NEWCO is attached as Appendix A to this proxy statement and is incorporated by reference in this proxy statement.

PARTIES TO THE MERGER (PAGE 15)

CD&L, INC.

         We are a leading national, full-service provider of customized, same-day, time-critical delivery services to a wide range of commercial, industrial and retail customers. We provide our services throughout the United States.

VELOCITY EXPRESS CORPORATION

         Velocity and its subsidiaries are engaged in the business of providing same-day transportation and distribution/logistics services to individual consumers and businesses. Velocity operates primarily in the United States, with limited operations in Canada.

         Velocity has one of the largest nationwide networks of time-critical logistics solutions in the United States and is a leading provider of scheduled, distribution and expedited logistics services. Velocity's customers are comprised of multi-location, blue chip customers with operations in the commercial and office products, financial, healthcare, transportation and logistics, technology, and energy sectors.

CD&L ACQUISITION CORP.

         NEWCO is a newly-formed Delaware corporation and wholly-owned subsidiary of Velocity. NEWCO was organized for the purpose of entering into the merger agreement and completing the merger and the other transactions it contemplates. NEWCO has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING (PAGE 10)

         The special meeting will be held on August 17, 2006, at 10:00 a.m., local time, at Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068. A failure to vote your shares of common stock or an abstention will have the same effect as a vote against adoption of the merger agreement.

RECORD DATE (PAGE 10)

         You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on July 17, 2006, the record date for the CD&L special meeting. On the record date, there were 18,397,572 shares of common stock issued and outstanding.

MEETING QUORUM; VOTE REQUIRED (PAGE 10)

         A majority of the shares of our common stock issued and outstanding on the record date must be present in person or represented by proxy to establish a quorum for the transaction of business at the special meeting.

         Adoption of the merger agreement and approval of the transactions contemplated by the merger agreement by our stockholders requires that a majority of the shares of common stock issued and outstanding on the record date vote in favor thereof.

THE MERGER (PAGE 17)

         At the effective time of the merger:

         o NEWCO will merge with and into CD&L, with CD&L being the surviving corporation and wholly owned subsidiary of Velocity;

         o each issued and outstanding share of our common stock, other than shares whose holders have asserted and perfected appraisal rights, will be canceled and converted into the right to receive $3.00 per share in cash; and

         o all of the issued and outstanding shares of NEWCO common stock will be converted into one share of common stock of CD&L, as the surviving corporation.

The merger will become effective upon the filing of a certificate of merger with the office of the Delaware Secretary of State. Assuming the adoption of the merger agreement at the special meeting and no litigation with respect thereto, we anticipate that the merger will be completed promptly after the special meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE 21)

         On June 26, 2006, after careful consideration the CD&L board of directors determined that the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interests of CD&L and its stockholders. Accordingly, the board of directors recommends that you vote "FOR" the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement.

OUR REASONS FOR THE MERGER (PAGE 21)

         Our board of directors consulted with senior management and our financial and legal advisors and considered a number of factors that are identified in further detail under "The Merger--Reasons For the Merger" in reaching its decisions to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, and to recommend that our stockholders vote "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement. Some of those factors include:

         o The relationship of the $3.00 per share cash merger consideration to the then current trading price and historical trading prices of our common stock, including the fact that the cash merger consideration represents a premium of more than 33 percent over the closing sale price of $2.24 per share of our common stock on the American Stock Exchange on June 23, 2006, the trading day immediately prior to the date on which our board and Velocity's board approved the transaction;

         o The fact that the merger consideration to be received by our stockholders pursuant to the merger will consist entirely of cash, which will provide liquidity and certainty of value to our stockholders;


         o The opinion of Scura, Rise & Partners LLC, or SRP, that, based upon and subject to the assumptions made, matters considered and limitations on the review undertaken in connection therewith, their experience as investment bankers, their work as described in their opinion, and other factors they deemed relevant, as of June 26, 2006, the merger consideration was fair, from a financial point of view, to the holders of shares of our common stock (the full text of the written opinion of SRP is attached as Appendix B to this proxy statement, and you are urged to and should read that opinion carefully and in its entirety);


         o The experience of SRP in analyzing the financial terms of mergers, including SRP's presentations to our board of directors and the financial analyses contained therein;

         o Our current and historical financial condition and results of operations;


         o Our strategic plans and current financial projections, including the risks of failure to successfully implement those strategic plans and achieve those projections, particularly compared to the risks and benefits of the merger;


         o The possible alternatives to the merger, including continuing to operate CD&L on a stand-alone basis and the risks associated therewith, including the risks identified in reports we have filed with the Securities and Exchange Commission, or SEC; and


         o The terms and conditions of the merger agreement, which our board of directors believes will not preclude a superior competing proposal, and the course of negotiations of the merger agreement.

The information and factors set forth above represent some of the factors considered by our board included in the description of factors considered by our board under "The Merger--The Reasons for the Merger." In view of the variety of factors considered in connection with the evaluation of the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights or values to any of these factors, and individual directors may have given different weights to different factors.

SERIES A PREFERRED STOCK, COMMON STOCK AND WARRANT PURCHASE AGREEMENTS

         On July 3, 2006, Velocity entered into a Series A Preferred Stock and Warrant Purchase Agreement with BNP Paribas ("Paribas") and two Series A Preferred Stock, Common Stock and Warrant Purchase Agreements with Exeter Capital Partners IV, L.P. ("Exeter IV"), one of which related to securities purchased on June 30, 2006 by Exeter IV from the United States Small Business Administration as receiver for Exeter Venture Lenders, L.P. ("Exeter I") and one relating to our securities held by Exeter IV prior to that date (collectively, the "preferred purchase agreements"). Under the preferred purchase agreements, Velocity purchased the following securities at the following prices:

                                                            SERIES A PREFERRED STOCK
                                                            ------------------------
                                 NUMBER OF PREFERRED      AS CONVERTED TO       PER COMMON SHARE        AGGREGATE
                                       SHARES                 COMMON            PURCHASE PRICE       PURCHASE PRICE
                                -------------------      ---------------       ----------------        ---------
Paribas                                262,467              2,624,670                2.10              $5,511,807
Exeter IV                              131,234              1,312,340                3.00              $3,937,020


                                         COMMON STOCK PURCHASE WARRANTS (EXERCISABLE AT $.001 PER SHARE)
                                         ---------------------------------------------------------------
                                    NUMBER OF WARRANTS        PER SHARE PURCHASE PRICE     AGGREGATE PURCHASE PRICE
                                    ------------------        ------------------------     ------------------------
Paribas                                   337,500                       2.10                       $708,750
Exeter IV                                 168,750                       3.00                       $506,250


                                                                  COMMON STOCK
                                                                  ------------
                                     NUMBER OF SHARES         PER SHARE PURCHASE PRICE     AGGREGATE PURCHASE PRICE
                                     ----------------         ------------------------     ------------------------
Exeter IV                                 656,168                       3.00                      $1,968,504

         All payments to Paribas were made in cash. Payments to Exeter IV were made as follows: (a) as to the securities it historically owned, Exeter IV received 3,205 units, each consisting of a 12.0% senior secured promissory note in the principal amount of $1,000 and warrants to purchase up to 345 shares of Velocity common stock at a price of $1.20 per share. Velocity simultaneously sold additional units to investors at a price of $1,000 per unit (i.e., so that based on such unit price Velocity effectively paid Exeter IV $3.00 per share of CD&L common stock and common stock equivalent) and (b) as to the securities that Exeter IV acquired on June 30, 2006 from Exeter I, Exeter IV received 2,465,418 shares of Velocity common stock having an agreed upon value of $1.30 per share (so that Velocity effectively paid Exeter IV $3.00 per share of CD&L common stock and common stock equivalent for such CD&L securities on an as-converted basis, based on such value).

         Shortly after consummation of such purchases, Velocity provided notice of conversion of the Series A preferred stock, effective as of July 11, 2006, into an aggregate of 3,937,010 shares of our common stock, and exercised the 506,250 warrants on a cashless basis for an aggregate exercise price of $506.25, so that it received 506,075 shares. As a result, under the preferred purchase agreements, Velocity acquired an aggregate of 5,099,253 shares of our common stock.

SERIES A CONVERTIBLE SUBORDINATED DEBENTURE PURCHASE AGREEMENT

         On July 3, 2006, Velocity entered into a Series A Convertible Subordinated Debenture Purchase Agreement (the "debenture purchase agreement") with the 14 individuals who held all of our Series A debentures in the aggregate principal amount of $4 million, including Albert W. Van Ness, Jr., our Chairman and Chief Executive Officer, William T. Brannan, our President and a director, Michael Brooks, our Group Operations President and a director, Russell Reardon, our Chief Financial Officer, Mark T. Carlesimo, our General Counsel, Matthew J. Morahan, one of our directors, Peter Young, one of our directors, five other officers of subsidiaries of CD&L, a consultant to CD&L, and one other individual (the "Series A debenture sellers"). Under the debenture purchase agreement, Velocity purchased the Series A debentures as follows:

                        PRINCIPAL AMOUNT OF         AS CONVERTED
SELLER                       DEBENTURES             COMMON SHARES        PER COMMON SHARE PRICE    AGGREGATE PRICE
------                       ----------             -------------        ----------------------    ---------------
Albert W. VanNess, Jr.        $600,000                    590,551                $3.25               $1,919,291.34
William T. Brannan             600,000                    590,551                 3.25                1,919,291.34
Michael Brooks                 600,000                    590,551                 3.25                1,919,291.34
Russell Reardon                600,000                    590,551                 3.25                1,919,291.34
Mark T. Carlesimo              100,000                     98,425                 3.25                  319,881.89
Matthew J. Morahan             200,000                    196,851                 3.25                  639,763.78
Peter Young                    100,000                     98,425                 3.25                  319,881.89
Other Series A               1,200,000                  1,181,103                 3.25                3,838,581.50
Debenture Sellers (7
persons)


         The Series A debenture sellers had been parties to a stockholders agreement with CD&L and the holders of the Series A preferred stock under which the Series A debenture sellers had a right of first refusal to acquire the Series A preferred stock. As a condition to the debenture purchase agreement, the Series A debenture sellers waived those rights of first refusal so that Velocity could purchase the Series A preferred stock from Paribas and Exeter IV.

         Shortly after consummation of the debenture purchase, Velocity converted the Series A debentures into an aggregate of 3,937,008 shares of our common stock. As a result of this conversion and the preferred purchase agreements, as of July 17, 2006, Velocity owns 9,036,261 shares of our common stock, representing 49.1% of our shares of common stock outstanding on the record date. In this proxy statement we refer to the debenture purchase agreement and the preferred purchase agreements collectively as the "securities purchase agreements."

VOTING AGREEMENT (PAGE 34)

         As a condition to entering into the merger agreement and the debenture purchase agreement, Velocity required that each of Albert Van Ness, Jr., William
T. Brannan, Michael Brooks, Russell J. Reardon, Matthew J. Morahan, Vincent P. Brana (a consultant to CD&L and a former officer of CD&L) and Jack McCorkell (an officer of one of our subsidiaries) enter into a voting agreement. Under the voting agreement each such stockholder agreed to vote in favor of the merger and the merger agreement and against any action which would result in a breach of the merger agreement or voting agreement. The voting agreement also provides that such stockholders will vote against any extraordinary corporate transaction, sale or transfer of assets, change to the Board of Directors, change in capitalization, charter or bylaws, change to the structure or business of CD&L, or any other action which would potentially interfere, delay or adversely affect the merger or transactions contemplated thereby. The prohibition does not apply to a vote for a competing merger offer that the Board determines to be on more favorable terms than the Velocity merger agreement, provided that the Board recommends the stockholders do not approve the merger transaction with Velocity. The voting agreement will terminate upon the earlier of the termination of the merger agreement, in accordance with its terms, or the effective date of the merger.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS (PAGE 45)

         As of July 17, 2006, our directors and executive officers held and were entitled to vote, in the aggregate, 1,010,349 shares of our common stock, representing 5.5% of the then outstanding shares of our common stock. As stated above, certain of our directors and executive officers have entered into a voting agreement with Velocity pursuant to which they have agreed to vote all of their shares of common stock "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, provided that these restrictions shall not apply to a vote in connection with a "superior competing transaction" (as defined below), if such vote is made subsequent to our board's withholding, withdrawal or modification of its recommendation to the holders of our common stock as a result of such a transaction (See "The Merger -- Voting Agreements").

OUR STOCKHOLDERS WILL BE ENTITLED TO RECEIVE $3.00 IN CASH PER SHARE, WITHOUT INTEREST, FOR EACH SHARE OF COMMON STOCK THEY OWN (PAGE 35)

         Upon completion of the merger, each issued and outstanding share of our common stock, other than shares held by us or Velocity or its subsidiaries, will be converted into the right to receive $3.00 per share in cash, without interest.

TREATMENT OF OUTSTANDING STOCK OPTIONS (PAGE 36)

         Velocity will not assume any options or warrants to purchase shares of our common stock or any securities convertible into shares of our common stock. If the merger is completed, each outstanding stock option granted under a CD&L stock option or stock incentive plan will become exercisable in full and then canceled, and the holder will be entitled to receive a cash payment, net of applicable taxes, in an amount equal to the product of:

         o the excess, if any, of $3.00 (or, if higher and required pursuant to the terms of the applicable plan, the highest closing price of the common stock during the 5 business days preceding the merger) over the exercise price of the option; and

         o   the number of shares then subject to the option.

FAIRNESS OPINION OF SCURA, RISE & PARTNERS LLC (PAGE 23)

         We engaged SRP to act as our financial advisor in connection with the proposed merger and to render an opinion as to whether, as of the date of its opinion, the consideration to be received by our common stockholders pursuant to the merger agreement, taking into account the amount and form of consideration and taking into account the consideration to be received by our securityholders pursuant to the securities purchase agreements, was fair to our common stockholders from a financial point of view. SRP provided its opinion to our board of directors and our committee of independent directors in connection with their consideration of the merger. SRP's written opinion letter dated June 26, 2006, which is attached as Appendix B to this proxy statement, describes the matters that SRP considered and various assumptions, limitations and qualifications to its opinion. SRP's opinion is not a recommendation as to how any of our stockholders should vote or act with respect to the merger. We agreed to pay SRP a fee for these services, the principal portion of which is payable upon completion of the merger.

OUR DIRECTORS AND OFFICERS HAVE INTERESTS IN THE TRANSACTION THAT MAY BE DIFFERENT FROM, OR IN ADDITION TO, INTERESTS OF OUR STOCKHOLDERS GENERALLY (PAGE
28)

         Like all other stockholders, the members of our board of directors and our executive officers will be entitled to receive $3.00 in cash for each of the shares of common stock that they own or are entitled to receive on the exercise of stock options (net of the exercise price). Certain officers and directors also received $3.25 in cash for each of the shares of common stock that they were entitled to receive upon conversion of the Series A debentures that they owned plus their waiver of their rights of first refusal with respect to Velocity's purchase of the Series A preferred stock.

         The merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue following the effective time of the merger as well as insurance for a period of six years following the effective time of the merger covering the individual's service to us as a director or officer.

We had entered into employment agreements containing a change in control severance provision with Albert W. Van Ness, Jr., William T. Brannan, Michael Brooks, Russell J. Reardon and Mark T. Carlesimo, each of whom is one of our executive officers. Each of the agreements provides for specified payments and benefits if the executive's employment is terminated within 180 days, following a change in control of CD&L. Completion of the merger will constitute a change in control of CD&L within the meaning of these agreements. We will be required to make the required severance payments to any of these individuals upon the closing of the merger if their employment with CD&L terminates prior to or upon the effectiveness of the merger, and Velocity will fund these payments. Simultaneous with the signing of the merger agreement, each of the executives entered into a letter agreement with CD&L for the purposes of (i) amending such employment agreement to change the period post-merger during which they are protected from termination of employment from "180 days" to "one year from the Effective Date of the Merger", (ii) clarifying that so long as notice of termination is given within such one-year period, the executive shall be entitled to receive change in control benefits even if he continues to be employed after the effective date, and (iii) setting forth the lump sum amounts that would be required to be paid under the employment agreements if termination were effective immediately upon consummation of the merger transaction (including two year executive life insurance premium and car allowance). The letter agreement also stated that in the event of the death or disability of any of the executives, such executive shall be entitled to the change of control benefits described in the letter agreement rather than the payments he would have received under the employment agreement for a termination upon death or disability, and provided for a gross-up if certain tax liabilities were incurred. The change of control benefits, before gross up payments if any, would be as follows if such employees were terminated:

                      Albert W. Van Ness, Jr.         $1,009,233
                        William T. Brannan              $894,786
                          Michael Brooks                $890,710
                        Russell J. Reardon              $897,840
                         Mark T. Carlesimo              $576,990

         As of the date hereof, it is anticipated that the employment of Albert
W. Van Ness, Jr. will be terminated as of the effective date of the merger and he will receive the above payment. Velocity is negotiating employment offer letters with Michael Brooks, William T. Brannan, Russell J. Reardon, and Mark T. Carlesimo, and it is anticipated that each individual will become an employee of Velocity and not receive the payments above unless such employment is terminated within one year after the effective date of the merger.

         We have entered into a consulting agreement with Thomas E. Durkin III, one of our directors, pursuant to which Mr. Durkin provides consulting services to us with respect to business and financial matters. His focus is on merger and acquisition activities, including developing strategies, evaluating, structuring and negotiating potential transactions and otherwise assisting our chief executive officer with respect to such matters. He has been our principal negotiator with respect to the merger with Velocity. In consideration for his services, we pay Mr. Durkin an hourly fee of $125, and if our chief executive officer requests Mr. Durkin to work on a particular transaction, as he has with respect to the Velocity transaction, we must pay Mr. Durkin a fee of at least $300,000 upon consummation of such transaction, plus such other amounts, if any, as the chief executive officer may authorize. The consulting agreement was amended on July 3, 2006, to provide that, in addition to the $300,000 fee, Mr. Durkin will receive from Velocity warrants to acquire 133,334 shares of Velocity common stock at a price of $1.50 per share. It is anticipated that following the effective date of the merger, Mr. Durkin will join the board of directors of Velocity and become a consultant to Velocity, assisting in transition matters.

A NUMBER OF CONDITIONS MUST BE SATISFIED OR WAIVED TO COMPLETE THE MERGER (PAGE 42)

         Before the merger can be completed, a number of conditions must be satisfied or waived. These conditions include:

         o the requisite approval of the merger agreement by the holders of our common stock. Unless there is a superior competing transaction (as defined below), Velocity, through its ownership of common stock acquired under the securities purchase agreements and its rights under the voting agreement, has or controls the vote of a majority of the outstanding shares of our common stock, and has indicated that it will vote to adopt the merger agreement;

         o there is no statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental authority of competent jurisdiction directing that the merger transaction not be consummated, provided that each party has used all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated; and

         o all governmental consents, orders and approvals legally required for the consummation of the merger shall have been obtained and be in effect at the effective time of the merger, and all waiting periods imposed by applicable law shall have expired or been terminated. We do not believe there are governmental consents necessary to complete the merger transaction.

LIMITATIONS ON OUR SOLICITATION OF COMPETING PROPOSALS (PAGE 37)

         We have agreed that we and our representatives will cease any existing activities, discussions or negotiations with any third party with respect to any competing transactions, and have agreed that neither we nor our representatives will solicit, initiate, knowingly encourage or facilitate any third-party acquisition proposals.

         If we receive a competing offer or inquiry from a third party, we must advise Velocity orally and in writing of:

         o the receipt of such offer or an inquiry which could reasonably be expected to lead to a competing offer;

         o   the identity of the party submitting such offer or inquiry; and

         o   the material terms and conditions of such offer.

We must keep Velocity reasonably informed on a current basis of the status and details of any such offer (including amendments and proposed amendments), proposal or inquiry in a timely manner. Our board of directors may withhold, withdraw or materially modify its recommendation to our stockholders of the merger agreement or the merger in response to a competing offer that our board believes will result in a superior competing transaction (defined below). We must provide prior written notice to Velocity of any such action and give Velocity the opportunity to discuss the superior competing transaction for a period of seven business days after such notice, and after seven business days our board must determine in good faith that the competing offer is reasonably likely to result in a superior competing transaction.

         If we receive a bona fide, unsolicited, written proposal or offer for a competing transaction by a third party which:

         o   our board:

                  - determines in good faith, after consulting with our financial advisor, will result in, or is reasonably likely to lead to, a transaction more favorable to our stockholders than the merger with Velocity, and

                  - after consulting with counsel, reasonably determines that failure to entertain the third-party proposal would result in a breach of its fiduciary duties;

         o   is reasonably capable of being consummated, and

         o is subject to a confidentiality agreement with the third party on terms no less favorable to us, in all material respects, than the confidentiality agreement with Velocity,

which is referred to as a "superior competing transaction," we may furnish to the third party information with respect to CD&L and participate in discussions and negotiations with the third party provided that we have delivered prior written notice to Velocity that we intend to take such actions.

HOW THE MERGER AGREEMENT MAY BE TERMINATED (PAGE 42)

         CD&L and Velocity can agree to terminate the merger agreement at any time upon the approval of their respective boards of directors.

         Either CD&L or Velocity can terminate the merger agreement if:

         o any court of competent jurisdiction in the United States or other governmental authority shall have issued a final, non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger;

         o holders of our common stock fail to adopt the merger agreement at the special meeting; or

         o   the merger shall not have occurred on or before December 30, 2006.

         Velocity may terminate the merger agreement if:

         o we materially breach our covenant not to solicit a business combination transaction in competition with the merger, or if our board of directors withholds, withdraws or materially modifies its recommendation of the merger agreement or the merger in a manner adverse to Velocity.

         CD&L can terminate the merger agreement if:

         o our board of directors withholds, withdraws or materially modifies its recommendation of the merger agreement or the merger to our stockholders in response to an executed agreement constituting a superior competing transaction after giving Velocity a reasonable opportunity to discuss the superior competing transaction and any proposed amendments to the merger agreement with us for a period of seven business days (during which Velocity could increase the amount of the merger consideration payable to our stockholders) and we pay Velocity a termination fee of $2.5 million in cash.

WHEN WE ARE REQUIRED TO PAY A TERMINATION FEE TO VELOCITY (PAGE 43)

We are required to pay a termination fee of $2.5 million in cash to Velocity if:

         o Velocity terminates the merger agreement because of our breach of our covenant not to solicit a competing transaction; or

         o Velocity terminates the merger agreement because our board of directors withholds, withdraws or materially modifies or changes its recommendation of the merger agreement or the merger to our stockholders in a manner adverse to Velocity; or

         o we terminate the merger agreement because of a superior competing transaction.

FEDERAL INCOME TAX CONSIDERATIONS FOR OUR STOCKHOLDERS (PAGE 31)

         Generally, the merger will be taxable to our stockholders for U.S. federal income tax purposes. A holder of our common stock receiving cash pursuant to the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder's adjusted tax basis in the common stock surrendered.

OUR STOCKHOLDERS WILL HAVE APPRAISAL RIGHTS (PAGE 46)

         Holders of shares of our common stock will be entitled to exercise appraisal rights with respect to the merger under the General Corporation Law of the State of Delaware.

EXPENSES (PAGE 43)

         Each party will pay all of the fees and expenses that it incurs in connection with the merger agreement and the merger. We will pay all of the fees and expenses associated with the filing and printing of this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION (PAGE 49)

         If you would like additional copies, without charge, of this proxy statement, or if you have questions about the merger, including procedures for voting your shares, you should contact:

         Mark Carlesimo, Esq.
         c/o CD&L, Inc.
         80 Wesley Street
         South Hackensack, NJ  07606
         (201) 487-7740

                               THE SPECIAL MEETING

GENERAL

         The enclosed proxy is solicited on behalf of our board of directors for use at a special meeting of stockholders to be held on August 17, 2006, at 10:00 a.m., local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at the offices of Lowenstein Sandler, P.C., 65 Livingston Avenue, Roseland, New Jersey 07068.

         At the special meeting, holders of our common stock will be asked to:

         o vote on the proposal to adopt the agreement and plan of merger, dated July 3, 2006, among CD&L, Velocity and NEWCO, and approve the transactions contemplated by the merger agreement; and

         o transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

         We do not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

RECORD DATE AND VOTING INFORMATION

         Only holders of record of our common stock at the close of business on July 17, 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. At the close of business on the record date, 18,397,572 shares of our common stock were outstanding and entitled to vote. A list of our stockholders will be available for review at our executive offices during regular business hours beginning two business days after the notice of the special meeting is given and continuing to the date of the special meeting. The list of our stockholders will be available at the special meeting or any adjournment thereof. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held.

         All votes will be tabulated by the inspectors appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in "street name" for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers generally are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the adoption of the merger agreement. Proxies submitted without a vote by brokers on these matters are referred to as "broker non-votes."

QUORUM

         A majority of the votes entitled to be cast on the proposal to adopt the merger agreement will constitute a quorum for action on that matter. Accordingly, a majority of the shares of our common stock outstanding on the record date must be present in person or represented by proxy to establish a quorum for the transaction of business at the special meeting. If a share is represented for any matter at the special meeting, other than for the purpose of objecting to the special meeting or the transacting of business at the special meeting, it will be deemed present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         Any shares of our common stock held in treasury by us are not considered to be outstanding on the record date or otherwise entitled to vote at the special meeting for purposes of determining a quorum.

         Shares represented by proxies reflecting abstentions and properly executed broker non-votes are counted for purposes of determining whether a quorum exists.

REQUIRED VOTE

         In order to approve the merger agreement, the holders of a majority of the shares of common stock issued and outstanding on the record date must vote "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement. Absent a superior competing transaction, Velocity controls a sufficient number of votes, through ownership of common stock or through the voting agreement, to adopt the merger agreement.

         Proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as votes against adoption of the merger agreement.

         If the special meeting is adjourned or postponed for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

PROXIES AND REVOCATION OF PROXIES

         We urge you to carefully read and consider the information contained in this proxy statement and then complete, date and sign your proxy card and mail the proxy card in the enclosed postage pre-paid return envelope as soon as possible. Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If your shares are held of record in "street name" by a broker or other nominee and you wish to vote in person at the special meeting, you must obtain from the record holder a proxy issued in your name.

         Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy specifies how it is to be voted, it will be voted accordingly. If no such specification is indicated, the proxy will be voted "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement. A properly executed proxy gives the persons named as proxies on the proxy card authority to vote in their discretion with respect to any other business that may properly come before the meeting or any adjournment of the meeting.

         PLEASE DO NOT SEND IN STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE INSTRUCTIONS REGARDING THE PROCEDURES FOR EXCHANGING YOUR EXISTING CD&L STOCK CERTIFICATES FOR THE CASH MERGER CONSIDERATION.

         Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a registered holder of our common stock, your proxy may be revoked and changed:

         o by sending a written notice to CD&L, Inc., c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY, 10038, stating that you would like to revoke your proxy,

         o completing and submitting in writing, a proxy bearing a later date, or

         o by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy.

If you have given voting instructions to a broker or other nominee that holds your shares in "street name," you may revoke those instructions by following the directions given by the broker or other nominee.

EXPENSES OF PROXY SOLICITATION

         This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the notice of the special meeting of stockholders, the enclosed proxy and any additional information furnished to stockholders. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for their services.

HOUSEHOLDING

         Some banks, brokers and other nominee record holders may participate in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement, including the attached appendices, to you if you write or call Mark T. Carlesimo, Esq. at the following address or phone number:
CD&L, Inc., 80 Wesley Street, South Hackensack, NJ, 07606, (201) 487-7740.

ADJOURNMENTS

         If the special meeting is adjourned to a different place, date or time, we need not give notice of the new place, date or time if the new place, date or time is announced at the meeting before adjournment, unless a new record date is or must be set for the adjourned meeting or if the adjournment is for more than 30 days. Our board of directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ATTENDING THE SPECIAL MEETING

         In order to attend the special meeting in person, you must have been a holder of record of the common stock on July 17, 2006, the record date, hold a valid proxy from a record holder or be our invited guest. You will be asked to provide proper identification at the registration desk on the day of the meeting or any adjournment of the meeting.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This proxy statement contains forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary," "The Merger," "The Merger--Opinion of Our Financial Advisor" and in statements containing the words "believe," "plan," "expect," "anticipate," "intend," "estimate," "objective," "goal," "aim," "project" or other similar words or expressions, as well as statements about financial projections and their underlying assumptions, other information concerning possible or assumed future results of our operations, the expected completion and timing of the merger and other information relating to the merger. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect management's current expectations and forecasts, and actual results or developments may differ from these expectations and forecasts. In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the SEC, we believe that the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

         o risks associated with uncertainties related to the approval of the transaction by our stockholders;

         o   diversion of management time to address merger-related issues;

         o our ability to offer our products and services in new territories and markets;

         o our loss of customers or employees as a result of the announcement of the merger;

         o   a material adverse change in our financial condition;

         o   the impact of competitive services and pricing;

         o   difficulties related to the completion of the merger;

         o other economic, competitive, governmental regulatory, geopolitical, and technological factors affecting operations, pricing and services; and

         o additional risk factors, as discussed in the "Risk Factors" section of our Annual Report on Form 10-K, for the year ended December 31, 2005 filed on April 4, 2006 and our quarterly reports filed from time to time with the SEC.

                      MARKET PRICE AND DIVIDEND INFORMATION

         Our common stock is traded on the American Stock Exchange under the symbol "CDV." On July 17, 2006, there were 18,397,572 shares of common stock outstanding, held by approximately ________ stockholders of record. The following table sets forth the range of high and low sales prices per share of the common stock as reported on the American Stock Exchange for the periods indicated:

   Period                                                                        High          Low
   ----------------------------------------------------------------------------------------------------
   2004:
         First Quarter...................................................... $    1.95    $    0.76
         Second Quarter.....................................................      2.16         0.90
         Third Quarter......................................................      2.35         1.10
         Fourth Quarter.....................................................      2.00         1.25

   2005:
         First Quarter...................................................... $    2.37    $    1.36
         Second Quarter.....................................................      2.19         1.67
         Third Quarter......................................................      1.84         1.37
         Fourth Quarter.....................................................      3.48         1.30

   2006:
         First Quarter...................................................... $    3.24    $    2.10
         Second Quarter..................................................... $    2.75    $    1.59
         Third Quarter (through July 10, 2006) ............................. $    2.93    $    2.20

         On June 23, 2006, the last trading day before our board of directors approved the merger agreement, the closing price of our common stock on the American Stock Exchange was $2.24 per share. On July 3, 2006, the last trading day before our announcement of the execution of the merger agreement, the closing price of the common stock on the American Stock Exchange was $2.21 per share. On July 10, 2006, the last trading day before the date of this proxy statement, the closing price for the common stock on the American Stock Exchange was $2.90 per share. We encourage you to obtain current market quotations for the common stock before voting your shares.

         We have never declared or paid any cash dividends on our common stock, and we do not plan on paying any in the near future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors our board of directors then deems relevant. Our ability to pay cash dividends on the common stock is limited by the terms of our revolving credit facility. The merger agreement provides, among other things, that we may not pay any dividends on our common stock without Velocity's consent.

         If the merger is completed, the common stock will be delisted from the American Stock Exchange, and there will be no further public market for the common stock. In the merger, each share of common stock will be canceled and converted into the right to receive $3.00 in cash, without interest, except as discussed below under "The Merger--Appraisal Rights."

                       THE PARTIES INVOLVED IN THE MERGER

CD&L, INC.


         We are a leading national, full-service provider of customized, same-day, time-critical delivery services to a wide range of commercial, industrial and retail customers. We provide our services throughout the United States.

         We offer the following delivery services:

         o rush delivery service, typically consisting of delivering time-sensitive packages, such as critical parts, emergency medical devices and legal and financial documents from point-to-point on an as-needed basis;

         o distribution services, providing same-day delivery for many pharmaceutical and office supply wholesalers, for manufacturers to retailers and inter-branch distribution of financial documents in a commingled system;

         o facilities management, including providing and supervising mailroom personnel, mail and package sorting, internal delivery and outside local messenger services; and

         o dedicated contract logistics, providing a comprehensive solution to major corporations that want the control, flexibility and image of an in-house fleet with the economic benefits of outsourcing.

         We provide our customers with a broad range of customized, same-day, time-critical, delivery service options.

         We were incorporated in Delaware in June 1994. Our principal executive offices are located at 80 Wesley Street, South Hackensack, New Jersey 07606, and our telephone number is (201) 487-7740. Our website can be accessed at www.cdl.net; however, the contents of our website are not intended to be a part of this proxy statement.

         For more information on us, see "Where You Can Find Additional Information" on page 49.

VELOCITY EXPRESS CORPORATION

         Velocity and its subsidiaries are engaged in the business of providing same-day transportation and distribution/logistics services to individual consumers and businesses. Velocity operates primarily in the United States, with limited operations in Canada. Velocity has one of the largest nation-wide networks of time-critical logistics solutions in the United States and is a leading provider of scheduled, distribution and expedited logistic services. Velocity's customers are comprised of multi-location, national customers with operations in the commercial and office products, financial, healthcare, transportation and logistics, technology and energy sectors. Customers also include individual consumers.

         Velocity's service offerings are divided into the following categories:

         o scheduled logistics consisting of the daily pickup and delivery of parcels with narrowly defined time schedules predetermined by the customer.

         o distribution logistics consisting of the receipt of customer bulk shipments that are divided and sorted at major metropolitan locations and delivered into multiple routes with defined endpoints and more broadly defined time schedules.

         o expedited logistics consisting of unique and expedited point-to-point service for customers with extremely time sensitive delivery requirements.

         Previously known as United Shipping & Technology, Velocity reincorporated in Delaware in January 2002, at which time its name was changed to Velocity Express Corporation. Velocity's principle executive offices are located at One Morningside Drive North, Building B, Suite 300, Westport, Connecticut 06880, and its telephone number is (203) 349-4160. Velocity's website can be accessed at www.velocityexp.com; however, the contents of Velocity's website are not intended to be a part of this proxy statement.

CD&L ACQUISITION CORP.

         NEWCO is a newly-formed Delaware corporation and a wholly-owned subsidiary of Velocity. NEWCO's principal executive offices are located at: One Morningside Drive North, Building B, Suite 300, Westport, Connecticut 06880, and its telephone number is 203-349-4160. NEWCO was incorporated solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. It has not conducted any activities to date other than the activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Under the terms of the merger agreement, NEWCO will merge with and into CD&L, which will survive the merger as a wholly-owned subsidiary of Velocity, and NEWCO will cease to exist at the effective time of the merger.

                                   THE MERGER

BACKGROUND OF THE MERGER

         The possible synergistic benefits of a merger involving CD&L and Velocity were recognized by both companies for some time. Between September 2002 and September 2004, Albert W. Van Ness, Jr., CD&L's Chairman of the Board and Chief Executive Officer, met with Vincent Wasik, the Chief Executive Officer of Velocity, and representatives of TH Lee Putnam Ventures ("THLP"), one of Velocity's major stockholders, on a number of occasions to discuss the potential opportunity to merge CD&L and Velocity. The companies engaged in tentative conversations about various possible transactions, including ways in which the businesses of the two companies could be combined. In February 2004, Velocity even submitted a preliminary expression of interest with respect to a potential acquisition proposal to CD&L, which CD&L later declined.

         In October 2004, CD&L and Velocity restarted substantive discussions about a possible business combination. On October 19, 2004, Mr. Van Ness and Thomas E. Durkin III, a member of CD&L's board of directors, and representatives of Scura Rise and Partners, LLC, CD&L's financial advisor ("SRP") met with Jim Brown of THLP to discuss preliminary matters concerning a possible merger. On October 22, 2004, CD&L and Velocity entered into a confidentiality agreement to facilitate due diligence matters. Since October 2004, CD&L's interests were largely represented and communicated to Velocity by Messrs. Van Ness and Durkin.

         On February 8, 2005, Mr. Durkin and representatives of SRP met with Mr. Brown, Sasha Grutman and Fred Coulson of THLP to discuss a potential deal structure and price. Mr. Durkin reported on these preliminary discussions at CD&L's regularly scheduled board of directors meeting on February 23, 2005.

         On March 19, 2005, Velocity and CD&L executed a second confidentiality agreement to cover their exchange of confidential information as part of their respective due diligence investigations.

         On April 27, 2005, Mr. Durkin and representatives of SRP again met with Messrs. Brown, Grutman and Coulson of THLP to discuss a potential deal structure and price. Mr. Durkin summarized these negotiations for CD&L's board of directors at a regularly scheduled board meeting on June 1, 2005.

         Mr. Durkin subsequently held additional informal discussions with representatives of Velocity about the possibility of an all-cash offer and possible per share valuations. Velocity's representatives indicated that the proposed per share purchase price discussed would require the inclusion of Velocity stock as part of the merger consideration. Mr. Durkin reported on these discussions at a special meeting of the CD&L board of directors on July 13, 2005.

         Subsequently, Mr. Durkin continued his discussions with representatives of Velocity and its investment bankers with respect to a possible acquisition of CD&L by Velocity. At the CD&L board of directors' regularly scheduled meeting on August 3, 2005, Mr. Durkin reviewed Velocity's then current expression of interest whereby CD&L stockholders would have the choice of receiving either (a) $3.50 in cash per share of common stock of CD&L or (b) $3.15 in cash plus Velocity common stock valued at $0.85, or an aggregate value of $4.00, per share of CD&L common stock. Holders of no more than 50% of CD&L's common stock could elect the option to receive cash and stock. The proposal was contingent on Velocity's ability to secure third-party commitments to finance the transaction through a combination of senior and subordinated debt plus equity.

         On September 14, 2005, Mr. Durkin and representatives of SRP met with representatives of Velocity and THLP at the offices of THLP to discuss the financing of the potential merger and conduct preliminary due diligence.

         On October 18, 2005, Messrs. Durkin, Van Ness, Brown and Grutman met to discuss due diligence matters and Velocity's plan for obtaining financing for the potential merger.

         At the November 3, 2005, regularly scheduled meeting of CD&L's board of directors, Mr. Durkin reported on Velocity's efforts to raise the required financing for the potential merger. The Board agreed to give Velocity more time to arrange its required financing and make a formal offer to CD&L.

         On November 11, 2005, Messrs. Brown, Grutman and Coulson of THLP and representatives of Velocity's financial advisor held a due diligence meeting with Messrs. Van Ness and Durkin and Russell Reardon, the Chief Financial Officer of CD&L, and representatives of SRP to discuss CD&L's business and financial statements.

         On December 16, 2005, Velocity's counsel distributed an initial draft of a proposed merger agreement to CD&L and its counsel.

         On December 21, 2005, Messrs. Van Ness and Durkin and a representative of SRP met with Messrs. Brown and Grutman to discuss Velocity's proposed merger financing and post-merger capital structure.

         On January 10, 2006, CD&L's board of directors held a special meeting to discuss the status of the merger agreement negotiations with Velocity and Velocity's efforts to secure the necessary financing. Representatives of SRP reported on the status of the financing. The board also considered the steps needed to complete such a transaction. The potential merger consideration at this time consisted of a mixture of cash and Velocity common stock.

         On February 9, 2006, CD&L's board of directors held a special meeting to discuss the status of the merger agreement negotiations with Velocity and Velocity's efforts to secure the necessary financing. Mr. Scura of SRP reported on Velocity's difficulties in obtaining the necessary financing, and the parties' efforts to negotiate an all-cash deal at a potential price of $3.75 per share of CD&L common stock to provide greater certainty pending any closing of a merger transaction. The board also discussed the potential terms a break-up fee to be paid by CD&L if it accepted a better offer, or to be paid by Velocity if it failed to obtain financing under certain circumstances.

         At a regularly scheduled meeting of CD&L's board of directors on February 22, 2006, Mr. Durkin noted that follow-up due diligence was proceeding and that discussion regarding transition issues had begun. Representatives of SRP summarized the recent efforts by Velocity to obtain the required financing. Certain of CD&L's directors expressed concern with the progress of the transaction and the delays in finalizing the deal and its financing.

         On March 7, 2006, Messrs. Van Ness, Durkin and Reardon and representatives of SRP attended a meeting with representatives of THLP and various third-parties from whom Velocity potentially sought to obtain financing for the potential merger in order for these third-parties to conduct their financial due diligence regarding CD&L.

         On March 16, 2006, CD&L's board of directors held a special meeting to review the status of negotiations regarding the merger agreement and various unresolved transaction issues. Counsel to CD&L presented a current summary of the terms of the potential merger agreement being negotiated. Representatives of SRP made a presentation regarding possible market values of CD&L using various financial analyses. Concern was again expressed with respect to finalizing Velocity's financing. Based on the current status of the merger agreement and the merger price being discussed, the board of directors agreed to continue negotiating the merger agreement with Velocity, and set a 3-week deadline to reach an agreement.

         On March 30, 2006, Messrs. Van Ness and Durkin and John Wehrle, a director and chairman of the audit committee of CD&L, met with representatives of THLP and were informed that Velocity had not been able to reach agreement with its prospective senior lender to finance the potential merger. Although Velocity indicated that it was in the process of seeking a new senior lender, the parties discussed possibly restructuring the transaction to include Velocity stock. On April 3, 2006, Mr. Van Ness met separately with a representative of THLP to discuss Velocity's inability to obtain the necessary financing at the then current purchase price being discussed of $3.75 in cash per share of CD&L common stock. Mr. Van Ness was informed that the transaction as then contemplated could not be financed.

         CD&L's board of directors held a special meeting on April 7, 2006 to discuss the status of the potential transaction with Velocity. The board determined that since Velocity was at such time unable to finance the transaction, it was necessary to terminate further discussions with Velocity.

         On May 26, 2006, Mr. Brown met with Messrs. Van Ness, Durkin and Coulson to discuss a new potential deal structure from Velocity. The proposed structure provided for $3.25 for each as-converted share of common stock issuable pursuant to the Series A debentures, $2.00 for each share of common stock issuable pursuant to the Series A preferred stock, and $3.25 for each share of CD&L common stock. The proposed acquisition price was a blend of cash and stock, with holders of the Series A debentures receiving $3.25 in cash, the Series A preferred stock holders receiving $2.00 in cash, and common stockholders receiving $1.50 in cash and $1.75 in Velocity common stock. Mr. Van Ness also discussed having CD&L potentially purchase Velocity using CD&L common stock, which offer was rejected.

         On May 31, 2006, representatives of Velocity and THLP met with certain CD&L board members to present their views on financing status, rationale and financial forecast for the merger, and potential synergies to arise from the merger.

         On June 5, 2006, Velocity delivered a non-binding term sheet to CD&L containing new terms of a possible acquisition. The proposal was for $1.75 in cash and .8571 shares of Velocity common stock for each share of CD&L common stock. Messrs. Van Ness and Durkin met with Messrs. Brown and Coulson to discuss the proposal.

         On June 7, 2006 Messrs. Van Ness and Durkin met with Mr. Brown and discussed the proposal. Mr. Van Ness again explored CD&L potentially making an offer to purchase Velocity for $15 million of CD&L common stock. Mr. Brown rejected this possibility.

         On June 7, 2006, at a regularly scheduled meeting of the CD&L board of directors, the board considered Velocity's June 5 proposal and voted to reject it.

         Each of Messrs. Durkin and Wehrle separately informed Velocity of the CD&L board's decision. Whereupon Velocity's representatives informed Messrs. Durkin and Wehrle of Velocity's intention to proceed with a hostile tender offer for CD&L's common stock at a price of $2.50 per share.

         On June 8, 2006, Mr. Van Ness and CD&L's outside counsel met with representatives of Anderson and Co. to discuss actions to be taken to address a potential hostile takeover by Velocity.

         On June 9, 2006, Messrs. Van Ness and Durkin met with representatives of THLP to negotiate merger consideration. Negotiations resulted in cash consideration of $3.25 for each share of common stock issuable upon conversion of the Series A debentures and $3.00 for each outstanding share of common stock. Mr. Van Ness and Mr. Durkin were also informed that THLP was conducting separate negotiations for the purchase of the Series A preferred stock, and that the holders of the Series A debentures would be asked to provide a waiver of their rights of first refusal of such sale.

         On June 13, 2006, representatives of Velocity's financial advisors presented to Messrs. Wehrle, Durkin, Carlesimo, Brannan, Brooks and Reardon the status of the final financing that would support the terms of the proposed transaction discussed on June 9, 2006.

         On June 21, 2006, Messrs. Van Ness, Brannan and Brooks participated in a conference call with Mark Miller of Alvarez & Marsal to discuss customer, employee and independent contractor communications upon the consummation of the merger.

         Mr. Brown and Mr. Van Ness met on June 23, 2006 to develop a tentative plan for integrating the two companies following the proposed merger.

         On June 26, 2006 the board of directors of CD&L met to review the merger agreement and other material agreements related to the merger, including the voting agreement, among Velocity and certain of the Series A debenture sellers. Representatives of SRP delivered its written opinion to CD&L that, based upon and subject to the assumptions made, matters considered and limitations on the review undertaken in connection therewith, their experience as investment bankers, their work as described in their opinion, and other factors they deemed relevant, as of June 26, 2006, the merger consideration was fair, from a financial point of view, to the holders of shares of CD&L common stock. At the meeting, the independent directors met separately with CD&L's counsel and SRP to discuss the relative consideration being given to common stockholders as compared to that being given to CD&L's other securityholders. Directors who held Series A debentures were not present. The committee reported that they were satisfied that the consideration being allocated to common stockholders was a fair portion of the total consideration being paid by Velocity for CD&L as a whole. The board of directors approved and adopted the merger agreement and determined that the merger agreement and the transactions it contemplates are advisable to and in the best interests of, CD&L and its stockholders. CD&L's board of directors also recommended that CD&L's stockholders vote for the adoption of the merger agreement and approval of the transactions contemplated thereby.

         On July 3, 2006, CD&L, Velocity and NEWCO executed the merger agreement. The proposed merger was publicly announced prior to the opening of trading on July 5, 2006.

REASONS FOR THE MERGER

         In reaching its determination to approve and adopt the merger agreement and the transactions it contemplates, including the merger, and to recommend that our stockholders vote to adopt the merger agreement, the board of directors consulted with management and its financial and legal advisors. In reaching its determination, the board of directors considered the following material factors, among others:

         o The relationship of the $3.00 per share cash merger consideration to the then current trading price and historical trading prices of our common stock, including the fact that the cash merger consideration represents a premium of more than 33 percent over the closing sale price of $2.24 per share of our common stock on the American Stock Exchange on June 23, 2006, the trading day immediately prior to the date on which the boards of directors of CD&L and Velocity approved the transaction;

         o The fact that the merger consideration to be received by our stockholders in the merger will consist entirely of cash, which will provide liquidity and certainty of value to our stockholders;


         o The opinion of SRP that, based upon and subject to the assumptions made, matters considered and limitations on the review undertaken in connection therewith, as of June 26, 2006, the merger consideration to be received by our stockholders pursuant to the merger agreement, taking into account the amount and form of consideration and taking into account the consideration to be received by our stockholders pursuant to the securities purchase agreements, was fair, from a financial point of view, to the holders of shares of our common stock (the full text of the written opinion of SRP is attached as Appendix B to this proxy statement, and you are urged to and should read that opinion carefully and in its entirety);


         o The experience of SRP in analyzing the financial terms of mergers, including SRP's presentations to our board of directors and the financial analyses contained in these presentations;


         o Our current and historical financial condition and results of operations;


         o Our strategic plans and current financial projections, including the risks of failure to successfully implement those strategic plans and achieve those projections, particularly compared to the risks and benefits of the merger;


         o The possible alternatives to the merger, including continuing to operate CD&L on a stand-alone basis and the risks associated therewith, including the risks identified in reports we have filed with the SEC;

         o The terms and conditions of the merger agreement, which our board of directors believed would not preclude a superior competing proposal, and the course of negotiations of the merger agreement. Our board of directors considered in particular:


                  - the closing conditions to the merger, including the fact that the merger consideration has been delivered to the paying agent on the signing date so that there is no financing condition to Velocity's obligation to consummate the merger and virtually no other conditions except approval by our stockholders;


                  - the structure of the transaction as a merger, which would result in detailed public disclosure and a period of time prior to the consummation of the merger during which an unsolicited superior third-party proposal could be brought forth;


                  - our right to furnish information to, and participate in discussions and negotiations with, a third party that makes an unsolicited, written competing acquisition proposal if our board of directors determines in good faith, after consultation with our outside legal counsel and financial advisor, that such proposal will result in, or is reasonably likely to lead to, a transaction that is more favorable from a financial point of view to our stockholders than the merger, that failure to entertain the third-party proposal may result in a breach of the board's fiduciary duties and that is reasonably capable of being consummated;


                  - our right to terminate the merger in order to accept a superior competing transaction, subject to certain conditions and payment of a termination fee to Velocity; and


                  - the termination fee provisions of the merger agreement, and a comparison of those provisions to similar transactions;

         o The fact that the merger agreement would be available promptly following public disclosure of the execution of the merger agreement through the SEC's EDGAR database as a part of a current report on Form 8-K to be filed by us, which report was filed by CD&L with the SEC on July 10, 2006;

         o The careful review of the representations and warranties in the merger agreement, and the preparation of our disclosure memorandum by our management;

         o The active and direct role of members of our board of directors in the negotiations with respect to the proposed merger, the considerations of the transaction by our board in multiple board meetings, the experience with CD&L of the members of our board of directors and the general business experience of such members; and

         o the entitlement of holders of common stock to appraisal rights in connection with the merger.

         Our board of directors also considered and balanced against the potential benefits of the merger a variety of risks and other potentially negative factors concerning the merger. These factors included the following:

         o the fact that, following the merger, our public stockholders will cease to participate in any future earnings growth of CD&L or benefit from any future increase in its value;

         o the fact that, for U.S. federal income tax purposes, the cash merger consideration will be taxable to our stockholders entitled to receive the merger consideration;

         o the possible disruption to our business that may result from the announcement of the merger and the resulting distractions, including diverting management focus and resources from other strategic opportunities;

         o the interests of our directors and executive officers in the merger (see "--Interests of Our Directors and Executive Officers in the Merger"); and

         o the fact that our board of directors did not authorize SRP to contact other potential buyers; however, our board based its decision not to contact other strategic buyers on the risks associated with contacting other potential buyers with respect to a potential transaction involving CD&L.

         The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive but, we believe, includes all material factors considered by our board of directors. In view of the wide variety of factors considered by it in evaluating the merger and the complexity of these matters, our board of directors did not find it practicable, and did not attempt, to quantify or otherwise assign relative weight to the specific factors considered in reaching its determinations. Rather, our board of directors made its judgment based on the total mix of information available to it of the overall effect of the merger compared to any alternative transaction or remaining an independent company. Furthermore, individual members of our board of directors may have given different weight to different factors.

         Based on the factors outlined above and the opinion of SRP as to the fairness, from a financial point of view, of the cash merger consideration to be received by the holders of our common stock in the merger, our board of directors determined that the merger agreement and the transactions it contemplates, including the merger, are advisable to and in the best interests of CD&L and its stockholders.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES, INCLUDING THE MERGER, ARE ADVISABLE TO AND IN THE BEST INTEREST OF, CD&L AND ITS STOCKHOLDERS. ACCORDINGLY, OUR BOARD OR DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

OPINION OF OUR FINANCIAL ADVISOR

         Our board of directors engaged SRP to act as its sole financial advisor in connection with the proposed merger and to render an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of our common stock, other than holders of dissenting shares and shares held by CD&L or Velocity or their respective wholly-owned subsidiaries.

         OPINION

         On June 26, 2006, SRP provided its opinion to our board of directors that, based upon and subject to the assumptions made, matters considered and limitations on the review undertaken in connection therewith, their experience as investment bankers, as of such date, the merger consideration to be received by our stockholders pursuant to the merger agreement, taking into account the amount and form of consideration and taking into account the consideration to be received by our securityholders pursuant to the securities purchase agreements, was fair, from a financial point of view, to the holders of shares of our common stock. The full text of SRP's opinion, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement and is incorporated by reference into this proxy statement.

         THE OPINION OF SRP DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW YOU SHOULD VOTE YOUR SHARES WITH RESPECT TO THE MERGER. WE URGE YOU TO READ THE OPINION IN ITS ENTIRETY.

         SRP's advisory services and opinion were provided for the information of our board of directors in their evaluation of the proposed merger, and SRP did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transactions that might be available to CD&L, nor did it address the board's underlying decision to effect the merger. SRP expressed no opinion or recommendation as to how our stockholders should vote at the special stockholders' meeting to be held to vote on the adoption of the merger agreement. SRP was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of the common and preferred stock, other than holders of dissenting shares, in the merger.

         The following summary of SRP's written opinion is qualified in its entirety by reference to the full text of the opinion.

         In connection with rendering its opinion, SRP, among other things:

         o reviewed the draft merger agreement and the draft securities purchase agreements (including certain of the schedules and exhibits thereto);

         o reviewed certain publicly available business and financial statements, including publicly available financial projections and other information about CD&L;

         o reviewed certain internal financial statements and other financial and operating data concerning CD&L prepared by and furnished to SRP by the management of CD&L;

         o held discussions with various members of senior management of CD&L and Velocity concerning historical and current operations, financial conditions and prospects, including recent financial performance;

         o reviewed the reported prices and trading activity of the common stock of CD&L;

         o reviewed the financial performance of CD&L and the prices and valuation of its common stock with valuations of certain publicly-traded companies and their securities that SRP deemed comparable in certain respects to CD&L;

         o reviewed the financial terms, to the extent publicly available, of selected acquisition transactions involving the companies in lines of business that SRP deemed comparable in certain respects to the business of CD&L; and

         o participated in discussions and negotiations among representatives of CD&L, Velocity and their respective advisors.

In addition to the foregoing, SRP conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as SRP deemed appropriate in arriving at its opinion.

         For the purposes of its analysis and opinion, SRP has not assumed any responsibility for independently investigating or verifying the accuracy, completeness and fair presentation of all financial and other information reviewed by or for SRP.

         SRP has assumed, with the consent of our board of directors, that the merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on CD&L or the merger.

         SRP has not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of CD&L, nor did SRP conduct a comprehensive physical inspection of any of the assets of CD&L, nor was SRP furnished with any such evaluations or appraisals. SRP was not requested to, and it did not, solicit third-party indications of interest in the possible acquisition of all or part of CD&L, nor was it requested to consider, and SRP's opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for us or the effect of any other transaction in which we might engage. In addition, SRP did not evaluate the solvency or fair value of CD&L under any state or federal laws relating to bankruptcy, insolvency or similar matters, nor did SRP make any independent investigation of any legal or accounting matters affecting CD&L. SRP assumed the correctness of all legal and accounting advice given to CD&L and its board of directors, including, without limitation, any advice as to the legal, accounting and tax consequences of the terms of, and the transactions contemplated by, the merger agreement, to CD&L or any of its stockholders. SRP did not attempt to independently determine the value of the outstanding Series A preferred stock, Series A debentures, warrants or acquired shares or the appropriateness of the amounts to be received by the holders thereof pursuant to the securities purchase agreements on either an absolute or relative basis and SRP is not rendering any opinion as to the fairness of the consideration to be received by any party to any of the securities purchase agreements. SRP's opinion is necessarily based on economic, market and other conditions as in effect on, and the information contained in the merger agreement and the exhibits to the merger agreement made available to SRP as of June 26, 2006. It should be understood that subsequent developments may affect SRP's opinion and that SRP does not have any obligation to update, revise or reaffirm its opinion.

         In receiving SRP's opinion on June 26, 2006, and reviewing with SRP the written materials prepared by SRP in support of its opinion, the board of directors of CD&L was aware of and consented to the assumptions and other matters discussed above.

         In rendering its opinion, SRP made a presentation to our board of directors with respect to the material financial analyses performed by SRP in evaluating the fairness of the merger consideration to the holders of our common stock as of the date of SRP's opinion. The following is a summary of that presentation. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by SRP, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by SRP. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to June 26, 2006, and is not necessarily indicative of current or future market conditions.

         SUMMARY OF ANALYSES

         Analysis of Selected Publicly Traded Companies. To provide contextual data and comparative market information, SRP compared selected historical operating and financial data and ratios for CD&L with the corresponding financial data and ratios of certain other publicly traded companies. SRP selected these companies because each company is a courier services company whose securities are publicly traded and because SRP believes they have operating, market valuation and trading valuations similar to CD&L. These companies, referred to as the selected companies, were: AirNet Systems Inc., Dynamex, Inc., FedEx Corporation, United Parcel Service Inc. and Velocity Express, Inc.

The data and ratios included the market capitalization of common stock plus total debt less cash and equivalents ("enterprise value") of the selected companies as multiples of latest reported twelve-month earnings before interest, taxes, depreciation and amortization ("LTM EBITDA").

The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to LTM EBITDA. The information in the table is based on the closing prices on June 23, 2006.

                                                 MULTIPLE IMPLIED BY
                                                 CONSIDERATION TO BE
                   SELECTED COMPANY MULTIPLES     RECEIVED IN THE
                  ------------------------------   CD&L/VELOCITY
                   LOW   MEAN   MEDIAN   HIGH       TRANSACTION
                   ---   ----   ------   ----       -----------
Enterprise value
 as a ratio of:
  LTM EBITDA       2.8x  8.0x    9.1x     10.9x         11.4x

As the table above demonstrates, an enterprise value of 11.4x LTM EBITDA is above the range of enterprise value EBITDA multiples of the selected companies.

Although the selected companies were used for comparison purposes, none of those companies is directly comparable to CD&L. Accordingly, an evaluation of the results of this analysis is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies or CD&L to which they were compared.

                  Analysis of Selected Precedent Transactions. SRP reviewed the financial terms, to the extent publicly available, of eight transactions (the "precedent transactions"), involving the acquisition of courier services businesses which were announced or completed since January 1, 2000. These transactions were:

ACQUIROR                             TARGET                            ANNOUNCEMENT DATE
--------                             ------                            -----------------
CityMail Sweden AB                   OptiMail AB                       11/22/2005
DHL Express (Singapore) Pte. Ltd.    Blue Dart Express Ltd.            11/8/2004
Segmentz, Inc.                       Express-1, Inc.                   8/13/2004
Arizona Diversified Equity LLC       Cannon Express Inc.               5/27/2003
DHL Worldwide Express                Airborne, Inc.                    3/25/2003
Araaj Capital                        Aramex International Ltd.         1/4/2002
Roadway Corp.                        Roadway Next Day Corporation      8/22/2001
FedEx Corporation                    American Freightways Corp         11/13/2000

SRP reviewed the enterprise value paid in the precedent transactions as a multiple of LTM EBITDA.

The following table presents the multiples implied by the ratio of enterprise value to LTM EBITDA.

                                                                                   MULTIPLE IMPLIED BY
                                                                                   CONSIDERATION TO BE
                                            MULTIPLES FOR PRECEDENT TRANSACTIONS     RECEIVED IN THE
                                         ----------------------------------------     CD&L/VELOCITY
                                          LOW      MEAN      MEDIAN      HIGH          TRANSACTION
                                          ---      ----      ------      ----          -----------
Enterprise value as a ratio of:
   LTM EBITDA                             4.3x      6.0x       5.9x       7.3x             11.4x
                                          ----      ----       ----       ----             -----

As the table above demonstrates, an enterprise value of 11.4x LTM EBITDA is higher than the range of enterprise value EBITDA multiples of the precedent transactions.

Although the precedent transactions were used for comparison purposes, none of those transactions is directly comparable to the CD&L/Velocity transaction, and none of the companies in those transactions is directly comparable to CD&L. Accordingly, an evaluation of the results of this analysis is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or CD&L.

                  Historical Stock Trading Analysis. SRP analyzed the closing prices of CD&L common stock over various periods beginning June 24, 2005 and ending June 23, 2006. The table below illustrates the historical closing stock prices for those periods, and the premium or discount implied by the offer price in the CD&L/Velocity transaction.

                                                                  PREMIUM
                                           STOCK PRICE    IMPLIED BY CONSIDERATION
                                           -----------    ------------------------
Stock Price One Trading Day Prior               $2.24                     33.9%
                                                -----                     -----
Stock Price Five Trading Days Prior             $2.15                     39.5%
                                                -----                     -----
Stock Price Twenty Trading Days Prior           $1.86                     61.3%
                                                -----                     -----
Low (latest twelve months)                      $1.37                    119.0%
                                                -----                    ------
High (latest twelve months)                     $3.36                   (10.7%)
                                                -----                   -------

                  Analysis of Premiums Paid in Selected Precedent Transactions. SRP reviewed the premiums of the transaction prices over the trading prices prior to the announcement date of 148 transactions announced in the last two years involving U.S. targets where total consideration to stockholders was between $30 and $100 million.

The following table presents the premiums of the transaction prices over the trading prices one, five and twenty trading days prior to the announcement date, and the premiums implied for CD&L, based on the consideration provided for in the merger agreement. The information in the table is based on the closing price of CD&L common stock on June 23, 2006.

                                                                                   MEDIAN PREMIUMS PAID
                                                                PREMIUM                IN COMPARABLE
                                           STOCK PRICE    IMPLIED BY CONSIDERATION     TRANSACTIONS
                                           -----------    ------------------------     ------------
Stock Price One Trading Day Prior               $2.24                33.9%                  20.6%
                                                -----                -----                  -----
Stock Price Five Trading Days Prior             $2.15                39.5%                  22.2%
                                                -----                -----                  -----
Stock Price Twenty Trading Days Prior           $1.86                61.3%                  27.0%
                                                -----                -----                  -----

As the table above demonstrates, the premiums implied by the offer price are above the median premiums paid in comparable transactions.

         Portion of Consideration to Common Stockholders. SRP compared (i) the consideration to be received by the common stockholders (other than those common shares to be purchased by Velocity prior to the transaction) as a percentage of the total consideration to be received by all holders of common shares and instruments convertible into common shares with (ii) the number of common shares (other than those common shares to be purchased by Velocity prior to the transaction) as a portion of the fully diluted shares outstanding.

                                            COMMON
                                            STOCK
                                          EQUIVALENTS            PROCEEDS
                                          -----------            --------
Common Stockholders                           46.5%                48.7%
                                              -----                -----
Others                                        53.5%                51.3%
                                              -----                -----

As the table above demonstrates, the percentage of the proceeds to be received by the common stockholders exceeds the portion of the fully diluted common stock equivalents held by them.

                  Discounted Cash Flow Analysis. SRP prepared a discounted cash flow analysis of projections provided by the management of CD&L. SRP did not, however, use this analysis in forming its opinion. The utility of a discounted cash flow analysis depends on the reliability of projected financial performance. Because CD&L has historically failed to perform in accordance with its projections, SRP believes that a discounted cash flow analysis based on CD&L's projections would have relatively low utility for purposes of valuation of CD&L. Additionally, SRP believes that its other financial analyses included in this proxy statement, including its analyses of multiples for selected companies, multiples for precedent transactions, premiums paid in precedent transactions, historical stock trading and consideration to common stockholders, are more appropriate valuation methodologies for CD&L.

         The preceding discussion is a summary of the material financial analyses furnished by SRP to our board of directors, but it does not purport to be a complete description of the analyses performed by SRP or of its presentation to our board of directors.

         The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. SRP made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, SRP believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by SRP, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by SRP and its opinion. With regard to the selected companies and precedent transactions analyses summarized above, SRP selected comparable public companies and precedent transactions on the basis of various factors, including size and similarity of the line of business of the relevant entities; however, no company used in these analyses is identical to us, and no precedent transaction is identical to the merger. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the subject companies and other factors that could affect the merger or public trading value of the subject companies to which we are being compared.

         In its analyses, SRP made numerous assumptions with respect to our industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. Any estimates contained in SRP's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of CD&L, Velocity, our board of directors, the Velocity board of directors, SRP or any other person assumes responsibility if future results or actual values differ materially from the estimates.

         SRP's analyses were prepared solely as part of SRP's analysis of the fairness of the merger consideration in the merger and were provided to our board of directors in that connection. The opinion of SRP was only one of the factors taken into consideration by our board of directors in making its determination to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. See "The Merger -- Background of the Merger" and "-- Reasons for the Merger."

         SRP's opinion was based on the draft terms of the Merger as of June 26, 2006. SRP subsequently confirmed its opinion based upon the final terms of the transactions.

         SRP is a nationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of unlisted securities, private placements, financial restructurings and other financial services. We selected SRP to act as our financial advisor on the basis of SRP's reputation and SRP's familiarity with us.

         Pursuant to our engagement agreement with SRP, as amended we have agreed to pay SRP a transaction fee equal to $300,000, payable at closing in shares of common stock of Velocity valued at the average closing price for the 10 trading days prior to the announcement of the transaction, and warrants to acquire up to 266,666 shares of common stock of Velocity at an exercise price of $1.50 per share. In addition, we have paid SRP a fee of $150,000 for a fairness opinion with respect to the merger. We have agreed to indemnify SRP against certain liabilities, including certain liabilities under the federal securities laws.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

         In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interests and, to the extent material, are described below. Our board of directors was aware of these interests and considered them, among other matters, in approving and adopting the merger agreement and the transactions contemplated by merger agreement.

         Like all other stockholders, the members of our board of directors and our executive officers will be entitled to receive $3.00 in cash for each of the shares of common stock that they own or are entitled to receive on the exercise of stock options (net of the exercise price). Certain officers and directors also received $3.25 in cash for each of the shares of common stock that they were entitled to receive upon conversion of the Series A debentures that they owned plus their waiver of their rights of first refusal with respect to Velocity's purchase of the Series A preferred stock from Paribas and Exeter IV.

                                                 CONSIDERATION RECEIVED OR TO BE RECEIVED AS A RESULT OF
                                                 -------------------------------------------------------
                                                                               SERIES A          CHANGE OF CONTROL
                                 COMMON STOCK        STOCK OPTIONS (1)       DEBENTURES (2)         PAYMENTS (3)
                                 ------------        -----------------       --------------         ------------
Albert W. Van Ness, Jr.               $408,480             $875,629.40       $1,919,291.34            $1,009,233

William T. Brannan                     341,388              899,694.00        1,919,291.34               894,786

Michael Brooks                         755,865              890,170.00        1,919,291.34               890,710

Russell J. Reardon                     222,714              880,836.39        1,919,291.34               897,840

Mark T. Carlesimo                            0              736,108.75          319,881.89               576,990

All executive officers and          $3,031,047           $4,659,102.29       $8,636,811.02            $4,269,559
directors as a group (11
persons) (4)

-----------

   (1) Amounts are net of exercise price. The number of options and weighted average exercise price of the options held by the individuals in the table are as follows:

                Name                         Number of Options           Weighted Average Exercise Price
                ----                         -----------------           -------------------------------
         Albert W. Van Ness, Jr.                  778,085                            $1.875
         William T. Brannan                       657,000                            $1.631
         Michael Brooks                           635,000                            $1.598
         Russell J. Reardon                       644,777                            $1.634
         Mark T. Carlesimo                        506,250                            $1.546
         All executive officers and             3,431,612                            $1.642
         directors as a group (11 persons)

   (2)   Received on July 3, 2006.
   (3) Change of control payments will not be received if an officer remains as an employee of Velocity for at least one year after the effective date of the merger. All of the named executive officers other than Mr. Van Ness are negotiating employment relationships with Velocity.
   (4) Does not include a consulting fee of $300,000 payable to Thomas E. Durkin III under our consulting agreement with him for his services in negotiating the merger agreement with Velocity as described below.

         CHANGE OF CONTROL AND SEVERANCE AGREEMENTS; COVENANTS NOT TO COMPETE

         Effective as of April 14, 2004, we entered into amended employment agreements with each of Albert W. Van Ness, Jr., our chairman, chief executive officer and director, William T. Brannan, our president and chief operating officer, Michael Brooks, our group president, ground operations, Russell Reardon, our vice president and chief financial officer, and Mark T. Carlesimo, our vice president, general counsel and secretary. Under the agreements, Mr. Van Ness is entitled to an annual salary of $300,000, each of Messrs. Brannan, Brooks and Reardon currently is entitled to an annual salary of $300,000, and Mr. Carlesimo is entitled to an annual salary of $225,000. Each agreement contains identical terms and conditions (other than salary) including change in control provisions. If the executive's employment is terminated for any reason other than for cause, death or disability, the executive will receive liquidated damages in the amount of his base salary for the remainder of the agreement term, which expires December 31, 2008, plus any bonuses he would have received, as well as all benefits and perquisites. If the executive's employment is terminated by either party for any reason within 180 days of a change in control, the executive shall receive a lump sum of two times the executive's base salary plus the highest annual bonus earned by the executive, plus benefits and perquisites until the end of the term of the agreement. Completion of the merger will constitute a change in control of CD&L within the meaning of these agreements. Therefore, we will be required to make the required severance payments to each of these individuals upon the closing of the merger, if their employment with CD&L terminates upon the effectiveness of the merger. If their employment terminates within 12 months following the merger Velocity will fund these payments. Each agreement also contains noncompetition covenants that will continue for two years following termination of employment unless we terminated the agreement without cause or the employee terminated the agreement as a result of our breach of the agreement, in which event the covenants against competition will cease upon the termination of employment. As of the date hereof, it is anticipated that the employment of Albert W. Van Ness, Jr. will be terminated as of the effective date of the merger and he will receive the above payment. The other individuals are negotiating employment arrangements with Velocity as described below under "--Velocity Employment Offer Letters."

         Simultaneous with the signing of the merger agreement, each of the executives entered into a letter agreement with CD&L and Velocity for the purposes of (i) amending such employment agreement to change the period post-merger during which they are protected from termination of employment from "180 days" to "one year from the Effective Date of the Merger", (ii) clarifying that so long as notice of termination is given within such one-year period, the executive shall be entitled to receive change in control benefits even if he continues to be employed after the effective date, and (iii) setting forth the lump sum amounts that would be required to be paid the employment agreements if termination were effective immediately upon consummation of the merger transaction (including two year executive life insurance premium and car allowance). The letter agreement also stated that in the event of the death or disability of any of the executives, such executive shall be entitled to the change of control benefits described in the letter agreement rather than the payments he would have received under the employment agreement for a termination upon death or disability, and provided for a gross-up if certain tax liabilities were incurred.

         ACCELERATED VESTING OF OPTIONS.

         Velocity will not assume any options or warrants to purchase shares of our common stock or any securities convertible into shares of our common stock. If the merger is completed, each outstanding stock option granted under a CD&L stock option or stock incentive plan will become exercisable in full and then canceled, and the holder will be entitled to receive a cash payment, net of applicable taxes, in an amount equal to the product of:

         o the excess, if any, of $3.00 (or, if higher and required pursuant to the terms of the applicable plan, the highest closing price of the common stock during the 5 business days preceding the merger) over the exercise price of the option; and

         o   the number of shares then subject to the option.

         INDEMNIFICATION AND INSURANCE

         The merger agreement requires:

         o CD&L and Velocity to defend any person who served CD&L or any of its subsidiaries as an officer, director, employee, fiduciary or agent during any period prior to the merger against any threatened or actual claim, action, suit, demand, proceeding or investigation to which the person is, or is threatened to be made, a party as a result of the person's service in such capacity or the negotiation, execution or performance of the merger agreement or any of the transactions contemplated by the merger agreement;

         o CD&L and, following the merger, also Velocity to indemnify and hold such persons harmless, to the fullest extent permitted by law against any losses, claims, damages, liabilities, costs, expenses, including reasonable attorneys' fees and expenses, judgments, fines and amounts paid in settlement of any kind arising out of the person's service to CD&L as an officer, director, employee, fiduciary or agent; and

         o CD&L and, following the merger, also Velocity to promptly pay to the fullest extent permitted by law the person's expenses in advance of the final disposition of the claim, action, suit, demand, proceeding or investigation, subject to the person's undertaking to reimburse CD&L and Velocity for any amounts advanced in the event that it is finally determined that the person was not entitled to the amounts.

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

         Velocity and NEWCO have agreed that all rights to indemnification existing in favor of, and all exculpations and limitations on the personal liability of, the directors, officers, employees and agents of us and our subsidiaries in our certificate of incorporation and bylaws shall continue for at least six years following the merger. Velocity and NEWCO have agreed to purchase for the benefit of the indemnified persons a six-year, prepaid insurance policy against officers' and directors' liability commensurate with the terms and conditions of our existing policy.

         SPECIAL PAYMENTS TO A DIRECTOR

         We have entered into a consulting agreement with Thomas E. Durkin III, one of our directors, pursuant to which Mr. Durkin provides consulting services to us with respect to business and financial matters. His focus is on merger and acquisition activities, including, developing strategies, evaluating, structuring and negotiating potential transactions and otherwise assisting our chief executive officer with respect to such matters. In consideration for his services, we paid Mr. Durkin an hourly fee of $125 per hour, and if our chief executive officer requests Mr. Durkin to work on a particular transaction, we must pay him a fee of at least $300,000 upon consummation of such transaction, plus such other amounts, if any, as the chief executive officer may authorize. The consulting agreement was amended on July 3, 2006, to provide in addition to the $300,000 fee, Mr. Durkin will receive from Velocity warrants to acquire 133,334 shares of Velocity common stock at a price of $1.50 per share upon a consummation of the merger.

         VELOCITY EMPLOYMENT OFFER LETTERS

         Velocity is negotiating employment offer letters with Michael Brooks, William T. Brannan, Russell J. Reardon, and Mark T. Carlesimo, each of whom is one of our executive officers, as well as certain other executives of CD&L. It is anticipated that the offer letters will become effective upon consummation of the merger and that each individual will become an employee of Velocity and not receive the payments described under "--Change of Control and Severance Agreements; Covenants Not to Compete" unless such employment is terminated by either party within one year after the effective date of the merger.

         The interests described above may influence CD&L's directors and executive officers in making their recommendation that you vote in favor of the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement. You should be aware of these interests when you consider the CD&L board's recommendation that you vote in favor of adoption of the merger agreement and approval of the transactions contemplated by the merger agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of certain material U.S. federal income tax consequences of the merger to holders of our common stock. We base this summary on the provisions of the Internal Revenue Code (which we refer to in this proxy statement as the "Code"), applicable current and proposed U.S. Treasury regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

         For purposes of this discussion, we use the term "U.S. holder" to mean:

         o a citizen or individual resident of the United States for U.S. federal income tax purposes or an individual treated as a U.S. citizen or resident for U.S. federal income tax purposes;

         o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision of the United States;

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

         o   a trust if it:

                  - is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or

                  -        has a valid election in effect under applicable U.S.
                           Treasury regulations to be treated as a United States person; or

         o an estate the income of which is subject to U.S. federal income tax regardless of its source.

         A "non-U.S. holder" is a person, other than a partnership, that is not a U.S. holder.

         This discussion is directed solely to a holder that holds the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, which generally means property held for investment. This discussion does not address all aspects of U.S. federal income tax that may be relevant to you as a holder in light of your particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws, including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, real estate investment trusts, regulated investment companies, persons who have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, persons who hold shares of our common stock as part of a straddle, hedge, conversion transaction, or other integrated investment, and persons who hold shares of our common stock through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. We urge you to consult your own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

         If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our common stock, you are urged to consult your tax advisors.

         U.S. HOLDERS

         The receipt of cash pursuant to the merger by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:

         o   the amount of cash received in exchange for the common stock; and

         o   the U.S. holder's adjusted tax basis in the common stock.

         If the holding period in our common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Otherwise, the gain or loss will be short-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. If a U.S. holder acquired different blocks of our common stock at different times and different prices, that holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

         Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger unless that U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that the U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

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

         NON-U.S. HOLDERS

         Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

         o the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

         o the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

         o we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of our common stock at any time during the five years preceding the merger.

         An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at the lower rate as may be specified by an applicable income tax treaty.

         We believe we are not, have not been and do not anticipate becoming a "United States real property holding corporation" for U.S. federal income tax purposes.

         Information reporting and, depending on the circumstances, backup withholding will apply to the cash received pursuant to the merger, unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or the owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

REGULATORY MATTER

         At any time before or after the completion of the merger, the Department of Justice, the Federal Trade Commission or others could take action under the antitrust laws, including seeking to prevent the merger or to rescind the merger. In addition a competitor, customer or other third party could initiate a private action under the antitrust or other laws challenging or seeking to enjoin the merger, before or after it is completed.

VOTING AGREEMENTS

         Pursuant to the terms of the merger agreement, the following seven holders of an aggregate of 1,346,270 shares, or 7.3% of the issued and outstanding shares of our common stock, have entered into a voting agreement with Velocity: Albert W. Van Ness, William T. Brannan, Michael Brooks, Russell
J. Reardon, Michael J. Morahan, Vincent Brana, and Jack McCorkell. Each of the holders were holders of our Series A debentures and entered into the voting agreement pursuant to the debenture purchase agreement. The voting agreement:

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

         o   restricts the transfer of the stockholder's shares;

         o imposes on the stockholder an obligation to vote in favor of the merger in connection with any stockholder action taken with respect to the merger, and against any extraordinary corporate transaction, sale or transfer of asset change to the Board of Directors, change in capitalization, charter or bylaws, change to the structure or business of the CD&L, or any other action which would potentially interfere, delay or adversely effect the merger or transactions contemplated thereby;

         o grants to Velocity an irrevocable proxy to vote the stockholder's shares in the manner specified in the voting agreement;

         provided that these restrictions shall not apply to a vote in connection with a superior competing transaction, if such vote is made subsequent to our board's withholding, withdrawal or modification of its recommendation to the holders of our common stock as a result of such superior competing transaction.

VELOCITY FINANCING ARRANGEMENTS

         Velocity has consummated the following financing agreements as of July 3, 2006 to enable it to have sufficient capital resources to pay the aggregate cash consideration in the merger and under the securities purchase agreements:

         On July 3, 2006, Velocity entered into a purchase agreement and indenture pursuant to which it sold $75.0 million aggregate principal amount of 12% senior secured notes due 2010 (the "Velocity senior notes") to the purchasers named therein (the "unit purchasers") in a private placement transaction. The Velocity senior notes were sold at a discount of 5.66% of face value. The net proceeds from the sale of the Velocity senior notes, after deducting the unit purchasers' discount and estimated offering expenses payable by Velocity, were approximately $65.2 million. The Velocity senior notes were issued in units comprised of (a) $1,000 aggregate principal amount at maturity of Velocity senior notes and (b) a warrant to purchase 345 shares of Velocity's common stock exercisable at $1.45 per share.

         On July 3, 2006, Velocity entered into a stock purchase agreement by and among Velocity and certain investors named therein, pursuant to which Velocity sold for cash an aggregate of 4,000,000 shares of its Series Q convertible preferred stock for a total purchase price of $40,000,000.

OPERATIONS FOLLOWING THE MERGER

         Upon the closing of the merger, CD&L will be operated as a wholly owned subsidiary of Velocity, maintaining its offices in South Hackensack, New Jersey. Velocity's management may merge the subsidiary into the parent corporation after a transition period of an indeterminate length. The officers and directors of CD&L Acquisition Corp. immediately before the merger will serve as the officers and directors of CD&L after the merger.

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

                              THE MERGER AGREEMENT

         The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Appendix A to this proxy statement and incorporated herein by reference. We urge you to read the merger agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

         The summary of the terms of the merger agreement provided below is intended to provide information about the terms of the merger. The terms and information in the merger agreement should not be relied on as disclosures about us or Velocity without consideration of all of the public disclosure by CD&L and Velocity as set forth in their respective public reports filed with the SEC. The merger agreement, although included as Appendix A to this proxy statement, is not intended to change or supplement the disclosures in the public reports filed with the SEC. This is particularly so because the terms of the merger agreement, such as the representations and warranties, are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. Matters may change from the state of affairs contemplated by the representations and warranties. CD&L and Velocity have provided additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities law and that might otherwise contradict the representations and warranties contained in the merger agreement and will update such disclosure as required by law.

STRUCTURE OF THE MERGER

         The merger agreement provides that, upon the terms and subject to the conditions contained in it, NEWCO will be merged with CD&L, the separate corporate existence of NEWCO will cease, CD&L will be the surviving corporation and continue to be governed by the laws of the State of Delaware, and the corporate existence of CD&L with all its rights, privileges, immunities, powers, and franchises shall continue unaffected by the merger.

EFFECTIVE TIME

         The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State in accordance with Delaware law. We anticipate the certificate of merger will be filed soon after our special meeting of stockholders, provided that our stockholders adopt the merger agreement. A delay in fulfilling any condition of the merger could delay, or terminate, the merger.

MERGER CONSIDERATION

         At the effective time of the merger, each share of our common stock issued and outstanding immediately before the merger, other than dissenting shares, will be canceled and converted into the right to receive $3.00 in cash, without interest. The $3.00 amount is subject to proportionate adjustment so as to maintain an aggregate merger consideration of approximately $33 million in the event that the total number of shares of common stock outstanding, or issuable (net of any exercise or conversion price) upon exercise or conversion of CD&L stock options outstanding, at the effective time of the merger is more or less than 11,039,238 shares. No adjustment of the per-share purchase price need be made as a result of any change in the number of shares unless such adjustment would exceed $0.01. After the merger is effective, each holder of a certificate representing shares of our common stock, other than dissenting shares, will no longer have any rights with respect to those shares, except for the right to receive the cash merger consideration. Each share of our common stock held by CD&L, Velocity or its subsidiaries at the time of the merger will be cancelled without any payment.

EXCHANGE OF OUR SHARE CERTIFICATES

         At the signing of the merger agreement, Velocity deposited for the benefit of our stockholders and all other holders of our securities who are entitled to the merger consideration an amount of cash equal to the aggregate merger consideration with American Stock Transfer & Trust Company, as paying agent. At the effective time of the merger, shares of our common stock:

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

         o   will no longer be outstanding;

         o   will automatically be cancelled; and

         o   will cease to exist.

         From and after the effective time of the merger, each certificate formerly representing any shares of our common stock, other than dissenting shares, will represent only the right to receive the $3.00 per share merger consideration.

         No interest will accrue or be paid with respect to the merger consideration. Until holders of certificates previously representing shares of our common stock have surrendered those certificates to the payment agreement for exchange, holders will not receive the merger consideration due in respect of the shares formerly represented by those certificates.

         Promptly after the effective time of the merger, the paying agent will mail to each holder of record of a certificate or certificates, which immediately prior to the effective time of the merger represented outstanding shares of our common stock, a letter of transmittal and instructions for its use in delivering certificates to the paying agent in exchange for the merger consideration due in respect of the shares formerly represented by those certificates. After receipt of a stockholder's certificates by the paying agent, together with a properly executed letter of transmittal, the paying agent will promptly deliver to the stockholder the $3.00 per share merger consideration multiplied by the number of shares of common stock formerly represented by the common stock certificate or certificates surrendered by the stockholder. In the event of a transfer of ownership of our common stock which is not registered in the transfer records of our transfer agent, payment of the merger consideration may be made to a person other than the person in whose name the surrendered certificate is registered if:

         o the certificate is properly endorsed or otherwise in proper form for transfer; and

         o the person requesting the merger consideration pays any transfer or other taxes required by reason of the payment of the merger consideration due in respect of the shares formerly represented by the certificate to a person other than the registered holder of the surrendered certificate or establishes to Velocity's satisfaction that such tax has been paid or is not applicable.

MISSING CERTIFICATES

         If any certificate representing shares of common stock is lost, stolen or destroyed, the paying agent will deliver the applicable merger consideration due in respect of the shares formerly represented by the certificate if:

         o the stockholder asserting the claim of a lost, stolen or destroyed certificate provides evidence reasonably satisfactory to Velocity that the certificate has been so lost, stolen or destroyed;

         o the stockholder agrees to indemnify Velocity, and upon request of Velocity, the stockholder posts a bond in a reasonable amount designated by Velocity as indemnity, against any claim that may be made with respect to that certificate against Velocity or the paying agent, and

         o the stockholder provides evidence reasonably satisfactory to Velocity that the stockholder is the owner of the missing certificate and entitled to receive the merger consideration.

TREATMENT OF OUR STOCK OPTIONS

         If the merger is completed, each outstanding stock option granted under a CD&L stock option or stock incentive plan will become exercisable in full and then canceled, and the holder will be entitled to receive a cash payment, net of applicable taxes, in an amount equal to the product of:

         o the excess, if any, of $3.00 (or, if higher and required pursuant to the terms of the applicable plan, the highest closing price of the common stock during the 5 business days preceding the merger) over the exercise price of the option; and

         o   the number of shares then subject to the option.

TREATMENT OF OUR BENEFITS AND OTHER EMPLOYEE MATTERS

         Velocity has agreed that each Velocity employee benefit plan in which any of our employees or former employees participate or will participate will:

         o recognize all service of the affected employee with us or our subsidiaries and any predecessor entities for purposes of vesting, eligibility, participation and coverage (but excluding, for the avoidance of doubt, accrual and level of benefits) to the extent such service would be recognized under the analogous Velocity employee benefit plan;

         o honor or provide appropriate credit for co-payments, deductibles and other expenses incurred by the affected employee or his or her beneficiaries under the analogous CD&L employee benefit plans; and

         o if applicable, waive any waiting periods or other eligibility limitations and exclusions for preexisting conditions.

SIGNIFICANT COVENANTS UNDER THE MERGER AGREEMENT

         NO SOLICITATION OF COMPETING TRANSACTIONS BY CD&L

         The merger agreement contains provisions prohibiting us from seeking an alternative transaction. Under these "no solicitation" provisions, we have agreed that we will not take any of the following actions:

         o solicit or initiate or knowingly encourage or facilitate, directly or indirectly, any inquiries relating to, or the submission of, any proposal or offer, from a third party to acquire beneficial ownership of more than 10 percent of the assets of CD&L and its subsidiaries or any class of equity securities of CD&L, which is referred to as a "competing transaction";

         o participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any competing transaction; or waive the provisions of any "standstill" or similar agreement; or

         o enter into any agreement with respect to a competing transaction, approve or recommend or resolve to approve or recommend any competing transaction or enter into any agreement requiring us to abandon, terminate or fail to consummate the merger with Velocity.

         Notwithstanding the provisions of the merger agreement described above, if we receive a bona fide, unsolicited, written proposal or offer for a competing transaction by a third party which:

         o   our board:

                  - determines in good faith, after consulting with our financial advisor, will result in, or is reasonably likely to lead to, a transaction more favorable from a financial point of view to our stockholders than the merger with Velocity, and

                  - after consulting with counsel, reasonably determines that failure to entertain the third-party proposal would result in a breach of its fiduciary duties;

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

         o   is reasonably capable of being consummated, and

         o is subject to a confidentiality agreement with the third party on terms no less favorable to us, in all material respects, than the confidentiality agreement with Velocity,

which is referred to as a "superior competing transaction," we may furnish to the third party information with respect to CD&L and participate in discussions and negotiations with the third party provided that we have delivered prior written notice to Velocity that we intend to take such actions. We have agreed to provide Velocity with information about any proposal for a competing transaction that we receive and to keep Velocity informed on a prompt basis of the status of any such proposals.

         RECOMMENDATIONS OF OUR BOARD OF DIRECTORS

         Our board of directors has given its unqualified recommendation that our stockholders adopt the merger agreement, and we have agreed to use commercially reasonable efforts to solicit stockholder adoption of the merger agreement and take all other action necessary or advisable to secure the approval of our stockholders. However, our board of directors may:

         o withhold, withdraw or modify its recommendation in a manner adverse to Velocity as a result of a competing transaction;

         o   adopt or recommend a competing transaction; or

         o terminate the merger agreement and enter into a competing transaction,

but only if:

         o a third party submits an unsolicited competing transaction that the board of directors believes, in its good faith judgment, is reasonably likely to result in a superior competing transaction and after consultation with our outside legal counsel, determines that the failure to take such action would result in a breach of the board's fiduciary duties;

         o we have delivered to Velocity seven business days' prior written notice that the board of directors intends to withhold, withdraw or modify its recommendation of the merger agreement or recommend or enter into a superior competing transaction;

         o our board determines that the competing transaction remains a superior competing transaction after any modifications to the terms of the merger agreement that Velocity proposes during the 7-day period; and

         o   we pay Velocity a termination fee of $2.5 million in cash;

Our directors may also take such action if our board of directors determines, in good faith, that failure to take such action would result in a breach of its fiduciary duties.

         Velocity has agreed that, in the event that a vote or consent of CD&L's stockholders is required in connection with the approval of any superior competing transaction, then:

         o the total number of shares of CD&L common stock owned by Velocity which is voted against any superior competing transaction shall not exceed twenty five percent (25%) of the issued and outstanding stock of CD&L; and

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

         o all shares of common stock of CD&L owned by Velocity which are not voted against such a superior competing transaction shall be voted or abstained in a manner which emulates the percentages of votes, abstentions and failures to vote by all of the other stockholders of CD&L.

         Velocity has granted CD&L an irrevocable proxy to vote its shares of CD&L common stock in the manner described above. Velocity has also agreed to waive any appraisal rights it may have under Delaware law in connection with a superior competing transaction, provided that if the consideration offered in such superior competing transaction is to be paid in cash and stock, that Velocity receives an amount in cash equal to the aggregate price Velocity paid in cash pursuant to the securities purchase agreements.

         INDEMNIFICATION AND INSURANCE FOR OUR OFFICERS AND DIRECTORS

         The merger agreement requires:

         o CD&L and Velocity to defend any person who served CD&L or any of its subsidiaries as an officer, director, employee, fiduciary or agent during any period prior to the merger against any threatened or actual claim, action, suit, demand, proceeding or investigation to which the person is, or is threatened to be made, a party as a result of the person's service in such capacity or the negotiation, execution or performance of the merger agreement or any of the transactions contemplated by the merger agreement;

         o CD&L and, following the merger, also Velocity to indemnify and hold such persons harmless, to the fullest extent permitted by law against any losses, claims, damages, liabilities, costs, expenses, including reasonable attorneys' fees and expenses, judgments, fines and amounts paid in settlement of any kind arising out of the person's service to CD&L as an officer, director, employee, fiduciary or agent; and

         o CD&L and, following the merger, also Velocity to promptly pay to the fullest extent permitted by law the person's expenses in advance of the final disposition of the claim, action, suit, demand, proceeding or investigation, subject to the person's undertaking to reimburse CD&L and Velocity for any amounts advanced in the event that it is finally determined that the person was not entitled to the amounts.

         Velocity and NEWCO have agreed that all rights to indemnification existing in favor of, and all exculpations and limitations on the personal liability of, the directors, officers, employees and agents of us and our subsidiaries in our certificate of incorporation and bylaws shall continue for at least six years following the merger. Velocity and NEWCO have agreed to purchase for the benefit of the indemnified persons a six-year, prepaid insurance policy against officers' and directors' liability commensurate with the terms and conditions of our existing policy.

         OTHER COVENANTS

         Each of CD&L and Velocity:

         o has agreed to use reasonable efforts to take all actions necessary to cause the conditions to closing of the merger to be satisfied as promptly as practicable, and to obtain all necessary waivers, consents and approvals, effect all necessary registrations, filings and submissions, and lift any injunction or other legal bar to the merger;

         o has agreed to provide the other with reasonable access to its properties, books and records and furnish or make available all information concerning its business; and

         o are prohibited from soliciting each other's employees until the earlier of the consummation of the merger or the one-year anniversary of the termination of the merger agreement.

REPRESENTATIONS AND WARRANTIES

         Each of Velocity and CD&L has made representations and warranties to the other in the merger agreement regarding, among other things:

         o   organization and similar corporate matters:

         o the authorization, execution, delivery, performance and enforceability of the merger agreement;

         o consents and approvals in connection with performance of the merger agreement;

         o   the absence of material litigation or other legal proceedings;

         o the absence of breaches, violations or defaults under its organizational documents, applicable laws and other agreements and documents; and

         o the accuracy of the information supplied by it for inclusion in this proxy statement.

         Velocity has made additional representations and warranties to us stating that, after its payment to the paying agent on July 3, 2006, it will have sufficient funds to make all required payments at closing, operate its business as currently contemplated after giving effect to the merger and to pay its debts as they become due.

         We have made additional representations and warranties to Velocity regarding, among other things:

         o   our capital structure;

         o reports and financial statements filed with the SEC and the accuracy of the information contained in those documents;

         o   the sufficiency of our disclosure controls and procedures;

         o   the absence of undisclosed liabilities;

         o   the absence of certain changes or events since March 31, 2006;

         o   insurance coverage;

         o   the filing of tax returns, payment of taxes and other tax matters;

         o   employee benefits plans;

         o   compliance with environmental laws and regulations;

         o ownership, use and non-infringement of intellectual property rights;

         o   compliance with laws, governmental regulations and orders;

         o absence of certain agreements triggering rights upon a change of control of CD&L;

         o   use of brokers and finders;

         o   receipt of SRP's fairness opinion;

         o   customers and suppliers;

         o   material contracts;

         o   actions taken under state anti-takeover laws;

         o   transactions with affiliates;

         o   licenses;

         o   assets and properties;

         o   real property interests; and

         o   independent contractors.

CONDUCT OF OUR BUSINESS PRIOR TO THE MERGER

         Under the merger agreement, we have agreed, during the period from the date of the merger agreement and continuing until the earlier of the termination of the merger agreement pursuant to its terms or the consummation of the merger, except as otherwise contemplated by the merger agreement or our disclosure memorandum or as Velocity otherwise consents in writing, that we will conduct our operations according to our ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of the merger agreement, seek to preserve intact our current business organizations, keep available the service of our current officers, employees and independent contractors and preserve our relationships with customers, suppliers and others having business dealings with us to the end that a CD&L material adverse effect shall not have occurred prior to the merger. We are prohibited from taking certain actions without Velocity's prior consent, including without limitation:

         o issuing, delivering, selling, pledging, disposing or otherwise encumbering of additional shares of our capital stock (except upon exercise or conversion of currently outstanding securities) or issuing securities convertible into, or exchangeable or exercisable for, shares of our capital stock;

         o redeeming, purchasing or otherwise acquiring any issued and outstanding shares of our capital stock or other securities provided that we may repurchase outstanding securities in accordance with the terms of our stock option plans;

         o splitting, combining, subdividing or reclassifying any shares of our capital stock;

         o declaring, setting aside, for payment or paying of any dividend or distribution with respect to our common stock;

         o adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of us or any of our subsidiaries not constituting an inactive subsidiary;

         o   amending our certificate of incorporation or bylaws,

         o making any material divestiture or acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets or securities;

         o incurring or assuming any indebtedness for money borrowed except in the ordinary course of business, to replace current debt, or to guarantee debt of a subsidiary incurred in the ordinary course of business;

         o making any loans, advances or capital contributions to, or investments in, any other person, other than to us or any of our wholly owned subsidiaries in excess of $250,000 in the aggregate;

         o increasing the compensation of any of our directors, officers or employees, except in the ordinary course of business and in accordance with past practice or as required under any of our employee benefit plans or any written severance, termination or employment agreement in effect on the date of the merger agreement and as set forth in our disclosure memorandum;

         o paying or agreeing to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of our existing benefit, severance, termination, pension or employment plans, agreements or arrangements as in effect on the date of the merger agreement;

         o entering into any new, or materially amending any existing, employment, severance or termination agreement with any director, officer or employee;

         o except as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date of the merger, or amend any such plan or arrangement in existence on the date of the merger if such amendment would have the effect of materially enhancing any benefits under the plan or arrangement;

         o making any capital expenditures or other material commitments not in the ordinary course of business;

         o taking any action or failing to take any action which could reasonably be expected to result in any of the conditions to the merger not being satisfied; and

         o entering into any contract, agreement, commitment or arrangement to do any action prohibited by the foregoing clauses.

         As referred to in this proxy statement, a "CD&L material adverse effect" means any claim, change, effect, event, occurrence or development which individually or in the aggregate would reasonably be expected to be materially adverse to the business, financial condition or results of operations of us and our subsidiaries, taken as a whole.

CONDITIONS TO THE MERGER

         Before the merger can be completed, a number of conditions must be satisfied or waived. These conditions include:

         o the requisite adoption of the merger agreement by the holders of our common stock, unless there is a superior competing transaction. Velocity, through its ownership of common stock acquired under the securities purchase agreements, and through its rights under the voting agreement, has or controls the vote of a majority of the outstanding shares of our common stock, and has indicated that it will vote to adopt the merger agreement;

         o there is no statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental authority of competent jurisdiction directing that the merger transaction not be consummated, provided that each party has used all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated; and

         o all governmental consents, orders and approvals legally required for the consummation of the merger shall have been obtained and be in effect at the effective time of the merger, and all waiting periods imposed by applicable law shall have expired or been terminated. We do not believe there are any governmental consents necessary to complete the merger transaction.

TERMINATION OF THE MERGER AGREEMENT

         CD&L and Velocity can agree to terminate the merger agreement at any time upon the approval of their respective boards of directors.

         Either CD&L or Velocity can terminate the merger agreement if:

         o any court of competent jurisdiction in the United States or other governmental authority shall have issued a final, non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger;

         o our stockholders fail to adopt the merger agreement at the special meeting; or

         o   the merger shall not have occurred on or before December 30, 2006.

         Velocity may terminate the merger agreement if:

         o we materially breach our covenant not to solicit a business combination transaction in competition with the merger, or

         o if our board of directors withholds, withdraws or materially modifies its recommendation of the merger agreement or the merger in a manner adverse to Velocity.

         CD&L can terminate the merger agreement if:

         o our board of directors withholds, withdraws or materially modifies its recommendation of the merger agreement or the merger to our stockholders in response to an executed agreement constituting a superior competing transaction, after giving Velocity a reasonable opportunity to discuss the superior competing transaction and any proposed amendments to the merger agreement with us for a period of seven business days (during which Velocity could increase the amount of the merger consideration payable to our stockholders) and we pay Velocity a termination fee of $2.5 million in cash.

TERMINATION FEES AND EXPENSES

         We are required to pay a termination fee of $2.5 million in cash to Velocity if:

         o Velocity terminates the merger agreement because of our breach of our covenant not to solicit a competing transaction;

         o Velocity terminates the merger agreement because our board of directors withholds, withdraws or materially modifies or changes its recommendation of the merger agreement or the merger to our stockholders in a manner adverse to Velocity; or

         o we terminate the merger agreement because of a superior competing transaction.

AMENDMENTS AND WAIVERS

         Subject to applicable law, CD&L, Velocity and NEWCO may modify or amend the merger agreement, by written agreement, provided that after the adoption of the merger agreement by our stockholders, no amendment may be made which would require the further approval of our stockholders, including but not limited to, changes in the consideration payable in the merger or adverse effects on the rights of our stockholders under the merger agreement, without obtaining their further approval.

DELISTING OF OUR SHARES OF COMMON STOCK

         If the merger is completed, our common stock will cease to be listed on the American Stock Exchange.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Beneficial ownership of our securities is determined in accordance with the SEC's rules. Beneficial ownership generally includes having voting or investment power with respect to securities. Common stock subject to an option, warrant or convertible security that is exercisable or convertible within 60 days of July 17, 2006 (without regard to the merger), is deemed to be beneficially owned by the person holding the option, warrant or convertible security when computing ownership but is not treated as outstanding when computing the ownership of any other person. We have determined each beneficial owner's percentage ownership by assuming that stock options, warrants and convertible securities held by that person which are exercisable or convertible within 60 days of July 17, 2006 (without regard to the merger) have been exercised or converted. Except as otherwise indicated by the footnotes to the table below, we believe that that persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

BENEFICIAL OWNERSHIP OF MORE THAN 5% OF OUR COMMON STOCK

         Based upon information available to us, the following persons beneficially owned more than 5% of our common stock as of July 17, 2006.

          NAME AND ADDRESS OF             AMOUNT AND NATURE OF BENEFICIAL
            BENEFICIAL OWNER                          OWNERSHIP                   PERCENT OF CLASS (2)
            ----------------                          ---------                   ----------------
Velocity Express Corporation                          9,036,261                           49.1%
One Morningside Drive North
Building B, Suite 300
Westport, Connecticut 06880

Albert W. Van Ness, Jr.                             1,174,141 (1)                         6.0%
80 Wesley Street
South Hackensack, NJ 07606

(1) Includes 1,037,981 shares of common stock issuable upon the exercise of options pursuant to our employee stock compensation program which are exercisable within 60 days of July 17, 2006.
(2) The holders of employee stock options do not have voting rights as holders of common stock until their options are exercised. The sum of individual beneficial ownership percentages can exceed 100% due to the nature of the calculation which, in accordance with SEC rules, assumes for each individual that the denominator is equal to the total outstanding shares of common stock and the shares of common stock which would be outstanding upon the exercise of all options, warrants and convertible instruments for that individual stockholder without regard to exercise of similar instruments by any other stockholder.

STOCKHOLDERS AGREEMENT

         Pursuant to a Stockholders Agreement, dated as of April 14, 2004 (the "stockholders agreement"), executed in connection with the 2004 restructuring of our 12% senior subordinated notes due January 2006 owned by BNP Paribas, Exeter I and Exeter IV (collectively, the "Lenders"), among us, the Lenders and the Series A debenture sellers (the Series A debentures and the Lenders referred to collectively as the "Stockholders"), the Stockholders had agreed to vote all shares of our voting capital stock owned by them in favor of the following actions: (i) to fix and maintain the number of directors at 11 if the Lenders, as holders of the Series A preferred stock, exercise their rights to elect two directors to the board of directors (as of the date of this proxy statement, the Lenders have not exercised that right) and (ii) to cause and maintain the election to the board of directors of three representatives designated by the Investors (initially Albert W. Van Ness, Jr., William T. Brannan and Michael Brooks) and two representatives designated by the Lenders as per their rights as holders of Series A preferred stock should the Lenders determine in their discretion as holders of Series A preferred stock to so designate directors. In addition, if (x) any principal payment is made with respect to the Series A debentures held by the Investors and the Series A preferred stock has not been converted or redeemed prior to April 14, 2011, or (y) any specified actions are taken while the requisite number of shares of Series A preferred stock are outstanding without any required prior written consent of the holders of the majority of the outstanding shares of Series A preferred stock, then the Investors shall nominate and vote all of their shares of voting stock for three designees of the Lenders in lieu of the three Investor directors should the Lenders choose to so designate.

         The stockholders agreement also provides for preemptive rights so that if we propose in the future to offer for cash any shares of our capital stock, then we shall first make an offering of such shares of capital stock to each Stockholder.

         Pursuant to the securities purchase agreements, the rights and obligations of the Series A debentures and the Series A preferred were transferred to and assumed by Velocity.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of July 17, 2006 with respect to beneficial ownership of our common stock by each of our directors, including our chairman and chief executive officer, our four most highly compensated executive officers for the fiscal year ended December 31, 2005 and for our directors and executive officers as a group.

                                                     SHARES ISSUABLE
                                                    UPON EXERCISE OF                       PERCENTAGE
                                            SHARES  STOCK OPTIONS (1)      TOTAL SHARES     OWNED (3)
                                            ------  -----------------      ------------     ---------
Albert W. Van Ness, Jr. (4)                136,160       1,037,981          1,174,141          6.0%
William T. Brannan (4)                     113,796         720,782            834,578          4.4%
Michael Brooks (4)                         251,955         665,000            916,955          4.8%
Thomas E. Durkin III                             -          38,000             38,000             *
Jon F. Hanson                            73,688 (2)         46,750            120,438             *
Marilu Marshall                                  -          46,750             46,750             *
Matthew J. Morahan (4)                     360,512          33,000            393,512          2.1%
John A. Simourian                                -          38,000             38,000             *
John S. Wehrle                                   -          45,500             45,500             *
Russell J. Reardon (4)                      74,238         647,277            721,515          3.8%
Mark T. Carlesimo (4)                            -         511,250            511,250          2.7%

All directors and executive officers     1,010,349       3,830,290          4,840,639         21.8%
as a group (11 persons)

-----------------------------------
*        Less than 1%
(1) Includes options granted pursuant to the Employee Stock Compensation Program and the Director Plan, which are exercisable within 60 days of July 17, 2006.
(2) Includes 64,000 shares held by Ledgewood Employees Retirement Plan, of which Mr. Hanson is a beneficiary.
(3) The sum of individual beneficial ownership percentages can exceed 100% due to the nature of the calculation which in accordance with SEC rules assumes for each individual that the denominator is equal to total outstanding shares and shares which would be outstanding upon the exercise of all options and convertible instruments owned by that individual stockholder without regard to exercise of similar instruments by any other stockholder.
(4)      See also "--Stockholders Agreement" above.

                          STOCKHOLDER APPRAISAL RIGHTS

         If the merger is completed, holders of our capital stock who follow the procedures summarized below will be entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware.

         Delaware law entitles the holders of record of shares of our common stock who follow the procedures specified in Section 262 of the General Corporation Law of the State of Delaware to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of those shares, without taking into account any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court. The "fair value" could be greater than, less than or the same as the merger consideration.

         In order to exercise these rights, a CD&L stockholder must demand and perfect the rights in accordance with Section 262. Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by our stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. This proxy statement serves as such statutory notice.

         THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS ATTACHED HERETO AS APPENDIX D. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF OUR COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OF THE MERGER AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF OUR COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR A NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW TO PROPERLY AND IN A TIMELY MANNER PERFECT APPRAISAL RIGHTS. YOU SHOULD CAREFULLY REVIEW SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

FILING WRITTEN DEMAND

         If a CD&L stockholder elects to exercise the right to an appraisal under Section 262, that stockholder must do all of the following:

         The stockholder must deliver to us a written demand for appraisal of the shares of common stock held, which demand must reasonably inform us of the identity of the stockholder and that the demanding stockholder is demanding appraisal, before the vote is taken on the merger agreement at the special meeting. This written demand for appraisal must be delivered to us before our stockholders vote on the merger and must be in addition to and separate from any proxy or vote against the merger agreement. Neither voting against, abstaining from voting nor failing to vote on the merger agreement will constitute a valid demand for appraisal within the meaning of Section 262.

         The stockholder must not vote in favor of adopting the merger agreement. Failing to vote or abstaining from voting will satisfy this requirement, but a vote in favor of the merger agreement, by proxy or in person, or the return of a signed proxy that does not specify an abstention or a vote against adoption of the merger agreement, will constitute a vote in favor of the merger agreement, a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal.

         The stockholder must continuously hold the shares of record from the date of the written demand for appraisal until the effective time of the merger.

         All written demands for appraisal should be addressed to CD&L, Inc., 80 Wesley Street, South Hackensack, New Jersey 07606, Attention: Secretary, and received before the vote is taken on the merger agreement at the special meeting. The demand must reasonably inform us of the identity of the stockholder and that the stockholder is demanding appraisal of the shares of common stock that the stockholder holds.

         The written demand for appraisal must be executed by or for the record holder of the shares of common stock, fully and correctly, as the holder's name appears on the certificate(s) for their shares. If the shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, such as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

         A beneficial owner of shares of common stock held in "street name" who desires appraisal should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. Shares of common stock held through brokerage firms, banks and other nominee holders are frequently deposited with and held of record in the name of a nominee of a central security depository. Any beneficial owner desiring appraisal who holds shares of common stock through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the record holder. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the record holder of the shares which may be the nominee of a central security depository if the shares have been so deposited.

         A record holder, such as a bank, broker, fiduciary, depository or other nominee, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of the shares as to which the person is the record owner. In that case, the written demand must set forth the number of shares of our common stock covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of our common stock outstanding in the name of the record owner.

         Any stockholder may withdraw its demand for appraisal and accept $3.00 in cash per share by delivering to us a written withdrawal of the demand for appraisal. However, any such attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Court, and the approval may be conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the CD&L stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than $3.00 per share.

NOTICE BY CD&L

         Within 10 days after the effective time of the merger, we will give written notice of the date of the completion of the merger to each CD&L stockholder who has not voted in favor of the merger and who has properly demanded appraisal and satisfied the requirements of Section 262, referred to as a dissenting stockholder. Within 120 days after the effective date of the merger, any former CD&L stockholder who has complied with the provisions of
Section 262 up to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail that statement to the former stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

FILING A PETITION FOR APPRAISAL

         Within 120 days after the completion of the merger, we or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock that are held by all dissenting stockholders. We are under no obligation, and have no present intention, to file such a petition. Accordingly, it is the obligation of the stockholders seeking appraisal rights to initiate all necessary actions to perfect appraisal rights within the time prescribed by Section 262. A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to the surviving corporation, which will then be obligated within 20 days to provide the Register in Chancery with a duly verified list containing the names and addresses of all of our stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to those stockholders, the Delaware Court of Chancery may conduct a hearing on the petition to determine which stockholders have become entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the fact that appraisal proceedings are pending. If any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

DETERMINATION OF FAIR VALUE

         If a petition for appraisal is timely filed, the Delaware Court of Chancery will determine the fair value of the shares of common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining fair value, the court will take into account all relevant factors. Holders of common stock considering seeking appraisal should be aware that the fair value of their shares of common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court stated in Weinberger v. UOP, Inc., among other things, that "proof of value by any techniques or methods which are generally acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding.

         In addition, Delaware courts have decided that the statutory appraisal remedy may or may not be, depending on the factual circumstances, a stockholder's exclusive remedy in connection with transactions such as the merger. If a petition for appraisal is not timely filed, then the right to an appraisal will cease.

         The costs of the appraisal proceeding (which do not include attorney's fees or the fees or expenses of experts) shall be determined by the Delaware Court of Chancery and taxed against the parties as the court determines to be equitable under the circumstances. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of common stock have been appraised. Upon application of any dissenting stockholder, the court may order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of common stock entitled to appraisal.

         From and after the completion of the merger, no dissenting stockholder shall have any rights of a CD&L stockholder with respect to that holder's shares for any purpose, except to receive payment of the fair value of the shares and to receive payment of dividends or other distributions, on the holder's shares of our common stock, if any, payable to our stockholders of record as of a time prior to the completion of the merger. If a dissenting stockholder delivers to the surviving company a written withdrawal of the demand for an appraisal within 60 days after the completion of the merger or subsequently with the written approval of the surviving company, or, if no petition for appraisal is filed within 120 days after the completion of the merger, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration. Once a petition for appraisal is filed with the Delaware court, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court.

         ANY CD&L STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE APPRAISAL RIGHTS. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 MAY RESULT IN THE LOSS OF THE STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS.

                          FUTURE STOCKHOLDER PROPOSALS

         If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2007 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2007 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in the proxy statement and form of proxy for the 2007 annual meeting pursuant to Rule 14a-8, written notice of any stockholder proposal has to be delivered or mailed to and received at the address specified below by the close of business on December 31, 2006. For a proposal to be considered timely for consideration at our 2007 annual meeting, but not included in the proxy statement or form of proxy for such meeting, written notice of the proposal has to be delivered or mailed to and received at the address specified below by the close of business on March 16, 2007. Any proposal should be addressed to Mark T. Carlesimo, Secretary, CD&L, Inc., 80 Wesley Street, South Hackensack, New Jersey 07606 and should be sent by certified mail, return receipt requested.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following address:

                  Securities and Exchange Commission
                  Public Reference Room
                  Station Place
                  100 F Street, N.E.
                  Washington, D.C. 20549

         Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. You may also obtain copies of this information by mail from the Public Reference section of the of the SEC by writing to the Securities and Exchange Commission, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services, such as Hoovers which is accessible through our website at www.cdl.net, and the Internet website maintained by the SEC at www.sec.gov.

         Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to CD&L at 80 Wesley Street, South Hackensack, New Jersey 07606, Attn:
General Counsel, or at 201-487-7740.

         A list of stockholders will be available for review at our executive offices during regular business hours beginning at least ten days before the special meeting and continuing to the date of the special meeting. The list of stockholders will be available at the special meeting or any adjournment thereof.

         THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY OFFER OR SOLICITATION IN THAT JURISDICTION.

         STOCKHOLDERS SHOULD NOT RELY ON INFORMATION OTHER THAN THAT CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY ___, 2006. NO ASSUMPTION SHOULD BE MADE THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2006 ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT AND QUARTERLY REPORT ARE NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL NOR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

         We will provide without charge to each person being solicited by this proxy statement, on the written request of any such person, a copy of the annual report of CD&L on Form 10-K for the fiscal year ended December 31, 2005 (as filed with the SEC), including the financial statements thereto. All such requests should be directed to Mark T. Carlesimo, Secretary, CD&L, Inc., 80 Wesley Street, South Hackensack, New Jersey 07606.

                                   CD&L, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD AT THE OFFICES OF:



                              LOWENSTEIN SANDLER PC
                              65 LIVINGSTON AVENUE
                           ROSELAND, NEW JERSEY 07068

                            THURSDAY, AUGUST 17, 2006

                                   10:00 A.M.

CD&L, INC.
80 WESLEY STREET
SOUTH HACKENSACK, NEW JERSEY  07606
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of CD&L, Inc. (the "Company"), hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement of the Company, and hereby appoints Russell Reardon and Mark Carlesimo, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Special Meeting of the Stockholders of the Company to be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, on Thursday, August 17, 2006 at 10:00 A.M., local time, and any adjournments or postponements thereof, upon the matters set forth on the reverse side, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby.

This proxy will be voted on the matters set forth on the reverse side of this form as directed by the stockholder. If no direction is made in the space provided, this proxy will be voted FOR proposal 1 and in the discretion of the proxies on such other business that may properly come before the meeting, or any adjournment or postponement thereof.

                      See reverse for voting instructions.

(a) SUBMIT A PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to CD&L, Inc., c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York, 10038.



                               Please detach here

--------------------------------------------------------------------------------

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                              VOTE FOR PROPOSAL 1.

PROPOSAL 1. Adoption of the Agreement and Plan of Merger, dated as of                |_|  For    |_|  Against   |_|  Abstain
July 3, 2006, among CD&L, Inc., Velocity Express Corporation and CD&L
Acquisition Corp, and approval of the transactions contemplated thereby, including the merger of CD&L Acquisition Corp. with and into CD&L, Inc.
and the conversion of each outstanding share of CD&L, Inc. common stock, other than shares held by CD&L, Inc. or by Velocity Express Corporation or any of their subsidiaries, into the right to receive $3.00 in cash, without interest.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON
SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING, OR ANY
ADJOURNMENT OF POSTPONEMENT THEREOF.


Address Change? Mark Box   |_| Indicate changes below:
                                                                                     Date

                                                                                     -----------------------------------------


                                                                                     -----------------------------------------


                                                                                     Signature(s) in Box Please sign exactly as the
                                                                                     name appears at left. When signed as a
                                                                                     corporate officer, executor, administrator,
                                                                                     trustee, guardian, etc., please give full title
                                                                                     as such. Both joint tenants must sign.

                                   APPENDIX A

                                                                  EXECUTION COPY
                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of July 3, 2006 (the "SIGNING DATE"), by and among VELOCITY EXPRESS CORPORATION, a Delaware corporation ("PURCHASER"), CD&L ACQUISITION CORP., a Delaware corporation and wholly owned Subsidiary of Purchaser ("NEWCO"), and CD&L, INC., a Delaware corporation (the "COMPANY"). For a listing of where the definitions of capitalized terms used in this Agreement can be found, see Section 9.11 below.


                                    RECITALS

                  WHEREAS, the Board of Directors of the Company (the "BOARD OF DIRECTORS") has, subject to the terms and conditions of this Agreement, determined that this Agreement is advisable and in the best interests of the stockholders of the Company and approved and adopted this Agreement and the transactions contemplated hereby in accordance with the Delaware General Corporation Law, as amended (the "DGCL"); and

                  WHEREAS, the Board of Directors has caused the Company Rights Plan to be amended pursuant to an amendment in the form attached as Exhibit A hereto (the "COMPANY RIGHTS PLAN AMENDMENT"), which shall prevent any Flip-in Date, Flip-over Transaction or Event, Separation Time, or Stock Acquisition Date (as each such term is defined in the Company Rights Plan) from occurring, and shall prevent the Company Rights from becoming exercisable pursuant to the Company Rights Plan, as a result of (i) approval, execution or delivery of this Agreement, the Securities Purchase Agreements, the Voting Agreement or any amendments thereof, provided that any such amendment is approved in advance by the Board of Directors of the Company, (ii) the commencement or, prior to termination of this Agreement, the consummation of the transactions contemplated hereby (including the Merger), or by the Company Voting Agreements or the Securities Purchase Agreements, (iii) any conversion, exercise or exchange of any of the Company's securities acquired pursuant to the Securities Purchase Agreements, or (iv) in the event of a termination of this Agreement, any additional acquisitions of the Company's securities by any of the Purchaser Companies (A) which are consummated after the termination of this Agreement at a purchase price of not less than $3.00 per share of Company Common Stock (on an as-converted basis, in the case of Convertible Securities), (B) which do not cause any of Purchaser Companies to become the beneficial owner of more than 51% of the shares of Company Common Stock outstanding at the time of such additional acquisitions, and (C) which, in the event there is a Second Purchaser Restricted Period, occur after the expiration of the Second Purchaser Restricted Period; and

                  WHEREAS, the Board of Directors has approved the acquisition by the Purchaser Companies of 15% or more of the Company's outstanding voting stock for purposes of Section 203 of the DGCL so that the restrictions on "business combinations" with "interested stockholders" (each as defined in Section 203 of the DGCL) will not be applicable to the Purchaser Companies; and

                  WHEREAS, the board of directors of each of Purchaser and Newco has, subject to the terms and conditions of this Agreement, determined that this Agreement is advisable and in the best interests of its respective stockholders and approved and adopted this Agreement and the transactions contemplated hereby in accordance with the DGCL; and

                  WHEREAS, Purchaser, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

                  WHEREAS, the holders of all of the outstanding shares of Company Series A Preferred have consented to the execution and delivery of this Agreement and the consummation of transactions contemplated hereby; and

                  WHEREAS, pursuant to purchase agreements with certain securityholders of the Company, copies of which were previously provided to the Company (the "SECURITIES PURCHASE AGREEMENTS"), Purchaser has acquired the following securities of the Company prior to the execution of this Agreement and subsequent to the aforesaid amendments to the Company Rights Plan and approval of the Board of Directors for purposes of Section 203 of the DGCL (the "PURCHASER ACQUIRED SECURITIES"): (i) shares of Company Series A Preferred that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,010 shares of Company Common Stock (which represents all of the outstanding shares of Company Series A Preferred as of the Signing Date), (ii) Company Notes that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,008 shares of Company Common Stock (which represents all of the outstanding Company Notes as of the Signing Date), (iii) Company Warrants that represent as of the Signing Date the right to acquire up to an aggregate of 506,250 shares of Company Common Stock (which represents all of the outstanding Company Warrants as of the Signing Date), and (iv) 656,000 shares of Company Common Stock; and

                  WHEREAS, Purchaser has obtained a voting agreement, a copy of which was previously provided to the Company, from the stockholders listed on Exhibit B, which voting agreement provides, among other things, that until the date of termination of this Agreement (whether as a result of a Superior Competing Transaction or for any other reason), such stockholders shall vote the shares of Company Common Stock owned by them in favor of this Agreement, the Merger and, to the extent required, all transactions incident thereto (the "COMPANY VOTING AGREEMENT") and irrevocable proxies from such stockholders giving Purchaser the right to vote the shares of Company Common Stock owned by them in accordance with the requirements of the Company Voting Agreement (collectively, the "IRREVOCABLE PROXIES").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, Purchaser, Newco and the Company hereby agree as follows:

                                  ARTICLE 1 --

                       THE MERGER; EFFECTIVE TIME; CLOSING

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Newco shall, in accordance with Section 251 of the DGCL, consummate a merger (the "MERGER") in which Newco shall be merged with and into the Company, with the Company being the surviving corporation, and the separate corporate existence of Newco shall thereupon cease. The corporation surviving the Merger shall be governed by the laws of the state of Delaware and is sometimes hereinafter referred to as the "SURVIVING CORPORATION." In accordance with Section 251 of the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of Newco and the Company shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of Newco and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         1.2 EFFECTIVE TIME. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof, the appropriate parties hereto shall execute in the manner required by the DGCL and file with the Delaware Secretary of State a certificate of merger relating to the Merger, and the parties shall take such other and further actions as may be required by Law to make the Merger effective. The time the Merger becomes effective in accordance with applicable Law is hereinafter referred to as the "EFFECTIVE TIME."

         1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 251 of the DGCL.

         1.4 CLOSING. The closing of the Merger (the "CLOSING") shall take place
(a) at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey, at 10:00 a.m. as promptly as practicable after the last of the conditions set forth in Section 7.1 hereof shall be fulfilled or waived in accordance with this Agreement, or (b) at such other place, time and date as Purchaser and the Company may agree.

                                  ARTICLE II --

                              SURVIVING CORPORATION

         2.1 CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of the Company shall be amended in its entirety to read as set forth in Exhibit C hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by the DGCL.

         2.2 BYLAWS. From and after the Effective Time, the Bylaws of Newco in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with DGCL.

         2.3 DIRECTORS. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

         2.4 OFFICERS. The officers of Newco at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                 ARTICLE III --

                MERGER CONSIDERATION; CONVERSION OR CANCELLATION
                         OF COMPANY SHARES IN THE MERGER

         3.1 MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF COMPANY SHARES IN THE MERGER.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Newco, the Company, the Surviving Corporation or the holders of any outstanding shares of capital stock of the Company (the "COMPANY SHARES") or capital stock of Newco, each share of the Company's common stock, par value $.001 per share (the "COMPANY COMMON STOCK") and each share of the Company's Series A Convertible Redeemable Preferred Stock, par value $.001 per share (the "COMPANY SERIES A PREFERRED"), issued and outstanding immediately prior to the Effective Time (other than (A) Company Shares owned by Purchaser, Newco or any direct or indirect wholly owned Subsidiary of Purchaser (collectively, "PURCHASER COMPANIES"), (B) Company Shares owned by any of the Company's direct or indirect wholly owned Subsidiaries or held in the treasury of the Company ("TREASURY SHARES") and (C) Dissenting Shares) shall, by virtue of the Merger, be cancelled and extinguished and converted into the right to receive per share of Company Common Stock (on an as-converted to Company Common Stock basis in the case of the Company Series A Preferred) an amount in cash equal to Three Dollars ($3.00) (as adjusted pursuant to Section 3.10 below, the "MERGER CONSIDERATION").

                  (b) Any Company Shares owned by the Purchaser Companies and all Treasury Shares shall be cancelled and retired at the Effective Time and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

                  (c) On or after the Effective Time, (i) holders of certificates representing Company Shares (the "CERTIFICATES") immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration in accordance with
Section 3.4 hereof for each share of Company Common Stock (on an as-converted to Company Common Stock basis in the case of the Company Series A Preferred) held by them and (ii) holders of certificates, agreements or other instruments representing Convertible Securities (the "CONVERTIBLE SECURITY INSTRUMENTS") immediately prior to the Effective Time shall be treated in accordance with
Section 3.7 below.

         3.2 CONVERSION OF NEWCO SHARES. Each share of common stock, par value $.004, of Newco ("NEWCO COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one duly issued, validly authorized, fully paid and nonassessable share of common stock, par value $.004 per share, of the Surviving Corporation.

         3.3 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, (A) Company Shares held by holders thereof who are entitled to vote on the Merger and who have not voted such Company Shares in favor of the adoption of this Agreement and the Merger, and (B) shares of Series A Preferred, even if their holders are not entitled to vote on the Merger, in each case with respect to which appraisal rights shall have been properly exercised and perfected in accordance with Section 262 of the DGCL (the "DISSENTING SHARES"), shall not be converted into or represent the right to receive the Merger Consideration which the holders of Company Shares are entitled to receive pursuant to Section 3.1 above, and holders of such Dissenting Shares shall be entitled to receive only the payment provided for by Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to demand payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be deemed to be entitled to receive the Merger Consideration, without interest, per share of Company Common Stock (on an as-converted to Company Common Stock basis in the case of the Company Series A Preferred). The Company shall give Purchaser (i) prompt notice of any demands for payment for Dissenting Shares pursuant to
Section 262 of the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment pursuant to Section 262 of the DGCL. The Company shall not, except with the prior written consent of Purchaser or as otherwise required by applicable Law, make any payment with respect to any such demands for payment or offer to settle or settle any such demands.

         3.4 EXCHANGE OF CERTIFICATES AND CONVERTIBLE SECURITY INSTRUMENTS; PAYMENT.

                  (a) On or prior to the Signing Date, Purchaser shall appoint a bank or trust company reasonably acceptable to the Company as the Person to receive Letters of Transmittal and to act as paying agent under this Agreement (the "PAYING AGENT'), pursuant to an agreement in form and substance reasonably acceptable to Purchaser and the Company (the "PAYING AGENT AGREEMENT"). On the Signing Date, Purchaser shall deposit with the Paying Agent, pursuant to the Paying Agent Agreement, an amount of cash equal to the aggregate amount of Merger Consideration payable under this Agreement to all holders of Company Shares and Convertible Securities (other than Company Shares or Convertible Securities owned by Purchaser Companies) (collectively, the "COMPANY EQUITY HOLDERS").

                  (b) Purchaser shall use commercially reasonable efforts to cause the Paying Agent to mail to each stockholder of record of the Company and all other Company Equity Holders as of the Effective Time, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates and Convertible Security Instruments shall pass, only upon delivery of the Certificates and Convertible Security Instruments to the Paying Agent) (a "LETTER OF TRANSMITTAL") and (ii) instructions for effecting the surrender of the Certificates and Convertible Security Instruments and receiving the Merger Consideration to which such holder shall be entitled pursuant to Section 3.1.

                  (c) Upon surrender of a Certificate or Convertible Security Instrument for cancellation to the Paying Agent, together with a duly executed Letter of Transmittal, the holder of such Certificate or Convertible Security Instruments shall be entitled to receive in exchange therefor, and shall promptly receive, the Merger Consideration to which such holder is entitled in accordance with Section 3.1 in the form of a bank check.

                  (d) In the event that the Merger Consideration is to be delivered to any Person in whose name the Certificate or Convertible Security Instrument surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer.

                  (e) Until surrendered as contemplated by Section 3.4(c), each Certificate (other than a Certificate to be canceled in accordance with Section 3.1(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration contemplated by this Section 3.4. No interest will be paid or will accrue on any cash payable to holders of Certificates or Convertible Security Instruments pursuant to the provisions of this Article III.

                  (f) Neither the Paying Agent nor any party hereto shall be liable to a holder of Company Shares or Convertible Securities for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  (g) In the case of any Company Shares that are not represented by Certificates but are included in the Company Shares disclosed in Sections 4.2(a) and (b) below, such Company Shares shall be treated identically to Company Shares that are represented by Certificates for purposes of this Agreement (subject to evidence of ownership thereof reasonably satisfactory to Purchaser) and for purposes of the Paying Agent Agreement (subject to evidence of ownership thereof reasonably satisfactory to the Paying Agent).

                  (h) Purchaser shall be entitled, in accordance with Section 3.4(i) below, to receive all interest earned in respect of the funds deposited with the Paying Agent.

                  (i) Purchaser shall receive any remaining Merger Consideration on deposit with the Paying Agent on the date which is one year after the Effective Time, and any Company Equity Holder who has not surrendered his Certificate(s) or Convertible Security Instrument(s) to the Paying Agent prior to such time shall be entitled to receive the Merger Consideration without interest upon the surrender of such Certificate(s) to Purchaser, subject to applicable escheat or abandoned property laws.

         3.5 MISSING CERTIFICATES. If any holder of Company Shares convertible into the right to receive the Merger Consideration is unable to deliver the Certificate which represents such Company Shares, or any Company Equity Holder is unable to deliver the Convertible Security Instrument which represents such Convertible Securities, the Paying Agent shall deliver to such holder the Merger Consideration to which the holder is entitled for such shares upon presentation of the following:

                   (i) evidence to the reasonable satisfaction of Purchaser that any such Certificate or Convertible Security Instrument, as applicable, has been lost, wrongfully taken or destroyed;

                  (ii) such security or indemnity as may be reasonably requested by Purchaser to indemnify and hold harmless Purchaser and the Paying Agent; and

                  (iii) evidence reasonably satisfactory to Purchaser that such Person is the owner of the Company Shares theretofore represented by each Certificate claimed to be lost, wrongfully taken or destroyed, or the Convertible Securities theretofore represented by each Convertible Security Instrument claimed to be lost, wrongfully taken or destroyed, and that the holder is the Person who would be entitled to present such Certificate or Convertible Security Instrument for payment pursuant to this Agreement.

         3.6 NO FURTHER RIGHTS OR TRANSFERS. At and after the Effective Time, except for the surrender of the Certificate(s) in exchange for the right to receive the Merger Consideration with respect thereto (or, in the case of holders of Dissenting Shares, the right to receive the payment provided for by
Section 262 of the DGCL), (i) each holder of Company Shares shall cease to have any rights as a stockholder of the Company, and (ii) no transfer of Company Shares shall thereafter be made on the stock transfer books of the Surviving Corporation.

         3.7 CONVERTIBLE SECURITIES.

                  (a) The Company shall take all action necessary to ensure that
(i) each option or other right to purchase shares of Company Common Stock pursuant to stock options (a "COMPANY OPTION") which is outstanding at the Effective Time, whether granted by the Company under the Company's Amended and Restated 2002 Stock Option Plan for Independent Directors, the Company's 1995 Stock Option Plan for Independent Directors, the Company's Year 2000 Stock Incentive Plan or the Company's Employee Stock Compensation Program (collectively, the "COMPANY OPTION PLANS") or any other plan or agreement, (ii) each warrant to purchase shares of Company Common Stock (a "COMPANY WARRANT") which is outstanding at the Effective Time, and (iii) each Performance Unit granted by the Company under the Company's Year 2000 Stock Incentive Plan which is outstanding at the Effective Time, in any such case, shall be fully vested and exercisable in full immediately prior to the consummation of the Merger and all Company Options, Company Warrants and Performance Units that are not exercised prior to the consummation of the Merger will be cancelled as of the Effective Time in exchange for the Merger Consideration described in Section 3.7(b) (other than Company Options, Company Warrants and Performance Units that are owned by Purchaser Companies, which will be cancelled without consideration); provided, however, that all Company Options, Company Warrants and Performance Units that cannot be so cancelled by the Company ("REMAINING EQUITY-BASED AWARDS") shall remain outstanding but, at all times after the Effective Time, shall be deemed to refer to a cash payment to the holder thereof in an amount equal to the product of (x) the number of shares of Company Common Stock issuable upon exercise of such Remaining Equity-Based Awards immediately prior to the Effective Time multiplied by (y) the Merger Consideration without any interest thereon, less the applicable exercise price for the Company Option, Company Warrant or Performance Unit, if any.

                  (b) Each Convertible Security that is outstanding immediately prior to the Effective Time (other than Remaining Equity-Based Awards) shall be cancelled as of the Effective Time and converted into the right to receive, for each Company Share issuable upon exercise of such Convertible Security, the Merger Consideration, without interest, less the applicable exercise price for the Convertible Securities, if any (other than Convertible Securities that are owned by Purchaser Companies, which will be cancelled without consideration). Thereafter, without impairing the rights of the holders of the Convertible Security to receive payments of Merger Consideration to the extent set forth herein, the holders of Convertible Securities shall, as of the Effective Time, cease to have any further right or entitlement to acquire any shares of capital stock of the Company, Purchaser or the Surviving Corporation under the cancelled Convertible Securities. Holders of Convertible Securities will be required to deliver their Convertible Security Instruments in accordance with Section 3.4 above or, if unable to do so, otherwise meet the requirements set forth in
Section 3.5 above. The Seller Notes will not be cancelled in the Merger and will remain outstanding at the Effective Time.

                  (c) The Company agrees to take all other actions necessary or appropriate so that, as of the Effective Time and as a result of the Merger, except as permitted above, (i) no Convertible Securities are outstanding, (ii) no Person other than Purchaser shall have any right, title or interest in or to the ownership of the Company or the Surviving Corporation or any securities issued by the Company or the Surviving Corporation, (iii) the holders of Convertible Securities prior to the Closing, shall, on and after the Closing, have no right, title or interest in or to the Company or the Surviving Corporation or any securities of the Company or the Surviving Corporation, other than the rights to payment of Merger Consideration in the manner described in this Section 3.7 or rights in respect of Dissenting Shares as described in
Section 3.3 above, and (iv) no Person holding Convertible Securities shall by virtue of any such securities have any right to acquire any securities of Purchaser.

         3.8 EMPLOYEE STOCK PURCHASE PLAN. There are no active participants or participant accumulated cash balances in the Company's Employee Stock Purchase Plan (the "ESPP"), and, after the Signing Date, the Company will not permit any participation in the ESPP or offer any plan, program or arrangement for the purchase of shares of Company Common Stock.

         3.9 WITHHOLDING. Notwithstanding anything in this Agreement to the contrary, the Paying Agent or Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares, Company Options, Company Warrants or Performance Units such amounts as the Paying Agent, Purchaser or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to such payment under the Internal Revenue Code of 1986, as amended (the "CODE") or any provisions of state, local or foreign tax Law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares, Company Options, Company Warrants or Performance Units in respect of which such deduction and withholding was made. The Company agrees to provide the Paying Agent and Purchaser with such information as they may reasonably require in order to calculate such amounts required to be withheld. After the Effective Time, Purchaser will timely remit, or cause the timely remission of, these withheld amounts to the taxing authorities entitled to receive the same.

         3.10 ADJUSTMENTS TO MERGER CONSIDERATION.

                  (a) In the event of any change for any reason (including without limitation as a result of a forward or reverse stock split, stock dividend or distribution, reclassification, recapitalization, merger, subdivision, issuer tender or exchange offer or other similar transaction) in the number of Company Shares or Convertible Securities (other than Company Shares or Convertible Securities owned by Purchaser Companies, and other than any matter set forth on Part 4.2(b) of the Company Disclosure Memorandum) issued and outstanding at any time after the Signing Date and prior to the Effective Time (excluding changes resulting from any repurchase, redemption or repayment by the Company or its Subsidiaries of any shares of Company Shares or Convertible Securities), the Merger Consideration shall be appropriately adjusted to provide to the holders of Company Shares and Convertible Securities the same aggregate amount of consideration (i.e., Three Dollars ($3.00) multiplied by the number of As Converted Total Company Shares as in effect at the Signing Date, as appropriately adjusted to reflect any changes resulting from any repurchase, redemption or repayment by the Company or its Subsidiaries of any shares of Company Common Stock or Company Options after the Signing Date) (the "TOTAL MERGER CONSIDERATION") (for the avoidance of doubt, Total Merger Consideration excludes any Merger Consideration payable in respect of Company Shares or Convertible Securities owned by Purchaser Companies) which they would have received had such change not occurred; and as so adjusted shall thereafter be the Merger Consideration, subject to further adjustment in accordance with this Section 3.10.

                  (b) In the event that Section 4.2(c) below as in effect at the Signing Date misstates the As Converted Company Total Shares, then the Merger Consideration shall be appropriately reduced or increased as appropriate to provide to the holders of Company Common Stock and Convertible Securities the aggregate amount of Total Merger Consideration which they would have received if
Section 4.2(c) as in effect at the Signing Date had been accurate; and as so adjusted shall thereafter be the Merger Consideration, subject to further adjustment in accordance with this Section 3.10; provided, however, that no adjustment pursuant to this paragraph shall be made for any matter set forth on
Part 4.2(b) of the Company Disclosure Memorandum.

                  (c) Notwithstanding anything herein to the contrary, no adjustment shall be made pursuant to this Section 3.10 unless all of the adjustments to be made pursuant to this Section 3.10 would in the aggregate cause an adjustment in the Merger Consideration of more than $.01 per share (i.e., if the adjustment would result in Merger Consideration of $2.99 per share or $3.01 per share, the Merger Consideration shall remain at $3.00 per share).

                  (d) Notwithstanding any adjustment to the per share Merger Consideration made pursuant to this Section 3.10, the aggregate Merger Consideration to be received by any holder of Company Shares or Convertible Securities in the Merger will be rounded up or down to the nearest one cent ($.01).

                                  ARTICLE IV --

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Contemporaneously with the execution and delivery of this Agreement, the Company has delivered to Purchaser and Newco a Company Disclosure Memorandum dated as of the date of this Agreement and signed by the Company (the "COMPANY DISCLOSURE MEMORANDUM") setting forth certain information regarding the Company and its business. To induce Purchaser and Newco to enter into and perform this Agreement, the Company hereby represents and warrants to Purchaser and Newco that, except (i) as set forth in the Company Disclosure Memorandum (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in the Company Disclosure Memorandum relates; provided, however, that any information set forth in one Section or subsection of the Company Disclosure Memorandum shall be deemed to apply to each other Section or subsection thereof to which its relevance is readily apparent on its face) or (ii) as set forth in the Company SEC Reports, each of the representations and warranties in the following paragraphs of this
Article IV is true and correct as of the Signing Date:

         4.1 CORPORATE ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and its Subsidiaries is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by it require such qualification, except where failure to so qualify or be in good standing would not have a Company Material Occurrence or materially adversely affect the consummation of the transactions contemplated hereby. Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted, except where failure to have such power and authority would not reasonably be expected to result in a Company Material Occurrence or to materially adversely affect the consummation of the transactions contemplated hereby. Set forth as exhibits to the Company SEC Reports are complete and correct copies of the Company's Certificate of Incorporation and Bylaws, each as amended to date.

         4.2 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock, of which, as of the Signing Date, 10,017,479 shares were issued and outstanding, and 2,000,000 shares of Preferred Stock, par value $.001 per share, of which, as of the Signing Date, 393,701 shares were designated as Company Series A Preferred, and 393,701 shares of Company Series A Preferred were issued and outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  (b) Set forth on Part 4.2(b) of the Company Disclosure Memorandum is a list of all Company Options issued and outstanding as of the Signing Date, together with a description of (i) the number of shares of Company Common Stock issuable upon exercise or conversion thereof, (ii) the applicable exercise or conversion price therefor, and (iii) the expiration date thereof. The Company does not have any Performance Shares or Shares of Restricted Stock issued or outstanding. All outstanding shares of capital stock of the Subsidiaries are owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of all liens, pledges, security interests, charges, claims, options, rights of third parties and other encumbrances of any kind or nature ("LIENS"). Except for (i) this Agreement and as permitted or contemplated hereby, (ii) the Company Notes that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,008 shares of Company Common Stock, (iii) the Company Options that represented as of the Signing Date the right to acquire up to an aggregate of 4,244,223 shares of Company Common Stock, (iv) the Company Warrants that represent as of the Signing Date the right to acquire up to an aggregate of 506,250 shares of Company Common Stock, (v) the Company Series A Preferred that represent as of the Signing Date the right to acquire up to an aggregate of 3,937,010 shares of Company Common Stock, (vi) the Seller Notes, and (vii) the Company Rights, there are not, as of the Signing Date, any outstanding or authorized options, warrants, calls, Performance Units, rights (including preemptive rights), commitments or any other agreements of any character to which the Company or any of its Subsidiaries is a party, or by which they may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exercisable or exchangeable for, or evidencing the right to subscribe for or otherwise acquire, any shares of capital stock or other securities of the Company or any of its Subsidiaries.

                  (c) The aggregate number of shares of Company Common Stock (i) which are issued and outstanding as of the Signing Date, and (ii) which would be issued and outstanding as of the Signing Date assuming a cashless exercise or cashless conversion of all Convertible Securities, using the actual exercise price of such Convertible Securities (in each case excluding shares of Company Common Stock and Convertible Securities that are owned by Purchaser Companies) (the sum of (i) and (ii) are hereinafter collectively referred to as the "AS CONVERTED TOTAL COMPANY SHARES") is 11,039,238. For purposes of calculating said cashless exercise, the value of each share of Company Common Stock shall be equal to the Merger Consideration. In addition, for purposes of calculating the As Converted Total Company Shares, it shall be deemed that all Convertible Securities which have an exercise or conversion price in excess of the Merger Consideration would not be converted into any Company Common Stock.

                  (d) Except for the Company Voting Agreement, the Irrevocable Proxies, the Company Stockholders Agreement and the Company Registration Rights Agreement, there are not as of the Signing Date and there will not be at the Effective Time any registration rights agreements, stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound (or, to the Company's Knowledge, to which any of its stockholders are a party or by which they are bound) relating to the voting of any Company Shares. There are no restrictions on the Company with respect to voting the stock of any of its Subsidiaries.

         4.3 AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval and adoption of the Merger and this Agreement by holders of the Company Shares in accordance with the DGCL and the Company Stockholders Agreement. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by holders of the Company Shares in accordance with the DGCL and by the holders of the Company Series A Preferred in accordance with the Company Stockholders Agreement). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Purchaser and Newco, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (b) The Board of Directors has caused the Company Rights Plan to be amended pursuant to the Company Rights Plan Amendment, which shall prevent any Flip-in Date, Flip-over Transaction or Event, Separation Time, or Stock Acquisition Date (as each such term is defined in the Company Rights Plan) from occurring, and shall prevent the Company Rights from becoming exercisable pursuant to the Company Rights Plan, as a result of (i) the approval, execution or delivery of this Agreement, the Securities Purchase Agreements, the Voting Agreement or any amendments thereof, provided that any such amendment is approved in advance by the Board of Directors of the Company, (ii) the commencement or, prior to termination of this Agreement, the consummation of the transactions contemplated hereby (including the Merger) or by the Company Voting Agreements or the Securities Purchase Agreements, (iii) any conversion, exercise or exchange of any of the Company's securities acquired pursuant to the Securities Purchase Agreements, or (iv) in the event of a termination of this Agreement, any additional acquisitions of the Company's securities by any of the Purchaser Companies (A) which are consummated after the termination of this Agreement at a purchase price of not less than $3.00 per share of Company Common Stock (on an as-converted basis, in the case of Convertible Securities), (B) which do not cause any of Purchaser Companies to become the beneficial owner of more than 51% of the shares of Company Common Stock outstanding at the time of such additional acquisitions, and (C) which, in the event there is a Second Purchaser Restricted Period, occur after the expiration of the Second Purchaser Restricted Period. The Board of Directors has approved the acquisition by the Purchaser Companies of 15% or more of the Company's outstanding voting stock for purposes of Section 203 of the DGCL so that the restrictions on "business combinations" with "interested stockholders" (each as defined in Section 203 of the DGCL) will not be applicable to the Purchaser Companies.

         4.4 CONSENTS AND APPROVALS; NO VIOLATION.

                  (a) Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will:

                           (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws, each as amended, of the Company or any of its Subsidiaries;

                           (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (A) pursuant to the applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Securities Act of 1933, as amended (the "SECURITIES ACT"), (B) the filing of the certificate of merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, (C) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (D) such filings and consents as may be required under any environmental, health or safety Law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not individually or in the aggregate reasonably be expected to materially adversely affect the consummation of the transactions contemplated hereby, or (F) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of Purchaser and/or Newco;

                           (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any Contracts to which the Company or any of its Subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time; provided, however, that the Company makes no representation as to the effect on the consummation of the Merger and the other transactions contemplated by this Agreement on any real estate lease or equipment lease; or

                           (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 4.4 are duly and timely obtained or made and, with respect to the Merger, this Agreement is adopted by the Company's stockholders, violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or to any of their respective assets.

                  (b) The affirmative vote of (i) a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement at a meeting at which a quorum is present (the "COMPANY STOCKHOLDER APPROVAL") and
(ii) a majority of the outstanding shares of Company Series A Preferred in favor of the approval and adoption of this Agreement (the "COMPANY SERIES A APPROVAL") in accordance with the terms of the Stockholders Agreement dated as of April 14, 2004 by and among the Company and the stockholders of the Company listed as "Stockholders" therein (the "COMPANY STOCKHOLDERS AGREEMENT") are the only votes of the holders of any class or series of the Company's or its Subsidiaries' securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

         4.5 SEC REPORTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; DISCLOSURE CONTROLS AND PROCEDURES.

                  (a) SEC Reports. The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since December 31, 2004 (including, without limitation, the Company's Annual Reports on Form 10-K for the year ended December 31, 2004 and Form 10-K/A for the year ended December 31, 2005 (the "COMPANY 2005 AUDIT DATE"), the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005 and for the quarter ended March 31, 2006, and the Company's proxy statement for its 2005 and 2006 Annual Meetings of Stockholders and all certifications and statements required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. ss.1350 (Section 906 of the Sarbanes-Oxley Act of 2002 ("SOX")) with respect to any Annual Reports), pursuant to the federal securities laws and the SEC's rules and regulations thereunder, and SOX and all rules and regulations thereunder (collectively, and together with all forms, reports and documents filed by the Company with the SEC after the date of this Agreement, including any amendments thereto, the "COMPANY SEC REPORTS"). The Company SEC Reports were or will, as applicable, be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. As of their respective dates, none of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is or has been required to file any form, report, registration statement or other document with the SEC.

                  (b) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. As used in this Section 4.5, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

                  (c) Financial Statements. The consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports, as of their respective dates, complied, or in the case of the Company SEC Reports filed after the date hereof, will comply, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared, or in the case of the Company SEC Reports filed after the date hereof, will be prepared, in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly, or in the case of the Company SEC Reports filed after the date hereof, will present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to notes and normal year-end adjustments that were not, or with respect to any such financial statements contained in any of the Company SEC Reports to be filed subsequent to the Signing Date are not reasonably expected to be, material in amount or effect).

                  (d) SOX Certifications. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of SOX. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn. Neither the Company nor any of it officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

                  (e) Undisclosed Liabilities. Except (i) as reflected in the Company's unaudited consolidated balance sheet at March 31, 2006 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), (ii) for liabilities incurred in the ordinary course of business since March 31, 2006 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, or (iii) performance obligations under contracts required in accordance with their terms, or performance obligations, to the extent required under applicable laws, in each case to the extent arising after the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a financial statement or in the notes thereto.

                  (f) Off-Balance Sheet Arrangements. The Company and its Subsidiaries have not effected any securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) since the Company 2005 Audit Date. The Company has delivered or made available to Purchaser copies of the documentation creating or governing all such all securitization transactions and off-balance sheet arrangements.

                  (g) Loans to Executives and Directors. The Company has not, since the effective date of SOX, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company in violation of SOX. The Company has not made any loan or extension of credit to which the second sentence of Section 13(k)(I) of the Exchange Act applies.

                  (h) Auditors. J.H. Cohn LLP has not performed any non-audit services for the Company and its Subsidiaries since the Company 2005 Audit Date. There has been no change in the Company's accountants since the Company 2005 Audit Date. The Company has not been in any material disputes with J.H. Cohn LLP since the Company 2005 Audit Date, which, in any such case, were required to be disclosed in the Company SEC Reports and were not so disclosed.

         4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as expressly required or permitted by this Agreement or as set forth on Part 4.6 of the Company Disclosure Memorandum, since March 31, 2006, there has not been:

                           (i) through the Signing Date, any Company Material Occurrence;

                           (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any Company Shares;

                           (iii) any (A) granting by the Company or any of its Subsidiaries to any officer, employee or independent contractor of the Company or any of its Subsidiaries of any increase in compensation or payments, except in the ordinary course of business consistent with prior practice, (B) granting by the Company or any of its Subsidiaries to any such officer, employee or independent contractor of any increase in severance or termination pay, (C) entry by the Company or any of its Subsidiaries into any severance or termination agreement with any director or officer or employee of the Company or any of its Subsidiaries, or (D) entry by the Company or any of its Subsidiaries into any employment, independent contractor or consulting agreement with any director or officer or employee of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with prior practice, subject to the following exceptions:

                                    (x) except, in the case of any of such
                           clauses (A), (B), (C) or (D) above, as was required under employment agreements with Key Officers previously provided or made available to Purchaser, and

                                    (y) except, in the case of any of clauses
                           (B) and (C) above, for severance or termination payments made in the ordinary course of business consistent with past practice that did not or do not exceed $10,000 for any individual or $200,000 in the aggregate;

                           (iv) any amendment of any material term of any outstanding equity security of the Company or any Subsidiary;

                           (v) any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any Subsidiary, except as contemplated by Company Benefit Plans;

                           (vi) any material damage, destruction or other property loss, whether or not covered by insurance;

                           (vii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP or by applicable Laws;

                           (viii) any entry by either the Company or any Subsidiary thereof into any transaction which was not in the ordinary course of business;

                           (ix) any mortgage, pledge, sale, assignment or transfer of any material tangible or intangible assets of the Company or any Subsidiary thereof, except for obsolete assets or in the ordinary course of business consistent with past practices;

                           (x) any resignation or termination of employment of any Key Officer of the Company or any Subsidiary thereof and, to the Company's Knowledge, there is not any impending resignation or termination of employment of any such Key Officers;

                           (xi) any material change, except in the ordinary course of business, in the contingent obligations of the Company or any Subsidiary thereof (nor in any contingent obligation of the Company or any Subsidiary thereof regarding any of its respective officers, directors, employees, independent contractors or stockholders) by way of guaranty, endorsement, indemnity, or warranty;

                           (xii) except for the expiration of any right or Contract in accordance with its terms, any waiver or loss of any material right of the Company or any Subsidiary thereof, or the cancellation of any material debt, claim or Contract held by the Company or any Subsidiary thereof (which for purposes of this Section
         4.6 does not include any debt, claim or Contract with any holder of Company Shares or Convertible Securities in their capacity as such, or any Affiliate of the Company or Affiliate of any holder of Company Shares or Convertible Securities in their capacity as such);

                           (xiii) any satisfaction or discharge of any Lien or any payment of any obligation by the Company or any Subsidiary thereof, except in the ordinary course of business and consistent with past practices and which is not material to the Business, assets, properties, operations or condition (financial or otherwise), or results of operations of the Company or any Subsidiary thereof;

                           (xiv) any material reduction in the form or amount of insurance coverage maintained by the Company or any Subsidiary;

                           (xv) any incurrence by either the Company or any Subsidiary of any material liability or other material obligation, except in the ordinary course of business;

                           (xvi) any material capital expenditures made by either the Company or any Subsidiary, other than in the ordinary course of business, and any commitments made by the Company or any Subsidiary for any future material capital expenditure; or

                           (xvii) any agreements or commitments entered into by the Company or any Subsidiary to take any actions identified under this
         Section 4.6.

         4.7 LITIGATION. Except as set forth on Part 4.7 of the Company Disclosure Memorandum, there are no material actions, claims, suits, proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary which could reasonably be expected to result in a Company Material Occurrence or to materially adversely affect the consummation of the transactions contemplated hereby. Neither the Company nor any Subsidiary thereof is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Authority which could reasonably be expected to result in a Company Material Occurrence or to materially adversely affect the consummation of the transactions contemplated hereby.

         4.8 INSURANCE.

                  (a) The Company has previously provided or made available to Purchaser true and complete copies of all insurance policies maintained by the Company and its Subsidiaries as of the Signing Date (including any exhibits, schedules, riders or amendments thereof) (the "COMPANY INSURANCE POLICIES"). Each of the Company Insurance Policies is currently in full force and effect and shall remain in full force and effect through the Effective Time. All premiums on such Company Insurance Policies which are due have been paid through the Signing Date. The Company has delivered to Purchaser copies of all reservation of rights letters issued by any insurers of the Company and its Subsidiaries.

                  (b) The Company requires insurance coverage of each of the Company Independent Contractors pursuant to the individual agreements with the individual independent contractor drivers, specimens of which have been provided to Purchaser.

         4.9 TAXES.

                  (a) The Company and its Subsidiaries are members of an affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent; such affiliated group files a consolidated federal income Tax Return.

                  (b) Each of the Company, its Subsidiaries and its former Subsidiaries has filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is correct and complete in all material respects.

                  (c) Each of the Company, its Subsidiaries and its former Subsidiaries has paid all Taxes due and payable by it as shown on such Tax Returns.

                  (d) Except as set forth on Part 4.9(d) of the Company Disclosure Memorandum, there are no unpaid Taxes due and payable by the Company, its Subsidiaries or its former Subsidiaries that are or could become a lien on any asset of the Company, or otherwise materially adversely affect the business, properties or financial condition of the Company or any of its Subsidiaries.

                  (e) Each of the Company and its Subsidiaries is in material compliance with, and the records of each of them contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable Tax information reporting and Tax withholding requirements.

                  (f) Except as set forth on Part 4.9(f) of the Company Disclosure Memorandum, each of the Company and its Subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due.

         4.10 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) Except as set forth in the Company SEC Reports, the Company does not maintain any Company Benefit Plans.

                  (b) All contributions and other payments required to have been made by the Company or any Company ERISA Affiliate with respect to any Company Benefit Plan (or to any Person pursuant to the terms thereof) have been or will be timely made, and all such amounts properly accrued through the date of the Company SEC Reports have been reflected therein.

                  (c) The terms of all Company Benefit Plans that are intended to be "qualified" within the meaning of Section 401(a) of the Code have been determined by the IRS to be so qualified or the applicable remedial periods will not have ended prior to the Effective Time of the Merger. To the Company's Knowledge, no event or condition exists or has occurred that could cause the IRS to disqualify any Company Benefit Plan that is intended to be qualified under
Section 401(a) of the Code. With respect to each Company Benefit Plan, the Company and each Company ERISA Affiliate are in compliance in all material respects with, and each Company Benefit Plan and related source of benefit payment is and has been operated in material compliance with, its terms, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local Law. To the Knowledge of the Company, no Company Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the Department of Labor, or any other federal, state, or local Governmental Authority or is scheduled to be subject to such an audit investigation or proceeding.

                  (d) With respect to each Company Benefit Plan, to the Knowledge of the Company, there exists no condition or set of circumstances that could subject the Company or any Company ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable Law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which the Company or any Company ERISA Affiliate is a party). No claim, action or litigation has been made, commenced or, to the Knowledge of the Company, threatened, by or against any Company Benefit Plan or the Company or any of its Subsidiaries with respect to any Company Benefit Plan (other than for benefits in the ordinary course).

                  (e) No Company Benefit Plan that is a "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable state or local Law that specifically mandates continued health coverage).

                  (f) Except as set forth in the Company SEC Reports and except for the Company Change in Control Payments and except for accelerated vesting of Company Options, there are no (i) payments (whether of severance pay or otherwise) which will become due from the Company or any of its Subsidiaries, which individually or in the aggregate are material, to any Company Beneficiary or to the trustee under any "rabbi trust" or similar arrangement, or (ii) material benefits under any Company Benefit Plan being established or increased, or becoming accelerated, vested or payable, in either case as a result of the commencement or announcement of the transaction contemplated by this Agreement.

                  (g) Neither the Company nor any entity that was at any time during the six-year period ending on the Signing Date a Company ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that (A) is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA,
Section 412 of the Code or Section 302 of ERISA or (B) that is or was a multiemployer plan (as defined in Section 414(f) of the Code or Sections 3(37) or 4001(a)(31) of ERISA).

                  (h) Each Company Benefit Plan may be terminated or modified by the Company or Purchaser without material liability to the Company, Purchaser or any ERISA Affiliate of either, excluding liabilities attributable to administrative costs or to acceleration of the vesting and exercisability of Company Options.

                  (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other arrangement with any labor union.

         4.11 ENVIRONMENTAL LAWS AND REGULATIONS.

                  (a) The Company and each of its Subsidiaries is now in compliance in all material respects with all Environmental Laws, and has been in compliance in all material respects with Environmental Laws. The conduct of the businesses of the Company and each of its Subsidiaries does not violate or conflict with any Environmental Laws in any material respect.

                  (b) The Company and each of its Subsidiaries has obtained all necessary Environmental Permits. The Environmental Permits are in full force and effect, and are being complied with in all material respects. The Environmental Permits are transferable and will remain in effect or will be replaced, renewed or transferred as appropriate immediately following the Closing. No other governmental authorizations are necessary for the day to day operations of the Company and each of its Subsidiaries.

                  (c) Neither the Company nor any of its Subsidiaries has received any formal complaint or notice from any Environmental Authority or any other Person alleging any past or present violation of any Environmental Law in connection with the operation of its business that is currently unresolved. As of the Signing Date, to the Knowledge of the Company, there is no investigative proceeding against the Company or any of its Subsidiaries by any Environmental Authority in connection with the past or present operation of its business. There are no pending claims under any Environmental Law against the Company or any of its Subsidiaries.

                  (d) Neither the Company nor any of its Subsidiaries has been subject to any administrative or judicial enforcement action pursuant to any Environmental Law either now or at any time during the past three years in connection with the business of the Company and its Subsidiaries.

                  (e) Neither the Company nor or any of its Subsidiaries is subject to any remedial obligation or other response action under a currently issued and applicable administrative order, decree, or agreement pursuant to any Environmental Law.

                  (f) To the Company's Knowledge, no Company Real Property or real property currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries (including real property used for off-site disposal of any Regulated Material) is listed on any federal list of Superfund or National Priorities List sites or similar governmental lists. To the Company's Knowledge, there exist no circumstances that could result in any such property being listed on any federal list of Superfund or National Priorities List sites or similar governmental lists regarding waste sites at which there has been a Release or threatened Release of Regulated Materials. To the Company's Knowledge, none of the Company Real Property has been used at any time by any Person as a hazardous waste treatment, storage or disposal site.

                  (g) To the Company's Knowledge, there are no (i) underground storage tanks (as defined under the Resource Conservation and Recovery Act or any equivalent Environmental Law), or (ii) capacitors, transformers or other equipment or fixtures containing polychlorinated biphenyls ("PCBS") (other than light fixtures which contain PCBs), located in, at, under or on the Company Real Property.

                  (h) To the Company's Knowledge, there are no facts, actions, activities, circumstances, conditions, occurrences, events, liabilities, or incidents, including any Release, threatened Release, generation, use, treatment, storage, disposal, arranging for disposal, transportation, or the presence of Regulated Materials, that are likely to (i) result in any environmental liability, (ii) prevent or interfere with the operation of the Company's business as it is currently being conducted, in compliance with all applicable Environmental Laws, (iii) materially affect the assets, business or financial conditions of the Company or any of its Subsidiaries, or (iv) adversely impact or affect the use of any Company Real Property.

                  (i) No property owned or used by the Company or any of its Subsidiaries and located in the State of New Jersey is an "industrial establishment" within the meaning of ISRA or is or has been used by the Company or any of its Subsidiaries (or, to the Company's Knowledge, by any other Person) for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes" within the meaning of ISRA. There is no North American Industry Classification System code applicable to the properties and operations of the Company or any of its Subsidiaries which is subject to ISRA.

         4.12 INTELLECTUAL PROPERTY. Except as set forth on Part 4.12 of the Company Disclosure Memorandum:

                  (a) Prior to the Signing Date, the Company has delivered or made available to Purchaser true and correct copies of (i) all registered service marks which are material to the business of the Company and its Subsidiaries as currently conducted, taken as a whole ("COMPANY INTELLECTUAL PROPERTY") and (ii) all written agreements relating to software which the Company or its Subsidiaries is licensed or authorized by third parties to use and which are material to the business of the Company and its Subsidiaries as currently conducted, taken as a whole ("COMPANY SOFTWARE"). Neither the Company nor any of its Subsidiaries has any material patents or rights or owned software, nor have any of them granted any third parties any license to use any Company Intellectual Property.

                  (b) As of the Signing Date, (i) the Company or a Subsidiary of the Company is the owner of, or a licensee under a valid license for, all Company Intellectual Property and Company Software, and (ii) there were no claims pending or, to the Company's Knowledge, threatened, that the Company or any Subsidiary was in violation of any such intellectual property rights of any third party.

         4.13 COMPLIANCE WITH LAWS AND ORDERS. Except with respect to the matters described in Sections 4.9, 4.10 and 4.11, neither the Company nor any Subsidiary is in violation of or in default under any law, statute, rule or regulation having the effect of law of the United States or any state, county, city or other political subdivision thereof or of any government or regulatory authority ("LAWS") or writ, judgment, decree, injunction or similar order of any Governmental Authority, in each case, whether preliminary or final (an "ORDER"), applicable to the Company or any Subsidiary or any of their respective assets and properties the effect of which, individually, or in the aggregate with other such violations and defaults, could reasonably be expected to have a Company Material Occurrence. The Company is in compliance with all listing and corporate governance requirements of the American Stock Exchange ("AMEX"), and since the enactment of SOX, has been and is in compliance in all material respects, and will continue to remain in compliance following the effective time, in all material respects, with all applicable rules, regulations, and requirements of SOX and the SEC.

         4.14 CERTAIN AGREEMENTS.

                  (a) Neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except (i) as expressly required or permitted by this Agreement, (ii) for accelerated vesting of Company Options, and (iii) for the Company Change in Control Payments.

                  (b) The transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting of or lapse of repurchase rights or other rights under, the terms, conditions or provisions of any loan or commitment letter, note, bond, mortgage, indenture, license, or any material lease, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except (i) for the Company Change in Control Payments, (ii) for the Company's repayment in full its credit facility with Bank of America, (iii) for any payment required to be made to the holders of the Company Series A Preferred pursuant to the Company's Certificate of Incorporation, and (iv) for acceleration of principal and interest due under any of the Seller Notes or Company Notes; provided, however, that the Company makes no representation as to the effect on the consummation of the Merger and the other transactions contemplated by this Agreement on any real estate lease or equipment lease.

                  (c) There are no amounts payable by the Company or its Subsidiaries to any officers of the Company or its Subsidiaries (in their capacity as officers) as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination, except for the Company Change in Control Payments.

         4.15 BROKERS AND FINDERS. The Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby, except that the Company has employed Scura Rise & Partners, LLC, as its financial advisor, and Thomas E. Durkin III, as a consultant, pursuant to agreements with Purchaser, true and correct copies of which have been furnished to Purchaser.

         4.16 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Scura Rise & Partners, LLC, dated as of June 26, 2006, to the effect that, as of such date, the Merger Consideration to be received by the common stockholders of the Company pursuant to the Merger, taking into account the amount and form of consideration and taking into account the consideration to be received by securityholders of the Company pursuant to the Securities Purchase Agreements, is fair to such common stockholders from a financial point of view.

         4.17 CUSTOMERS AND SUPPLIERS. Except as set forth on Part 4.17 of the Company Disclosure Memorandum, neither the Company nor any Subsidiary thereof has received any notice, nor does the Company have any Knowledge, that any material customer or supplier of the Company or any Subsidiary thereof has taken or contemplates taking, any steps that would be reasonably likely to disrupt the business relationship of the Company with such material customer or supplier, or could result in a Company Material Occurrence other than such steps that might result from the announcement of this transaction.

         4.18 NO DEFAULT. Except as set forth on Part 4.18 of the Company Disclosure Memorandum, neither the Company nor any of its Subsidiaries is in material breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a material breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), or (ii) any Law applicable to the Company or its Subsidiaries or any of their respective properties or assets.

         4.19 MATERIAL CONTRACTS. The Company has delivered or made available to Purchaser a true and complete copy of each written Contract that is of a type described below (collectively, the "COMPANY MATERIAL CONTRACTS"):

                  (a) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $250,000.00 per annum;

                  (b) any Contract for the purchase or lease of goods or services (including without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services), requiring aggregate future payments in excess of $250,000.00 per annum, other than standard inventory purchase orders executed in the ordinary course of business;

                  (c) any Contract relating to the borrowing of money or guaranty of indebtedness;

                  (d) any collective bargaining or other arrangement with any labor union;

                  (e) any Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the Company's capital stock or assets;

                  (f) any Contract limiting, restricting or prohibiting the Company from conducting business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person;

                  (g) any joint venture or partnership Contract;

                  (h) any written employment Contract, severance agreement or other similar binding agreement or policy with any officer or employee; and

                  (i) any Contracts requiring future payments of $250,000.00 or more per annum which are not otherwise described in clauses (a) though (h) above.

The Company has also delivered or made available to Purchaser a copy of the Company's form of independent contractor agreement. Each Company Material Contract is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other laws affecting creditors' rights generally and general principles of equity (whether applied in an action at law or in equity). The Company is in compliance with all obligations required to be performed by it under the Company Material Contracts, and the Company is not and, to the Knowledge of the Company, no other party to a Company Material Contract is, in breach or default thereunder in any material respect. Each Contract of the Company that is a "material contract" as such term is defined in
Item 601(b)(10) of Regulation S-K of the SEC has been filed in the Company SEC Reports prior to the date hereof. The Company is not a party to any written or oral customer contract with revenues of over $150,000 per year which requires the Company to pay any material penalty upon termination of such contract.

         4.20 STATE TAKEOVER STATUTES; ANTI-TAKEOVER PROVISIONS. The Company has taken all actions with respect to any anti-takeover provisions of the Company's Bylaws or Certificate of Incorporation or applicable provisions of the DGCL necessary to enter into and consummate the Merger on the terms set forth in this Agreement.

         4.21 TRANSACTIONS WITH AFFILIATES. The Company's Material Contracts (other than employment or consulting related Contracts or the Company Stockholders Agreement) do not include any obligation or commitment between the Company and (i) any employee of the Company, (ii) to the Knowledge of the Company, any stockholder of the Company beneficially owning 5% or more of the Company Common Stock, (iii) any Person that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) any member of the immediate family of any of the foregoing Persons (each, a "COMPANY AFFILIATE"). The assets of the Company do not include any receivable or other obligation or commitment from a Company Affiliate to the Company.

         4.22 LICENSES.

                  (a) The Company has delivered or made available to Purchaser a true and complete copy of all material licenses, permits approvals, certificates, titles, fuel permits, franchises, operating authorizations (including without limitation any necessary operating authorizations from the Federal Motor Carrier Safety Administration or Department of Transportation), state operating licenses or registrations and other interstate or intrastate regulatory licenses or authorizations required for the operation of the business of the Company and its Subsidiaries (the "LICENSES"). Each of the Licenses is in full force and effect, and there are no pending modifications, amendments or revocation proceedings for any of the Licenses which would materially adversely affect the operations of the Company.

                  (b) All material fees due and payable to Governmental Authorities pursuant to the rules governing the Licenses have been paid and, to the Company's Knowledge, no event has occurred with respect to the Licenses held by the Company which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. The Company is in compliance in all material respects with the terms of the Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company's Knowledge, is there any proceeding threatened, by any Governmental Authority (including without limitation the Federal Motor Carrier Safety Administration or Department of Transportation), which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine.

         4.23 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or, except as set forth in any amendments or supplements to the Proxy Statement filed with the SEC and timely mailed to the Company's stockholders, at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, as it relates to the Company Stockholders Meeting, will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Purchaser for inclusion or incorporation by reference therein.

         4.24 TITLE TO AND CONDITION OF ASSETS.

                  (a) Each of the Company and its Subsidiaries has good title to, or valid licenses to or leasehold interests in, all of the material properties and assets used by them in connection with their businesses, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which the Company or any of the Subsidiaries has leasehold interests, are free and clear of all Liens, except for such Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its Subsidiaries to conduct its business as currently conducted.

                  (b) Each of the Company and each of its Subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such invalidity as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except that the Company makes no representation here or elsewhere in this Agreement as to the effect of the consummation of the Merger and the other transactions contemplated by this Agreement on such leases. Each of the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

         4.25 REAL PROPERTY.

                  (a) Neither the Company nor any Subsidiary thereof owns, or has at any time owned (in the case of a Subsidiary, since the Company's acquisition thereof), any real property.

                  (b) Each parcel or tract of real property that is used or occupied by the Company or any Subsidiary thereof (the "COMPANY REAL PROPERTY") is subject to a written lease or sublease to which the Company or any Subsidiary thereof is a party as lessee or sublessee (individually a "REAL PROPERTY LEASE"). All such Real Property Leases are valid and in full force and effect in accordance with their terms, except for such invalidity as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except that the Company makes no representation (here or in any other section dealing with required consents) as to the effect of the consummation of the Merger and the other transactions contemplated by this Agreement on such leases. The Company has previously furnished or made available to Purchaser true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any material default by the Company or any Subsidiary thereof, or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company or any Subsidiary thereof, or (ii) to the Knowledge of the Company, any existing material default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a material default by any other party to any Real Property Lease.

                  (c) No options have been granted by the Company to others to purchase, lease or otherwise acquire any interest in the Company Real Property or any part thereof. Except as set forth in the applicable Real Property Lease, the Company and its Subsidiaries have the exclusive right of possession of the Company Real Property.

                  (d) To the Company's Knowledge, the present use, occupancy and operation of the Company Real Property, and all aspects of the improvements to the Company Real Property are in compliance, in all material respects, with all Laws, the applicable Real Property Lease and private restrictive covenants of record, and, there has not been any proposed change thereto that would affect any of the Company Real Property or its use, occupancy or operation. All improvements on the real property are in good condition and repair, and are suited for the operation of the business of the Company and its Subsidiaries as it currently is conducted.

         4.26 COMPANY INDEPENDENT CONTRACTORS. The Company is not a party to any agreement with any Company Independent Contractor who employs or represents more than ten (10) other drivers, couriers and/or operators.



                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND NEWCO

                  To induce the Company to enter into and perform this Agreement, Purchaser and Newco hereby represent and warrant to the Company that each of the representations, warranties and statements in the following paragraphs of this Article V is true and correct as of the Signing Date and will be true and correct as of the Effective Time:

         5.1 CORPORATE ORGANIZATION AND QUALIFICATION. Each of Purchaser and Newco is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

         5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Purchaser and Newco has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Purchaser and Newco of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Purchaser and Newco. No other corporate proceedings on the part of Purchaser and Newco or their stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Purchaser and Newco and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of each of Purchaser and Newco, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         5.3 CONSENTS AND APPROVALS; NO VIOLATION.

                  (a) Neither the execution and delivery of this Agreement by Purchaser or Newco nor the consummation by Purchaser and Newco of the transactions contemplated hereby will:

                           (i) conflict with or result in any breach of any
provision of the Certificate of
Incorporation or the Bylaws, as amended, respectively, of Purchaser or Newco;

                           (ii) require any consent, approval, authorization or
permit of, or filing with or notification to, any Governmental Authority, except
(A) if any, pursuant to the applicable requirements of the Exchange Act and the Securities Act, (B) the filing of the certificate of merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which Purchaser is authorized to do business, (C) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (D) such filings and consents as may be required under any environmental, health or safety Law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Occurrence or materially adversely affect the consummation of the transactions contemplated hereby or (F) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of the Company;

                           (iii) result in a violation or breach of, or
constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which individually or in the aggregate materially adversely affect the consummation of the transactions contemplated hereby or reasonably be expected to result in a Purchaser Material Occurrence; or

                           (iv) assuming the consents, approvals, authorizations
or permits and filings or notifications referred to in this Section 5.3 are duly and timely obtained or made, violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its Subsidiaries or to any of their respective assets.

                  (b) The affirmative vote of Purchaser as the sole holder of voting capital stock of Newco is the only vote of the holders of any class or series of Purchaser's or its Subsidiaries' securities necessary to approve this Agreement and the transactions contemplated hereby.

         5.4 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or, except as disclosed in any amendments or supplements to the Proxy Statement filed with the SEC and timely mailed to the Company's stockholders, at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.5 LITIGATION. As of the Signing Date, there are no actions, claims, suits, proceedings or governmental investigations pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries which question the validity of this Agreement or any action taken or to be taken in connection herewith or which could adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement. Neither Purchaser nor any Subsidiary thereof is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Authority which would reasonably be expected to materially and adversely affect Purchaser's ability to consummate the transactions contemplated by this Agreement.

         5.6 CAPITAL RESOURCES. As of the Closing, in addition to funds deposited with the Paying Agent pursuant to Section 3.4(a), Purchaser will have funds that are sufficient to (i) make the payments required under Section 7.2(b), (ii) operate its business as currently contemplated after giving effect to the Merger and the other transactions contemplated by this Agreement, and
(iii) to pay its debts as they become due.

         5.7 NO DEFAULT. Neither Purchaser nor any of its Subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any Law applicable to Purchaser or its Subsidiaries or any of their respective properties or assets or (iii) any material agreement to which it is a party or by which it is bound, in each case for clauses (i)-(iii) above except for such breach, default or violation that would not, individually or in the aggregate, reasonably be expected to adversely effect Purchaser's ability to consummate the transactions contemplated by this Agreement.


                                  ARTICLE VI --

                       ADDITIONAL COVENANTS AND AGREEMENTS

         6.1 CONDUCT OF BUSINESS OF THE COMPANY. The Company agrees that during the period from the Signing Date to the Effective Time (unless Purchaser shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers, employees and independent contractors and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, or as Purchaser shall otherwise agree in writing, neither the Company nor any of its Subsidiaries will, without the prior written consent of Purchaser, which shall not be unreasonably withheld, delayed or conditioned:

                  (a) (except for shares of Company Common Stock to be issued or delivered pursuant to (i) the Company Option Plans with respect to the exercise of options, (ii) the conversion of Company Series A Preferred, (iii) the exercise of Company Warrants, (iv) the conversion of Company Notes, or (v) the conversion of Seller Notes (to the extent convertible), which in each case are outstanding on the Signing Date and, in each case, together with any Company Rights issued in respect thereof and initially attached thereto) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (x) any additional shares of capital stock of any class (including the Company Shares), or any Convertible Securities (including issuances pursuant to any of the Company Option Plans or the ESPP), or (y) any other securities in respect of, in lieu of, or in substitution for, Company Shares outstanding on the Signing Date;

                  (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Company Shares or any other outstanding Convertible Securities, provided that the Company may repurchase outstanding stock options in accordance with the terms of the Company Option Plans;

                  (c) split, combine, subdivide or reclassify any Company Shares or Convertible Securities or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any Company Shares or Convertible Securities or otherwise make any payments to securityholders in their capacity as such, except for dividends by a wholly owned Subsidiary of the Company to the Company;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries not constituting an inactive Subsidiary (other than the Merger);

                  (e) adopt any amendments to its Certificate of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary not constituting an inactive Subsidiary of the Company, except as expressly required or permitted by this Agreement;

                  (f) make any material divestiture or acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets or securities;

                  (g) incur any indebtedness for borrowed money or guarantee any such indebtedness, except for (i) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, (ii) indebtedness for borrowed money in replacement of existing indebtedness for borrowed money on customary commercial terms, or (iii) guarantees by the Company of indebtedness of wholly-owned Subsidiaries of the Company or guarantees by Subsidiaries of indebtedness of the Company (provided that all such guaranteed indebtedness, together with the indebtedness of the Company and its Subsidiaries incurred pursuant to clause (i) above, was incurred in the ordinary course of business and consistent with past practice);

                  (h) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any wholly owned Subsidiary of the Company in excess of $250,000 in the aggregate;

                  (i) grant any increases in the compensation of any of its directors, officers or employees, except (i) in the ordinary course of business and consistent with past practice, (ii) as required under any Company Benefit Plan in effect on the Signing Date and set forth in the Company SEC Reports,
(iii) as required under any written severance, termination or employment agreement in effect on the Signing Date, copies of which have been provided or made available to Purchaser prior to the Signing Date, or (iv) to the extent reflected in the Company Change in Control Payments;

                  (j) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, agreements or arrangements as in effect on the Signing Date and provided or made available to Purchaser prior to the Signing Date;

                  (k) except as expressly provided by this Agreement, enter into any new or materially amend any existing employment or severance or termination agreement with any director, officer or employee;

                  (l) except as may be required to comply with applicable Law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the Signing Date, or amend any such plan or arrangement in existence on the Signing Date if such amendment would have the effect of materially enhancing any benefits thereunder;

                  (m) make or agree to make any material capital expenditures or material commitments not in the ordinary course of business and consistent with past practice;

                  (n) take any action or fail to take any action which could reasonably be expected to result in any of the covenants or conditions to the Merger set forth in Article VII not being satisfied; or

                  (o) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         6.2 NO SOLICITATION OF TRANSACTIONS.

                  (a) The Company agrees that, as of the Signing Date, it has, and has caused each officer, director or employee of, or any investment banker, attorney or other advisor or representative of the Company or any Subsidiary (the "COMPANY REPRESENTATIVES"), to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any Competing Transaction. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any Company Representatives to:

                           (i) solicit or initiate, or knowingly encourage or
facilitate, directly or indirectly, any inquiries relating to, or the submission of, any proposal or offer, whether in writing or otherwise, from any Person other than Purchaser, Newco or any affiliates thereof (a "THIRD PARTY") to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or more than 10% of the assets of the Company and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than 10% of the assets of the Company and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities of the Company (a "COMPETING TRANSACTION");

                           (ii) participate in any discussions or negotiations
regarding, or furnish to any Person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction;

                           (iii) enter into any agreement with respect to any
Competing Transaction, approve or recommend or resolve to approve or recommend any Competing Transaction or enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger and the other transactions contemplated by this Agreement.

                  (b) Notwithstanding paragraph (a) above, if the Company receives a bona fide, unsolicited, written proposal or offer for a Competing Transaction by a Third Party, which the Board of Directors determines in good faith (after consulting its independent financial advisor) (i) will result in, or is reasonably likely to lead to, terms which are more favorable to the holders of Company Shares than the Merger and the other transactions contemplated by this Agreement and, after consultation with counsel, determines in good faith that failure to take an action otherwise prohibited under paragraph (a) above would result in a breach of its fiduciary duties under applicable laws, (ii) is reasonably capable of being consummated (provided that the Company, including the Board of Directors, and any of its advisors shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation), and (iii) is subject to a confidentiality agreement with such Third Party on terms no less favorable to the Company, in all material respects, than the confidentiality agreement with Purchaser (each as amended or restated, a "SUPERIOR COMPETING TRANSACTION"), then the Company may, in response to an unsolicited request therefor and subject to compliance with Section 6.2(d), furnish information with respect to the Company and its Subsidiaries to and participate in discussions and negotiations directly or through its representatives with, such Third Party, provided that the Company shall have delivered to Purchaser prior written notice that it intends to take such action.

                  (c) Notwithstanding anything in this Agreement to the contrary, the Board of Directors (including any committee thereof) shall be permitted to (A) withhold, withdraw or modify in a manner adverse to Purchaser, or publicly propose to withhold, withdraw or modify in a manner adverse to Purchaser, its recommendation to the holders of the Company Shares as a result of any Competing Transaction, or (B) adopt or recommend, or propose publicly to adopt or recommend, any Competing Transaction (any action described in either clause (A) or (B) or in paragraph (h) below being referred to as a "COMPANY ADVERSE RECOMMENDATION CHANGE") and, concurrently therewith or thereafter, enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract constituting or related to any Competing Transaction, but only if (i) a Third Party submits an unsolicited Competing Transaction that the Board of Directors determines, in its good faith judgment, is reasonably likely to result in a Superior Competing Transaction and after consultation with counsel, determines that failure to take such action would result in a breach of fiduciary duties under applicable Laws,
(ii) the Company shall have delivered to Purchaser prior written notice that it intends to take such action, including therein the identity of such Third Party and the terms and conditions of such Competing Transaction, (iii) seven (7) business days have elapsed following delivery to Purchaser of written notice of such prior written notice and during such seven (7) business day period the Company has given Purchaser reasonable opportunity to discuss with the Company the Competing Transaction and any proposed amendments to this Agreement, and
(iv) at the of end such seven (7) business day period the Board of Directors determines in good faith that the Competing Transaction continues to be reasonably likely to result in a Superior Competing Transaction (taking into consideration any modifications to the terms hereof proposed by Purchaser), after consultation with its counsel and its independent financial advisor. Nothing contained in this Agreement shall prevent the Company or the Board of Directors from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the stockholders of the Company that is required by applicable Laws.

                  (d) The Company shall promptly advise Purchaser orally and in writing of (i) any Competing Transaction or any inquiry with respect to or which could reasonably be expected to lead to any Competing Transaction received by any officer or director of the Company or, to the Knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company;
(ii) the identity of the Third Party submitting such Competing Transactions or making such inquiry; and (iii) the material terms and conditions of such Competing Transaction. The Company will keep Purchaser reasonably informed on a current basis of the status and details of any such Competing Transaction (including amendments and proposed amendments) proposal or inquiry in a timely manner.

                   (e) Purchaser and Newco agree and covenant that, in the event that a vote or consent of the Company's stockholders is required in connection with the approval of any Superior Competing Transaction, then:

                           (i) the total amount of Company Shares owned (of record or beneficially) by Purchaser Companies which are voted against any Superior Competing Transaction shall represent no more than twenty five percent (25%) of the issued and outstanding voting stock of the Company which are entitled to vote in respect of such Superior Competing Transaction as of the date of such stockholder vote; and

                           (ii) all Company Shares which are owned (of record or beneficially) by Purchaser Companies, which are entitled to vote in respect of such Superior Competing Transaction and which are not voted against such Superior Competing Transaction (the "PROXY SHARES") shall be voted for or voted against such Superior Competing Transaction, or abstained or not voted, in a manner which emulates the percentages of votes, abstentions and failures to vote by all of the other holders of all Company Shares which are entitled to vote in respect of such Superior Competing Transaction (the "EMULATED SHARES"). For example, if 40% of the Emulated Shares voted in favor of the Superior Competing Transaction, 20% of the Emulated Shares voted against the Superior Competing Transaction, and 40% of the Emulated Shares abstained or not voted, then 40% of the Proxy Shares must be voted in favor of the Superior Competing Transaction, 20% of the Proxy Shares must be voted against the Superior Competing Transaction, and 40% of the Proxy Shares must be abstained or not voted.

                  (f) Purchaser hereby waives, and agrees not to assert and to cause all Purchaser Companies not to assert, any appraisal rights any of the Purchaser Companies may have under the DGCL with respect to any Company Shares owned (of record or beneficially) by them in connection with a Superior Competing Transaction, provided that such waiver and agreements not to assert are conditioned upon and subject to the Company's compliance with Section 8.5(d).

                  (g) Purchaser hereby irrevocably appoints and constitutes the Secretary of the Company (the "PROXYHOLDER") as the agent, attorney and proxy of the Purchaser with respect to the Proxy Shares solely for purposes of causing the Proxyholder to vote the Proxy Shares as set forth in Sections 6.2(e)(ii) above and 6.11 below. The Proxyholder may not exercise such proxy rights with respect to any other matter. Such proxy rights shall be deemed coupled with an interest and are irrevocable prior to the termination of this Agreement; provided, however, that if this Agreement is terminated pursuant to Sections 8.3 or 8.4 hereof, then such proxy rights shall survive the termination of this Agreement solely with respect to votes in respect of the Superior Competing Transaction giving rise to such termination.

                  (h) Notwithstanding anything in this Agreement to the contrary, in the absence of a Competing Transaction, the Board of Directors (including any committee thereof) shall be permitted to make a Company Adverse Recommendation Change if the Board of Directors determines in good faith, after consultation with counsel, that failure to take such action would result in a breach of its fiduciary duties under applicable laws.

         6.3 REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using its reasonable efforts to (i) take all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) obtain all necessary or appropriate waivers, consents and approvals, (iii) effect all necessary registrations, filings and submissions (including, but not limited to, such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets), and (iv) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the Company Stockholder Approval. Notwithstanding the foregoing, the Company shall not be obligated to use its reasonable efforts or take any action pursuant to this Section 6.3 if in the good faith opinion of the Board of Directors in accordance with Section 6.2 after consultation with its counsel such actions might be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law.

         6.4 ACCESS TO INFORMATION; SOLICITATION OF EMPLOYEES.

                  (a) Access to Information. Upon reasonable prior notice, each party shall (and shall cause each of its Subsidiaries to) afford to officers, employees, consultants, counsel, accountants, financial advisors, insurance advisors and other authorized representatives of any other party ("REPRESENTATIVES"), in order to evaluate the transactions contemplated by this Agreement, full and free access, during normal business hours and upon reasonable notice throughout the period prior to the Effective Time, to its properties, books and records and, during such period, shall (and shall cause each of its Subsidiaries to) furnish or make available reasonably promptly to such Representatives all information concerning its business, properties, personnel, contracts, books and records, and other information and data (including, without limitation, by (i) furnishing copies of the Company's contracts, plans, and other books, records and correspondence (including electronic books, records and correspondence); (ii) granting full access to the Company's tracking systems and all hardware or software related thereto; (iii) by granting reasonable access to the Company's Representatives; and (iv) granting reasonable access to the Company's customers and vendors and the Company Independent Contractors, provided that the foregoing shall not authorize Purchaser to contact any such customer, vendor or Company Independent Contractor without first receiving clearance from the Company (which clearance shall not be unreasonably withheld, delayed or conditioned) and without offering the Company an opportunity to jointly participate)) as may reasonably be requested; provided, however, that a party shall not be required to (or to cause any of its Subsidiaries to) so afford such access or furnish or make available such information to the extent that doing so would result in the loss of attorney-client privilege (provided that such party shall use its reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). Each party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Each of the confidentiality agreements dated October 22, 2004 and March 29, 2005, respectively, by and between the Company and Purchaser, as amended (collectively, the "CONFIDENTIALITY AGREEMENTS") shall apply with respect to information furnished by each party, its Subsidiaries and its Representatives to the other hereunder.

                  (b) Solicitation of Employees. Notwithstanding the terms of the Confidentiality Agreements, Purchaser and the Company agree that until the earlier of the consummation of this Agreement or the one-year anniversary of the date of termination of this Agreement, as applicable, each party and its respective Subsidiaries shall not, without the other party's prior written consent, directly or indirectly solicit for employment (other than through advertising in newspapers or periodicals of general circulation or recruiters' searches, in each case not specifically directed at the employees of the other party or its Subsidiaries) any person currently employed by the other party or any of its Subsidiaries with whom it has contact or who is identified to such party in connection with the transactions contemplated by this Agreement.

         6.5 PUBLICITY. Except with respect to any Company Adverse Recommendation Change, neither the Company nor Purchaser will cause or permit the issuance of any press release or public announcement pertaining to this Agreement and the Merger without the prior approval of the other party, which approval shall not be unreasonably conditioned, delayed or withheld; provided, however, that such approval shall not be required for such press releases or public announcements as may be required by applicable Law or by obligations pursuant to any agreement with any national securities exchange or automated quotation system, provided that the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before issuing any such press release or making any such public announcement.

         6.6 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any Person who is now, or has been at any time prior to the Signing Date, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company (the "INDEMNIFIED PARTIES") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to:

                           (i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company, or is or was serving at the request of the Company or any Subsidiary of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise; or

                           (ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

                  (b) The parties further acknowledge and agree that: (i) the Company shall indemnify and hold harmless, and after the Effective Time, each of Purchaser and the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, jointly and severally indemnify and hold harmless, as and to the full extent permitted by applicable Law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), (ii) the Company shall, and after the Effective Time, each of Purchaser and the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, promptly pay expenses in advance of the final disposition of any claim, action, suit, demand, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, (iii) the Indemnified Parties may retain one counsel satisfactory to them (except in case of a conflict of interest among two or more Indemnified Parties, in which case more than one counsel may be retained), and the Company, and after the Effective Time, each of Purchaser and the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, pay all reasonable fees and expenses of such counsel for the Indemnified Parties within thirty (30) days after statements therefor are received and (iv) the Company and each of Purchaser and the Surviving Corporation will, and Purchaser will cause the Surviving Corporation to, use their commercially reasonable efforts to assist in the defense of any such matter; provided, however, that neither the Company, Purchaser nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if, but only to the extent that, a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation, thereof; provided, however, that the failure to so notify shall not affect the obligations of the Company and the Surviving Corporation except to the extent such failure to notify materially prejudices such party.

                  (c) Purchaser and Newco agree that all rights to indemnification and advancement of expenses existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees and agents of the Company and the Subsidiaries of the Company in the Certificate of Incorporation and Bylaws of the Company as in effect as of the Signing Date with respect to matters occurring at or prior to the Effective Time, including the Merger, shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification and advancement of expenses in respect of any claims asserted or made within such period shall continue until the disposition of such claim. In addition, the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, purchase a six-year "tail" prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors' and officers' liability insurance maintained by the Company; provided, however, that if such six-year "tail" prepaid policy is not available for an annual premium of no more than 250% of the current annual premium, then six-year "tail" prepaid policies in an amount and scope as great as can be obtained for an annual premium of 250% of the current annual premium shall be obtained. The Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, maintain such six-year "tail" prepaid policy in full force and effect, for its full term, and continue to honor their respective obligations thereunder.

                  (d) This Section 6.6 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Purchaser, the Company and the Surviving Corporation. The obligations of Purchaser and the Surviving Corporation under this Section 6.6 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party to whom this
Section 6.6 applies without the consent of the affected Indemnified Party. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.6. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of Purchaser or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.6.

                  (e) To the extent permitted by Law, all rights of indemnification and advancement of expenses for the benefit of any Indemnified Party shall be mandatory rather than permissive.

                  (f) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 6.6 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, or under any other applicable Laws.

         6.7 PROXY STATEMENT.

                  (a) As promptly as practicable after the execution of this Agreement, but in no event more than five (5) business days after the Signing Date, the Company shall prepare and file with the SEC a preliminary version of a proxy statement (the "PROXY STATEMENT") with respect to the Company Stockholders Meeting satisfying the requirements of the Securities Exchange Act. The Company shall cooperate and provide Purchaser (and its counsel) with a reasonable opportunity to review and comment on the preliminary version of the Proxy Statement prior to filing such with the SEC. The Company will respond as promptly as practicable to any comments from the SEC with respect to the preliminary version of the Proxy Statement, and will use all reasonable efforts to cause the definitive version of the Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so.

                  (b) The Company will notify Purchaser promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company or Purchaser, as applicable, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of the Company, such amendment or supplement. The Company shall cooperate and provide Purchaser (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Purchaser with a copy of all such filings made with the SEC. Except as may be required by Law, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Purchaser, which will not be unreasonably withheld or delayed.

                  (c) The Proxy Statement shall include, among other things: (i) subject to Section 6.2, the recommendation of the Board of Directors to the stockholders of the Company in favor of Company Stockholder Approval; provided, however, that notwithstanding anything to the contrary in this Agreement, the Board of Directors may withhold, withdraw, modify or amend its recommendation as provided in Section 6.2, (ii) the written opinion dated as of June 26, 2006 of Scura Rise & Partners, LLC, financial advisor to the Company, to the effect that as of such date the Merger Consideration to be received by the common stockholders of the Company pursuant to the Merger, taking into account the amount and form of consideration and taking into account the consideration to be received by securityholders of the Company pursuant to the Securities Purchase Agreements, is fair to the common stockholders of the Company from a financial point of view, and (iii) a statement that stockholders of the Company are or may be entitled to assert appraisal rights under Section 262 of the DGCL and a copy of Section 262 of the DGCL.

         6.8 STOCKHOLDERS' APPROVAL.

                  (a) The Company, acting through its Board of Directors, shall, in accordance with the provisions of this Agreement, the rules and regulations of AMEX, the DGCL, any other applicable Law and its Certificate of Incorporation and Bylaws, promptly and duly call, give notice of, and convene and hold as soon as practicable following the Signing Date the meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of obtaining the Company Stockholder Approval. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to the next possible future date) the Company Stockholders Meeting without Purchaser's consent unless this Agreement has been terminated. Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement has been terminated, its obligations pursuant to this Section 6.8(a) shall not be affected by (i) any Company Adverse Recommendation Change, or (ii) the commencement, public proposal, public disclosure or communication to the Company of any Competing Transaction or Superior Competing Transaction.

                  (b) The Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Company Stockholder Approval, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the rules, regulations and listing standards of the AMEX, the DGCL, any other applicable Law, its Certificate of Incorporation and Bylaws and any agreement to which it is a party, and to obtain such approvals, in accordance with the provisions of this Agreement unless the Board of Directors has made a Company Adverse Recommendation Change.

         6.9 SECTION 16 MATTERS. Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under applicable
Law) to cause any dispositions of Company Shares or Convertible Securities resulting from the transactions contemplated by this Agreement and the Securities Purchase Agreements by each officer and director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company's equity securities to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         6.10 EMPLOYEE MATTERS. Purchaser shall, or shall cause the Surviving Corporation to, cause each Purchaser employee benefit plan (including, but not limited to each severance plan or arrangement) in which an individual who as of the Effective Time was an employee or former employee of the Company and its Subsidiaries (each, an "AFFECTED EMPLOYEE") participates or will participate to
(i) recognize all service of such Affected Employee with the Company or its Subsidiaries and their predecessor entities for purposes of vesting, eligibility, participation and coverage (but excluding, for the avoidance of doubt, accrual and level of benefits) to the extent such service would be recognized under the analogous Purchaser employee benefit plan, (ii) honor or provide appropriate credit for co-payments, deductibles and other expenses incurred by such Affected Employee or his or her beneficiaries under the analogous Company employee benefit plans, and (iii) if applicable, waive any waiting periods or other eligibility limitations and exclusions for preexisting conditions.

         6.11 PURCHASER'S VOTING OF SECURITIES OF NEWCO AND THE COMPANY.

                  (a) As promptly as practicable following the execution and delivery of this Agreement, Purchaser, as the sole holder of voting capital stock of Newco, shall approve and adopt this Agreement and the transactions contemplated hereby in accordance with the DGCL.

                  (b) Purchaser covenants and agrees to cause all Company Shares which are entitled to vote at the Company Stockholders Meeting and owned of record or beneficially by Purchaser Companies to be voted in favor of the adoption of this Agreement (but Purchaser shall not act by written consent with respect thereto).

                  (c) Purchaser covenants and agrees that during the First Purchaser Restricted Period and the Second Purchaser Restricted Period (if any), without the prior approval of the Company, it shall not act by written consent in lieu of a meeting of stockholders with respect to any matter in respect of its Company Shares.

                  (d) Except with respect to a vote regarding the approval of any Superior Competing Transaction (in which case Section 6.2(e) hereof shall apply) or the adoption of this Agreement (in which case Section 6.11(b) hereof shall apply), Purchaser covenants and agrees that during the First Purchaser Restricted Period, it shall not, without the prior approval of the Company, vote any Company Shares with respect to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; (iii) any change in the individuals who constitute the Company's board of directors; (iv) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (v) any material change in the Company's corporate structure or business; or (vi) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Merger and the transactions contemplated by this Agreement or the Company's ability to effect a Superior Competing Transaction (except as contemplated by Section 6.2(e)).

                  (e) Except with respect to a vote regarding the approval of any Superior Competing Transaction (in which case Section 6.2(e) hereof shall apply) or the adoption of this Agreement (in which case Section 6.11(b) hereof shall apply), Purchaser covenants and agrees that during the Second Purchaser Restricted Period (if any), it shall not vote any Company Shares with respect to any action described in clauses (i)-(v) of paragraph (d) above if such vote is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Company's ability to effect a Superior Competing Transaction (except as contemplated by Section 6.2(e)).

                  (f) Purchaser covenants and agrees that during the First Purchaser Restricted Period and the Second Purchaser Restricted Period (if any), it shall not, without the prior approval of the Company, exercise any rights it may have under the Company Stockholders Agreement, the Company Registration Rights Agreement or the Company Senior Subordinated Loan Agreement, except that during the Second Purchaser Restricted Period (if any) it may exercise the following rights:

                  (i) Sections 4 (Preemptive Rights) and 5.2 (Management and Control) (and, if incidental to an exercise of Purchaser's rights under said Sections 4 and 5.2, any rights under Section 7) of the Company Stockholders Agreement, provided that no consent of the Purchaser Companies shall be required with respect to a Superior Competing Transaction,

                  (ii) Section 2 (Piggyback Registrations) (and, if incidental to an exercise of Purchaser's rights under said Section 2, any rights under Sections 3 through
                           9) of the Company Registration Rights Agreement, and

                  (iii) Section 5.01 (Information Covenants), 5.02 (Books, Records and Inspections), 6.01 (Dividends), 6.03(c) (Limitations on Modifications of Certificate of Incorporation and Bylaws) and 6.04 (Limitations on Certain Restrictions of Subsidiaries) (and, if incidental to an exercise of Purchaser's rights under said Sections 5.01, 5.02, 6.01 or 6.03(c), any rights under Sections 7 and 10) of the Company Senior Subordinated Loan Agreement, provided that no information need be made available to Purchaser or its affiliates with respect to a Competing Transaction except as expressly provided in Section
                           6.2 of this Agreement;

provided, however, that Purchaser may not take any action pursuant to clauses
(i), (ii) or (iii) above which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Company's ability to effect a Superior Competing Transaction.

                  (g) Purchaser covenants and agrees that during the First Purchaser Restricted Period and the Second Purchaser Restricted Period (if any), it shall not, without the prior approval of the Company, acquire any Company Shares or Convertible Securities (excluding any purchases made pursuant to the terms of the Securities Purchase Agreements).

         6.12 COMPANY RIGHTS PLAN. The Company covenants and agrees not to amend the Company Rights Plan in any manner which is intended or could reasonably be expected to impede, interfere with, delay, postpone, or materially and adversely affect the ability of any of the Purchaser Companies to (i) commence or, prior to the termination of this Agreement, consummate the transactions contemplated by this Agreement or by the Securities Purchase Agreements or the Voting Agreement (subject to the Company's rights under Section 6.2 and subject to the Company's ability to negotiate and consummate a Superior Competing Transaction in accordance with the terms of this Agreement), (ii) effect any conversion, exercise or exchange of any Convertible Securities acquired pursuant to the Securities Purchase Agreements, or (iii) after termination of this Agreement, acquire Company Shares or Convertible Securities (A) which are consummated at a purchase price of not less than $3.00 per share of Company Common Stock (on an as-converted-to-common basis, in the case of Convertible Securities), (B) which do not cause any of the Purchaser Companies to become the beneficial owner of more than 51% of the shares of Company Common Stock outstanding at the time of such additional acquisitions and (C) which, in the event there is a Second Purchaser Restricted Period, are acquired after the expiration of the Second Purchaser Restricted Period. The Company further covenants and agrees not to adopt any new stockholder protection rights plan (or similar plan or agreement) or any other takeover defense which is intended or could reasonably be expected to impede, interfere with, delay, postpone, or materially and adversely affect the ability of any of the Purchaser Companies to cause the occurrence of any of the events described in clauses (i), (ii) or (iii) above.

                                 ARTICLE VII --

                    CONDITIONS TO CONSUMMATION OF THE MERGER
                        ACTIONS AND DELIVERIES AT CLOSING

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) There shall not be in effect any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or Governmental Authority of competent jurisdiction directing that the transactions contemplated herein not be consummated; provided, however, that prior to invoking this condition each party shall use all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

                  (b) All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, and all waiting periods imposed by applicable Law shall have expired or been terminated.

                  (c) The Company Stockholder Approval shall have been obtained in accordance with the rules, regulations and listing standards of AMEX, the DGCL, any other applicable Law, the Company's Certificate of Incorporation and Bylaws and the Company Stockholder Agreement.

         7.2. ACTIONS AND DELIVERIES AT CLOSING.

                  (a) Purchaser covenants and agrees that, at or prior to the Signing Date, Purchaser shall have deposited with the Paying Agent all funds required to pay the Total Merger Consideration in full to all holders of Company Common Stock and Convertible Securities issued and outstanding at the Effective Time (other than Company Shares or Convertible Securities owned by Purchaser Companies).

                  (b) Purchaser covenants and agrees that, at or prior to the Effective Time, Purchaser shall cause each of the following to occur:

                           (i) Purchaser shall have provided the Company with funds to repay in full the Company's credit facility with Bank of America.

                           (ii) Purchaser shall have provided the Company with funds to pay in full all Company Change in Control Payments to the Key Officers who are entitled to receive them at the Effective Time.

                           (iii) Purchaser shall have provided the Company with funds to repay in full the Seller Notes (to the extent repayment thereof is accelerated or required as a result of the transactions contemplated herein or in the Securities Purchase Agreements).

                           (iv) Purchaser shall have used commercially reasonable efforts to negotiate with each of the individuals listed on Exhibit D hereto as to mutually agreeable terms and conditions for each such individual's post-merger employment with the Company or engagement as a consultant by the Company, all as more particularly described on Exhibit D (the "TRANSITION AGREEMENTS").



                                 ARTICLE VIII --

                                   TERMINATION

         8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval, by the mutual written consent of Purchaser and the Company approved by action of their respective board of directors.

         8.2 TERMINATION BY EITHER PURCHASER OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by Purchaser or the Company, whether before or after the Company Stockholder Approval, upon written notice if:

                  (a) any court of competent jurisdiction in the United States or some other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

                  (b) the Company Stockholders Meeting shall have been held and the Company Stockholder Approval shall not have been obtained thereat; or

                  (c) the Effective Time shall not have occurred on or before the 180th day following the Signing Date unless otherwise extended in accordance with the terms of this Agreement (as so extended, the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement pursuant to this
Section 8.2(c) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in such failure to close.

         8.3 TERMINATION BY PURCHASER. This Agreement may be terminated by Purchaser, whether before or after the Company Stockholder Approval, prior to the Effective Time, upon written notice if the Company materially breaches the provisions of Section 6.2 or there is a Company Adverse Recommendation Change.

         8.4 TERMINATION BY THE COMPANY. This Agreement may be terminated by the Company and the Merger may be abandoned through a resolution adopted by the Board of Directors at any time prior to the time the Company Stockholder Approval is obtained at the Company Stockholders Meeting, upon written notice if: (a) there is a Company Adverse Recommendation Change, and (b) there exists at such time a proposal or offer for a Competing Transaction that constitutes a Superior Competing Transaction; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.4 unless and until:

                           (i) the Company shall have complied with the requirements and time periods set forth in clauses (ii), (iii) and (iv) of Section 6.2(c);

                           (ii) the Company shall have paid the Company
         Termination Fee to Purchaser in accordance with Section 8.5(b); and

                           (iii) a definitive agreement to consummate the Superior Competing Transaction shall have been executed by the Company and the third party acquiror prior to or simultaneously with the termination of this Agreement.

         8.5 EFFECT OF TERMINATION.

                  (a) General. In the event of the proper termination and abandonment of this Agreement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.2) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers, employees, stockholders, or other Representatives.

                  (b) Superior Competing Transaction. In the event of termination of this Agreement without consummation of the transactions contemplated hereby:

                           (i) by Purchaser pursuant to Section 8.3, then the Company shall make payment to Purchaser by wire transfer of immediately available funds of a fee in the amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) (the "COMPANY TERMINATION FEE"), payable within five (5) business days following the Company's receipt of Purchaser's notice of termination, such amount to constitute liquidated (and exclusive) damages; or

                  (ii) by the Company pursuant to Section 8.4, then concurrently with such termination the Company shall make payment to Purchaser by wire transfer of immediately available funds of the Company Termination Fee, such amount to constitute liquidated (and exclusive) damages.

                  (c) Terminations Requiring No Payment of Fees. For the avoidance of doubt, in the event of (i) a mutual termination by Purchaser and the Company under Section 8.1, or (ii) a termination by either Purchaser or the Company under Section 8.2, then in each case no party to this Agreement shall be required to make any payments to the other under this Section 8.5 and no party to this Agreement shall be entitled to any damages for the breach or breaches giving rise to such termination.

                  (d) Acquisition of Purchaser Acquired Securities in Superior Competing Transaction. The Company agrees that, as a condition to the consummation of a Superior Competing Transaction in which all or any portion of the acquisition consideration is in a form other than cash, it shall cause a portion of the consideration payable to Purchaser in respect of the Purchaser Acquired Securities in such Superior Competing Transaction to be paid in the form of cash (such portion being an amount equal to the aggregate price which Purchaser paid in cash for the Purchaser Acquired Securities under the Securities Purchase Agreements), and the balance of the consideration payable to Purchaser shall consist of the same form of consideration as is paid to the other stockholders of the Company in such Superior Competing Transaction. Compliance with this Section 8.5(d) shall be set forth in any definitive agreement reflecting a Superior Competing Transaction as a condition precedent to the consummation of the transactions contemplated thereby.


                                  ARTICLE IX --

                            MISCELLANEOUS AND GENERAL

         9.1 PAYMENT OF EXPENSES. Subject to Section 8.5 and the last sentence of Section 9.3(c), whether or not the Merger shall be consummated each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the Surviving Corporation shall pay, with funds of the Company and not with funds provided by any of Purchaser Companies, any and all property or transfer taxes imposed on the Surviving Corporation.

         9.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; SURVIVAL OF CONFIDENTIALITY. This Article IX and the agreements of the Company, Purchaser and Newco contained in Section 6.6 (Indemnification of Directors and Officers) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Purchaser and Newco contained in Section 8.5 (Effect of Termination), the last two sentences of Section 6.4(a), all of Section 6.4(b), Section 6.11, Section 6.12 and the Confidentiality Agreements shall survive the termination of this Agreement. In addition, if this Agreement is terminated pursuant to Sections 8.3 or 8.4 hereof, then Sections 6.2(e), (f) and
(g) shall survive the termination of this Agreement solely with respect to votes in respect of the Superior Competing Transaction giving rise to such termination and the waiver of appraisal rights in connection therewith. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement except in the event of fraud.

         9.3      LIMITATION OF LIABILITY; WAIVER OF JURY TRIAL.

                  (a) The remedies set forth in Section 8.5 and Section 9.3(c) shall be the sole and exclusive remedies for any breach of this agreement, other than for actual fraud. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

                  (b) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                  (c) Each of the parties hereto agrees, recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach any aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements (without any requirement to post bond or other security and without having to prove actual damages) and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. In the event that any party shall seek specific performance under this
Section 9.3(c), the prevailing party, as determined by a court of competent jurisdiction, shall be entitled to recover all costs and expenses incurred in connection with or arising out of such proceedings (including reasonable attorney's fees and expenses incurred in such proceedings and any appeals thereof).

         9.4 MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Company Stockholder Approval, no amendment shall be made which by law or Contract requires the further approval of stockholders without such further approval (including but not limited to amendments which change the consideration payable in the Merger or adversely affect the rights of the Company's stockholders hereunder).

         9.5 WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party, or the time for performance may be extended by such party, in whole or in part to the extent permitted by applicable Law. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         9.6 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, including by means of facsimile, electronic mail or similar means, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.7 GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  (b) Each party to this Agreement irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the state or federal courts located within the jurisdiction of the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each party to this Agreement hereby irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in Section 9.8. Each party to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section 9.7 shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

         9.8 NOTICES. Any notice, request, instruction, consent or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed duly given (i) on the date delivered, if delivered personally, (ii) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (iii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (iv) on the date sent by facsimile transmission, if a confirming copy is sent by overnight courier, in each case to the intended recipient addressed as follows:

                  (a)      If to the Company, to

                           CD&L, Inc.
                           80 Wesley Street
                           South Hackensack, NJ  07606
                           Attention:  Albert W. Van Ness, Jr.
                           Fax:  212.575.7953

                           with copies to:

                           CD&L, Inc.
                           80 Wesley Street
                           South Hackensack, NJ  07606
                           Attention:  Mark T. Carlesimo, Esq.
                           Fax:  201.489.6974

                           and

                           Lowenstein Sandler PC
                           65 Livingston Avenue
                           Roseland, NJ  07068-1791
                           Attention:  Alan Wovsaniker, Esq.
                           Fax:  973.597.2565

                  (b)      If to Purchaser or Newco, to

                           Velocity Express Corporation
                           One Morningside Drive North
                           Building B, Suite 300
                           Westport, CT  06880
                           Attention:  General Counsel
                           Fax:  952.835.4997

                           with copies to:

                           Budd Larner, PC
                           150 John F. Kennedy Parkway
                           Short Hills, NJ  07078
                           Attention:  James F. Fitzsimmons, Esq.
                           Fax:  973.379.7734

                           and

                           Briggs and Morgan, P.A.
                           2200 IDS Center
                           80 South Eighth Street
                           Minneapolis, MN  55402
                           Attention: Avron L. Gordon, Esq.
                           Fax:  612.977.8650

or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

           9.9 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the schedules and the other documents and the instruments referred to herein), the Voting Agreement, the Transition Agreements and the Confidentiality Agreements
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

           9.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article III hereof following the Effective Time, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided however, that the provisions of Section
6.6 shall inure to the benefit of and be enforceable by the Indemnified Parties.

           9.11 CERTAIN DEFINITIONS/INTERPRETATION.

                  (a) As used herein:

                  "COMPANY BENEFICIARY" any director, officer, employee or former employee (or any of their beneficiaries) of the Company or any of its Subsidiaries who is a beneficiary under any Company Benefit Plans.

                  "COMPANY BENEFIT PLANS" means all (A) employee welfare benefit and employee pension benefit plans as defined in Sections 3(1) and 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (B) other material employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that were in effect as of the Signing Date, or were approved before that date but are not yet effective, for the benefit of any Company Beneficiary, or with respect to which the Company or any of its Subsidiaries may have any liability.

                  "COMPANY CHANGE IN CONTROL PAYMENTS" means severance and change of control payments to be made to the Company's Key Officers which (i) in the aggregate do not exceed $5,467,002 (plus approximately $68,571 for continuing insurance costs) (with certain individual amounts set forth on Part
9.11 of the Company Disclosure Memorandum), (ii) are made as a result of or in connection with the consummation of the transactions contemplated by this Agreement and/or any subsequent employment termination, and (iii) the Company is required to make pursuant to the terms of an employment agreement, severance agreement or other Contract between the Company and such Key Officers, copies of which have been provided or made available to Purchaser prior to the Signing Date.

                  "COMPANY ERISA AFFILIATE" means any entity (whether or not incorporated) that is treated as a single employer with the Company under
Section 414 of the Code.

                  "COMPANY INDEPENDENT CONTRACTORS" means all independent contractors who provide delivery, courier or similar services on behalf of the Company and its Subsidiaries as of the Signing Date.

                  "COMPANY MATERIAL OCCURRENCE" means any claim, change, effect, event, occurrence or development which individually or in the aggregate would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                  "COMPANY NOTES" means the $4.0 million aggregate outstanding principal amount of notes designated as the Series A Convertible Subordinated Debentures.

                  "COMPANY REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated April 14, 2004 by and among the Company and the securityholders of the Company listed as "Lenders" therein.

                  "COMPANY RIGHT" means a right to purchase one one-hundredth of a share of Preferred Stock of the Company, subject to adjustment, issued pursuant to the Company Rights Plan.

                  "COMPANY RIGHTS PLAN" means the Stockholder Protection Rights Agreement, dated as of December 27, 1999, between the Company and American Stock Transfer & Trust Company, as Rights Agent, and amended as of April 14, 2004 (as amended).

                  "COMPANY SENIOR SUBORDINATED LOAN AGREEMENT" means the Amended and Restated $8,000,000 Senior Subordinated Loan Agreement amended and restated as of April 14, 2004 among the Company and the parties set forth as "Lenders" therein.

                  "COMPANY STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of April 14, 2004 by and among the Company and the securityholders of the Company listed as "Stockholders" therein.

                  "CONTRACTS" means all written or oral contracts, agreements, leases, instruments or legally binding contractual commitments, together with all amendments thereto.

                  "CONVERTIBLE SECURITIES" means any securities convertible or exchangeable into or exercisable for shares of capital stock of the Company, other than the Company Series A Preferred and the Seller Notes.

                  "ENVIRONMENTAL AUTHORITY" shall mean any federal, state, or local governmental body, department, agency or subdivision responsible for the due administration and/or enforcement of any Environmental Law.

                  "ENVIRONMENTAL LAWS" shall mean any and all federal, state or local laws, rules, orders, regulations, statutes, common law, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Regulated Materials, environmental protection, or protection of public health, safety and welfare involving Regulated Materials as in effect as of the Effective Time of the Merger or at any time in the past.

                  "ENVIRONMENTAL PERMITS" shall mean all governmental approvals, authorizations, registrations, permits and licenses, including those related to environmental quality and the emission, discharge, storage, handling, treatment, use, generation or transportation of Regulated Materials required by Environmental Laws or otherwise required for the Company to conduct its business.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "FIRST PURCHASER RESTRICTED PERIOD" means the period commencing upon the Signing Date and terminating upon the earliest to occur of
(i) the Effective Time, and (ii) the date of termination of this Agreement for any reason.

                  "GOVERNMENTAL AUTHORITY" shall mean any federal, state, or local governmental or regulatory body, or any department, agency, subdivision, commission, board, bureau, agency, authority, instrumentality or unit thereof.

                  "IRS" means the U.S. Internal Revenue Service.

                  "ISRA" means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq.

                  "KEY OFFICERS" means each of the individuals listed on Exhibit E hereto.

                  "KNOWLEDGE OF THE COMPANY" or "THE COMPANY'S KNOWLEDGE" means any fact, circumstance, event or other matter that (a) any of Albert W. Van Ness, Jr., William T. Brannan, Michael Brooks, Russell Reardon, or Mark T. Carlesimo actually knows, or (b) any of the individuals referred to in the preceding clause (a) should know or would reasonably be expected to know in the normal discharge of his assigned duties and responsibilities.

                  "PERFORMANCE SHARES" shall have the meaning ascribed thereto in the Company's Year 2000 Stock Incentive Plan.

                  "PERFORMANCE UNITS" shall have the meaning ascribed thereto in the Company's Year 2000 Stock Incentive Plan.

                  "PERSON" shall mean any individual, corporation, partnership (general or limited), association, limited liability company, trust, estate or other entity.

                  "PURCHASER MATERIAL OCCURRENCE" means any change, effect, event, occurrence or development which individually or in the aggregate would reasonably be expected to be materially adverse to the business, financial condition or results of operations of Purchaser and its Subsidiaries, taken as a whole.

                  "REGULATED MATERIALS" shall mean any pollutant, contaminant, hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law, including, without limitation, petroleum, crude oil or fractions thereof, petroleum products, waste or used oil, natural or synthetic gas, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.

                  "RELEASE" shall have the same meaning as provided in the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, sec. 101(22), 42 U.S.C. sec. 9601(22) and shall also include any "discharge" as defined in the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11b.

                  "SECOND PURCHASER RESTRICTED PERIOD" has the following meaning:

                  (a) in the event of the termination of this Agreement by the Company pursuant to Section 8.4 in connection with a Superior Competing, the period commencing upon such termination and ending upon the earlier to occur of
(i) the consummation of such Superior Competing Transaction or (ii) the termination of the definitive agreement with respect to such Superior Competing Transaction; and

                  (b) in the event of the termination of this Agreement by Purchaser pursuant to Section 8.3 at a time in which there exists a proposal or offer for a Competing Transaction, the period commencing upon such termination and ending as follows: (i) if the Company does not enter into a definitive agreement with respect to such Competing Transaction within thirty (30) days of termination, the Second Purchaser Restricted Period shall end upon the thirty-first (31st) day; or (ii) if the Company enters into a definitive agreement with respect to such Competing Transaction within thirty (30) days of termination, the Second Purchaser Restricted Period shall end upon the earlier to occur of the consummation of such Competing Transaction or the termination of such definitive agreement.

                  "SELLER NOTES" shall mean the promissory notes set forth on Exhibit F hereto.

                  "SEPARATION TIME" shall have the meaning ascribed thereto in the Company Rights Plan.

                  "SHARES OF RESTRICTED STOCK" shall have the meaning ascribed thereto in the Company's Year 2000 Stock Incentive Plan.

                  "SUBSIDIARY" shall mean, when used with reference to any entity, any corporation a majority of the outstanding voting securities of which are owned directly or indirectly by such former entity (other than a corporation having no current operations and no material assets).

                  "TAX" or "TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority, domestic or foreign.

                  "TAX RETURN" shall mean any return, report, statement or information required to be filed with any Governmental Authority with respect to Taxes.

                  The following capitalized terms defined elsewhere in this Agreement are defined in the sections indicated below.

TERM                                                                                                 SECTION
----                                                                                                 -------
Affected Employee .............................................................................................6.10
Agreement .............................................................................................Introduction
AMEX ..........................................................................................................4.13
As Converted Total Company Shares ..............................................................................4.2
Board of Directors ........................................................................................Recitals
Certificates ...................................................................................................3.1
Closing ........................................................................................................1.4
Code ...........................................................................................................3.9
Company ...............................................................................................Introduction
Company Adverse Recommendation Change...........................................................................6.2
Company Affiliate .............................................................................................4.21
Company 2005 Audit Date.........................................................................................4.5
Company Beneficiary ...........................................................................................9.11
Company Benefit Plans .........................................................................................9.11
Company Change in Control Payments ............................................................................9.11
Company Common Stock ...........................................................................................3.1
Company Equity Holders .........................................................................................3.4
Company ERISA Affiliate .......................................................................................9.11
Company Independent Contractors ...............................................................................9.11
Company Insurance Policies .....................................................................................4.8
Company Intellectual Property .................................................................................4.12
Company's Knowledge or Knowledge of Company ...................................................................9.11
Company Material Contracts ....................................................................................4.19
Company Notes .................................................................................................9.11
Company Note Repayment Limit ..................................................................................9.11
Company Option .................................................................................................3.7
Company Option Plans ...........................................................................................3.7
Company Real Property .........................................................................................4.25
Company Representatives ........................................................................................6.2
Company Registration Rights Agreement ..........................................................................7.2
Company Right .................................................................................................9.11
Company Rights Plan ...........................................................................................9.11

TERM                                                                                                 SECTION
----                                                                                                 -------
Company SEC Reports ............................................................................................4.5
Company Series A Approval ......................................................................................4.4
Company Series A Preferred .....................................................................................3.1
Company Stockholder Approval ...................................................................................4.4
Company Stockholders Agreement .................................................................................4.4
Company Stockholders Meeting ...................................................................................6.9
Company Shares .................................................................................................3.1
Company Termination Fee ........................................................................................8.4
Company Voting Agreement ..................................................................................Recitals
Company Warrant ................................................................................................3.7
Competing Transaction ..........................................................................................6.2
Confidentiality Agreements .....................................................................................6.4
Contracts .....................................................................................................9.11
Convertible Securities ........................................................................................9.11
Convertible Security Instruments ...............................................................................3.1
DGCL.......................................................................................................Recitals
Dissenting Shares ..............................................................................................3.3
Effective Time .................................................................................................1.2
Emulated Shares ................................................................................................6.2
Environmental Authority .......................................................................................9.11
Environmental Laws ............................................................................................9.11
Environmental Permits .........................................................................................9.11
ERISA .........................................................................................................9.11
Exchange Act ...................................................................................................4.4
First Purchaser Restricted Period .............................................................................9.11
GAAP ...........................................................................................................4.5
Governmental Authority.........................................................................................9.11
Indemnified Parties ............................................................................................6.6
ISRA ..........................................................................................................9.11
Irrevocable Proxies .......................................................................................Recitals
Laws ..........................................................................................................4.13
Letter of Transmittal ..........................................................................................3.4
Licenses ......................................................................................................4.22
Liens ..........................................................................................................4.2
Merger .........................................................................................................1.1
Merger Consideration ...........................................................................................3.1
Emulated Shares ................................................................................................4.2
Newco .................................................................................................Introduction
Newco Common Stock .............................................................................................3.2
Order .........................................................................................................4.13
PCBs ..........................................................................................................4.11
Paying Agent ...................................................................................................3.2
Paying Agent Agreement .........................................................................................3.4
Performance Shares ............................................................................................9.11
Performance Units .............................................................................................9.11
Person.........................................................................................................9.11

TERM                                                                                                 SECTION
----                                                                                                 -------
Proxyholder ....................................................................................................6.2
Proxy Shares ...................................................................................................6.2
Proxy Statement ................................................................................................6.7
Purchaser .............................................................................................Introduction
Purchaser Companies ............................................................................................3.1
Purchaser Material Occurrence .................................................................................9.11
Purchaser Restricted Period ...................................................................................9.11
Real Property Lease ...........................................................................................4.25
Regulated Materials ...........................................................................................9.11
Release .......................................................................................................9.11
Remaining Equity-Based Awards ..................................................................................3.7
Representatives ................................................................................................6.4
SEC ............................................................................................................4.5
Second Purchaser Restricted Period ............................................................................9.11
Securities Purchase Agreements ............................................................................Recitals
Securities Act .................................................................................................4.4
Separation Date ...............................................................................................9.11
Shares of Restricted Stock ....................................................................................9.11
Signing Date ..........................................................................................Introduction
SOX.............................................................................................................4.5
Subsidiary ....................................................................................................9.11
Superior Competing Transaction .................................................................................6.2
Superior Per Share Price........................................................................................8.5
Surviving Corporation ..........................................................................................1.1
Tax Return ....................................................................................................9.11
Tax, Taxes ....................................................................................................9.11
Termination Date ...............................................................................................8.2
Third Party ....................................................................................................6.2
Total Merger Consideration ....................................................................................3.10
Transition Agreements ..........................................................................................7.2
Treasury Shares ................................................................................................3.1

                  (c) In interpreting this Agreement, the following rules of construction shall apply:

                               (i) Where the context requires, the use of the
                  singular form in this Agreement will include the plural, the use of the plural will include the singular, and the use of any gender will include any and all genders.

                               (ii) The word "including" (and, with
                  correlative meaning, the word "include") means that the generality of any description preceding such word is not limited, and the words "shall" and "will" are used interchangeably and have the same meaning.

                               (iii) References in this Agreement to "Articles",
                  "Sections", or "Exhibits" shall be to Articles, Sections or Exhibits of or to this Agreement unless otherwise specifically provided.

                               (iv) References to any agreement or contract are
                  to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                               (v) References to any statute and related
                  regulation shall include any amendments of the same and any successor statutes and regulations.

                               (vi) References to any Person include the
                  successors and permitted assigns of such Person.

                               (vii) References "from" or "through" any date
                  mean, unless otherwise specified, "from and including" or "through and including," respectively.

         9.12 OBLIGATION OF PURCHASER. Whenever this Agreement requires Newco to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Newco to take such action and a guarantee of the performance thereof.

         9.13 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

         9.14 CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the date first above written.


                                      VELOCITY EXPRESS CORPORATION


                                      By:  /s/ E. W. Stone, Jr.
                                           -------------------------------------
                                           Name:  E. W. Stone, Jr.
                                           Title: CFO


                                      CD&L, INC.


                                      By:  /s/ Albert W. Van Ness, Jr.
                                           -------------------------------------
                                           Name:  Albert W. Van Ness, Jr.
                                           Title: Chairman


                                      CD&L ACQUISITION CORP.


                                      By:  /s/ E. W. Stone, Jr.
                                           -------------------------------------
                                           Name:  E. W. Stone, Jr.
                                           Title: CFO


















                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                                    EXHIBIT A

                        Amendment to Company Rights Plan

                                 AMENDMENT NO. 2

                                       TO

                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT


         This Amendment No. 2 (this "Amendment"), dated as of July 3, 2006, is between CD&L, Inc., a Delaware corporation formerly known as Consolidated Delivery & Logistics, Inc. (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent entered into a Stockholder Protection Rights Agreement, dated as of December 27, 1999, and amended as of April 14, 2004 (as amended, the "Rights Agreement"); and

         WHEREAS, Section 5.4 of the Rights Agreement provides that, prior to the Flip-in Date, the Company and the Rights Agent may amend the Rights Agreement in any respect without the approval of any holders of Rights; and

         WHEREAS, the Board of Directors of the Company has approved this Amendment;

         NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

         1.       Amendment of Section 1.1

                  (a) Section 1.1 of the Rights Agreement is amended by adding thereto the following definitions:

                  "'Merger Agreement' shall mean the Agreement and Plan of Merger, dated as of July 3, 2006, by and among Velocity Express Corporation, a Delaware corporation ("Purchaser"), CD&L Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Purchaser ("Newco"), and the Company, as the same may be amended from time to time.

                  'Company Voting Agreement' shall mean the Company Voting Agreement (as defined in the Merger Agreement).

                  'Securities Purchase Agreements' shall mean the Securities Purchase Agreements (as defined in the Merger Agreement)."

                  (b) Section 1.1 of the Rights Agreement is amended further by deleting the definition of "Expiration Time" in its entirety and inserting the following in lieu thereof:

                  "'Expiration Time' shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) the close of business on the tenth anniversary of the Record Time or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement)."

         2.       Addition of New Section 5.19.

                  The Rights Agreement is amended by adding a Section 5.19 thereof which shall read as follows:

                  "Section 5.19. Exception For Purchaser. Notwithstanding any provision of this Agreement to the contrary, neither a Flip-in Date, Flip-over Transaction or Event, Separation Time nor a Stock Acquisition Date shall be deemed to have occurred, none of the Purchaser, Newco or any of their Affiliates or Associates shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, this Agreement, in any such case by reason of: (a) the approval, execution or delivery of the Merger Agreement, the Company Voting Agreement, the Securities Purchase Agreements or any amendments thereof, provided that any such amendment is approved in advance by the Board of Directors of the Company;
                  (b) the commencement or, prior to termination of the Merger Agreement, the consummation of any of the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement), or by the Company Voting Agreements or the Securities Purchase Agreements; (c) any conversion, exercise or exchange of any of the Company's securities acquired pursuant to the Securities Purchase Agreements; or (d) in the event of a termination of the Merger Agreement, any additional acquisitions of the Company's securities by any of Purchaser, Newco or any of their Affiliates or Associates (i) which are consummated after termination of the Merger Agreement at a purchase price of not less than $3.00 per share of Common Stock (on an as-converted basis, in the case of Convertible Securities (as defined in the Merger Agreement)) (ii) which do not cause any of Purchaser, Newco or any of their Affiliates or Associates to become the Beneficial Owner of more than 51% of the shares of Common Stock outstanding at the time of such additional acquisitions, and (iii) which, in the event there is a Second Purchaser Restricted Period (as defined in the Merger Agreement), occur after the expiration of the Second Purchaser Restricted Period."

         3.       Effectiveness.

         This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         4.       Miscellaneous.

         This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, including by means of facsimile, electronic mail or similar means, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date set forth above.


                               CD&L, INC.


                               By:
                                   ---------------------------------------------
                               Name:
                               Title:



                               AMERICAN STOCK TRANSFER & TRUST COMPANY


                               By:
                                   ---------------------------------------------
                               Name:

                                    EXHIBIT B

         Securityholders Who are Parties to the Company Voting Agreement


         Albert W. Van Ness, Jr.
         William T. Brannan
         Michael Brooks
         Russell J. Reardon
         Matthew J. Morahan
         Vincent Brana
         Jack McCorkell

                                    EXHIBIT C

       Restated Certificate of Incorporation of the Surviving Corporation


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   CD&L, INC.



                  FIRST: The name of the corporation (hereinafter called the "CORPORATION") is CD&L, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such office is Corporation Service Company.

                  THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                  FOURTH: The total number of shares of which the Corporation shall have authority to issue is one thousand (1,000) shares, par value $0.004 per share. All such shares shall be of one class and shall be designated Common Stock.

                  FIFTH: The name and the mailing address of the incorporator are as follows:_______________________________.

                  SIXTH: The Corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.


                  2. After the original or other By-laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss.109 of the DGCL, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-laws of the Corporation may be exercised by the Board of Directors of the Corporation.


                  3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of ss. 242 of the DGCL shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.


                  NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss. 102 of the DGCL, as the same may be amended and supplemented.

                  TENTH: The Corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

                                    EXHIBIT D

                              Transition Agreements



William T. Brannan (full time employment)
Michael Brooks (full time employment)
Curtis G. Hight (full time employment)
Dominick Simone (full time employment)
Paul Calabro (full time employment)
Russell J. Reardon (full time employment)
Mark T. Carlesimo (full time employment)

                                    EXHIBIT E

                                  Key Officers

Albert W. Van Ness, Jr.
William T. Brannan
Michael Brooks
Russell Reardon
Mark T. Carlesimo
Paul Calabro
J. Daniel Ayer
Curtis Hight
Martin C. Galinsky
Dominick Simone
Jack McCorkell
Peter Silver
Stuart Hyden
Roy Liller

                                    EXHIBIT F

                                  Seller Notes

1. That certain promissory note dated June 24, 2004 issued to Terry Bozzay in the original principal amount of $411,675.79.

2. That certain promissory note dated June 24, 2004 issued to Westwind Express, Inc. in the original principal amount of $887,210.61

3. That certain promissory note dated June 24, 2004 issued to David L. Chesney in the original principal amount of $1,096,657.42

4. That certain promissory note dated March 28, 2002 issued to Randy Cooper in the original principal amount of $122,707.00.

                                   APPENDIX B


                                   [SRP LOGO]


                           SCURA, RISE & PARTNERS, LLC
        1211 Avenue of the Americas, 27th Floor, New York, New York 10036
                     phone . 212.596.3380 fax . 212.596.3390



June 26, 2006

The Board of Directors
CD&L, Inc.
80 Wesley Street
South Hackensack, New Jersey 07606

Members of the Boards of Directors:

We understand that CD&L, Inc., a Delaware corporation (the "Seller"), Velocity Express Corporation, a Delaware corporation (the "Buyer"), and CD&L Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Company"), will enter into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for, among other things, the merger of the Company with and into the Seller (the "Merger"). Pursuant to the Merger, the Seller will become a wholly owned subsidiary of the Buyer and (A) all outstanding shares of common stock, par value $.001 per share, of the Seller (the "Common Stock"), other than shares of Common Stock owned by the Buyer or the Company, will be converted into the right to receive $3.00 per share of Common Stock (the "Common Consideration"); and (B) the Buyer and/or Company shall acquire or enter into binding agreements to acquire in separate negotiated transactions from existing holders (i) all outstanding Series A convertible preferred stock of the Seller, par value $.001 per share, representing 3,937,010 equivalent shares of Common Stock of the Seller (the "Series A Preferred Stock"), (ii) all outstanding Series A convertible notes of the Seller, representing 3,937,008 equivalent shares of Common Stock of the Seller (the "Series A Notes"), (iii) all outstanding warrants representing the right to acquire up to an aggregate of 506,250 shares of Common Stock of the Seller (the "Warrants"), and (iv) 656,000 outstanding shares of Common Stock of the Seller (the "Acquired Shares") (the transactions in clauses (i), (ii), (iii) and (iv) are reflected in the "Securities Purchase Agreements"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

Scura, Rise & Partners, LLC ("SRP"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of unlisted securities, private placements, financial restructurings and other financial services. We have been engaged to act as financial advisor to the Board of Directors of the Seller in connection with the Acquisition and will receive a fee for our services. We also will be reimbursed for expenses incurred (including certain expenses of our legal counsel). The Seller has agreed to indemnify SRP against certain liabilities, including liabilities arising out of or in connection with the services rendered and to be rendered by SRP under such engagement. We have in the past provided, are currently providing and in the future may provide, investment banking and other financial services to the Seller, the Buyer, the Company and their respective affiliates for which we have received, and would expect to receive, compensation.

You have asked for our opinion as investment bankers as to whether the Common Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than the Buyer, the Company or any affiliates or associates thereof).

In conducting our analysis and arriving at the opinion expressed herein, we have, among other things:

         (i) reviewed the draft Merger Agreement and the draft Securities Purchase Agreements (including certain of the schedules and exhibits thereto);

         (ii) reviewed certain publicly available business and financial statements, including publicly available financial projections and other information about the Seller;

         (iii) reviewed certain internal financial statements and other financial and operating data concerning the Seller prepared by and furnished to us by the management of the Seller;

         (iv) held discussions with various members of senior management of the Seller and the Buyer concerning historical and current operations, financial conditions and prospects, including recent financial performance;

         (v) reviewed the reported prices and trading activity of the common stock of the Seller;

         (vi) reviewed the financial performance of the Seller and the prices and valuation of the its common stock with valuations of certain publicly-traded companies and their securities that we deemed comparable in certain respects to the Seller;

         (vii) reviewed the financial terms, to the extent publicly available, of selected acquisition transactions involving companies in lines of business that we deemed comparable in certain respects to the business of the Seller; and

         (viii) participated in discussions and negotiations among representatives of the Seller, the Buyer and their respective advisors.

In addition, we have conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in rendering this opinion.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Seller and its representatives or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. This opinion is expressly conditioned upon such information (whether written or oral) being complete and accurate in all material respects.

Accordingly, our analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of, the Seller, nor have we been furnished with any such evaluations or appraisals or reports of such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections. In addition, we have not evaluated the solvency or fair value of the Seller under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. Such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed herein. We have made no independent investigation of any legal or accounting matters affecting the Seller and we have assumed the correctness of all legal and accounting advice given to the Seller and its Board of Directors, including, without limitation, any advice as to the legal, accounting and tax consequences of the terms of, and the transactions contemplated by, the Merger Agreement, to the Seller or any of its stockholders. We did not attempt to independently determine the value of the outstanding Series A Preferred Stock, Series A Notes, Warrants or Acquired Shares or the appropriateness of the amounts to be received by the holders thereof pursuant to the Securities Purchase Agreements on either an absolute or relative basis and we are not rendering any opinion as to the fairness of the consideration to be received by any party to any of the Securities Purchase Agreements.

In rendering this opinion we have also assumed with your consent that:

         (i) the final execution forms of the Merger Agreement and the Securities Purchase Agreements will not differ in any material respect from the last drafts reviewed by us;

         (ii) in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Seller or the Merger;

         (iii) the transactions contemplated by the Merger Agreement will be consummated on the terms described in the Merger Agreement, without any waiver, modification or amendment of any material term, condition or agreement and that all conditions will be satisfied without material expense; and

         (iv) all material assets and liabilities (contingent or otherwise, known or unknown) of the Seller were as set forth in the consolidated financial statements provided to us by the Seller, as of the dates of such financial statements.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Seller in the Seller's consideration of the Merger, is not on behalf of, and shall not confer any rights or remedies upon, any other person, and may not be used or relied upon for any other purpose. Our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transactions that might be available to the Seller, nor does it address the underlying business decision by the Seller to engage in the Merger or to enter into the Merger Agreement or any of the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of Common Stock of the Seller should vote on any matter relevant to the Merger Agreement. Except as provided in our engagement letter with the Seller, our opinion may not be used or referred to by the Seller, or quoted or disclosed to any person in any matter, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Common Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement, taking into account the amount and form of consideration and taking into account the consideration to be received by securityholders of the Company pursuant to the Securities Purchase Agreements, is fair to the Common Stockholders of the Company, from a financial point of view

                                        Very truly yours,

                                        /s/ Scura Rise & Partners, LLC

                                        Scura, Rise & Partners, LLC

                                   APPENDIX C



                                VOTING AGREEMENT


         VOTING AGREEMENT dated July 3, 2006 (as amended, this "Voting Agreement") is by and between VELOCITY EXPRESS CORPORATION, a Delaware corporation ("Parent") and the individuals listed on Schedule A annexed hereto (collectively, the "Stockholders" and each individually is a "Stockholder").


                                    RECITALS

         WHEREAS, the Stockholders are the record and beneficial owners of shares of common stock, par value $0.001 per share the ("Shares"), of CD&L, Inc., a Delaware corporation (the "Company") in the amounts set forth opposite the Stockholder's name on Schedule A hereto; and

         WHEREAS, prior to the execution and delivery of this Voting Agreement, the Board of Directors of the Company has taken all actions required to: (a) approve the execution and delivery of that certain Agreement and Plan of Merger of even date herewith, by and between the Company, Buyer and CD&L Acquisition Corp., a Delaware corporation ("Merger Sub") (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a direct wholly owned subsidiary of Parent (the "Merger"); (b) prevent any right issued pursuant to that certain Stockholder Protection Rights Agreement, dated as of December 27, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent, and amended as of April 14, 2004 (the "Stockholder Protection Rights Agreement") from being exercisable pursuant to the Stockholder Protection Rights Agreement as a result of the transactions contemplated herein and under the Merger Agreement or Purchase Agreement (as defined below); (c) prevent any Flip-in Date, Flip-over Transaction or Event, Stock Acquisition Date or Separation Time (as each such term is defined in the Stockholder Protection Rights Agreement) from occurring as a result of the transactions contemplated herein or under the Merger Agreement or Purchase Agreement (as defined below); and (d) waive the applicability of Section 203 of the Delaware General Corporation Law with respect to the acquisition by the Company, Newco and their affiliates and associates of 15% or more of the Company's outstanding voting stock;

         WHEREAS, concurrent with the execution of this Voting Agreement, Parent and the Stockholders have entered into a Series A Convertible Subordinated Debenture Purchase Agreement dated of even date herewith (as amended from time to time, the "Purchase Agreement") pursuant to which Parent is acquiring from Stockholders all of their Series A Convertible Subordinated Debentures;

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement and the Purchase Agreement, Parent requires that each of the Stockholders agree, and each of the Stockholders is willing to agree, to enter into this Voting Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and each of the Stockholders, intending to be legally bound, hereby agree as follows:

         (1) Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Voting
Agreement:

             (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

             (b) "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         (2) Disclosure. Each of the Stockholders hereby agrees to permit the Company and Parent to publish and disclose in the Company's Proxy Statement, and any press release or other disclosure document which Parent and the Company reasonably determine to be necessary or desirable in connection with the Merger and any transactions related thereto, each Stockholder's identity and ownership of the Shares and the nature of each Stockholder's commitments, arrangements and understandings under this Voting Agreement.

         (3) Voting of Company Stock.

             (a) Each of the Stockholders hereby agrees that, during the period commencing on the Closing of the Purchase Agreement and continuing until the first to occur of (x) the Effective Time of the Merger, (y) the date of a Company Adverse Recommendation Change by the Board of Directors of the Company (the "Board") in connection with a Superior Competing Transaction and a termination of the Merger Agreement as a result thereof in accordance with the terms of the Merger Agreement, or (z) the date of termination of the Merger Agreement for any reason in accordance with its terms (whichever date is first, the "Termination Date"), at any meeting of the holders of the Shares, however called, or in connection with any written consent of the holders of the Shares, he shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by the Stockholder, whether now owned or hereafter acquired:

                 (i) in favor of approval of the Merger, adoption of the Merger Agreement and any actions required in furtherance thereof and hereof,

                 (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty, or any other obligation or agreement, of the Company under the Merger Agreement or any Stockholder under this Voting Agreement, and

                 (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by this Voting Agreement and the Merger Agreement):

                       (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company;

                       (B) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; or

                       (C) (1) any change in a majority of the individuals who constitute the Company's board of directors;

                              (2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws;

                              (3) any material change in the Company's corporate structure or business; or

                              (4) any other action which, in the case of each of the matters referred to in clauses (C)(1), (2) or
                              (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Merger and the transactions contemplated by this Voting Agreement and the Merger Agreement;

         provided, however, that the restrictions in this clause (iii) shall not apply to a vote in connection with a Superior Competing Offer if such vote is made subsequent to a Company Adverse Recommendation Change by the Board attributable to such Superior Competing Transaction.

             (b) Each of the Stockholders agrees that the Stockholder's obligations under this Voting Agreement are unconditional and will remain in full force and effect notwithstanding that the Company may have received a proposal for a Competing Transaction unless there is a termination of the Merger Agreement for any reason in accordance with its terms, in which case this Voting Agreement shall terminate, or unless the offer constitutes a Superior Competing Transaction and there has been a Company Adverse Recommendation Change. Further, none of the Stockholders will enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this Section 3. Nothing in this Section 3 shall require any Stockholder to exercise any options or warrants with respect to the Shares or to convert any convertible notes or other convertible securities.

             (c) Contemporaneously with the execution of this Agreement, each Stockholder, severally and not jointly, agrees to deliver to Purchaser a proxy in the form attached hereto as EXHIBIT A, which shall be irrevocable, with respect to the Shares, subject to the other terms of this Agreement.

         (4) Covenants, Representations and Warranties of each Stockholder. Each of the Stockholders hereby represents and warrants (with respect to such Stockholder only and not with respect to each other Stockholder) to, and agrees with, Parent as follows:

             (a) Ownership of Securities. Such Stockholder is the sole record and Beneficial Owner of the number of Shares set forth opposite such Stockholder's name on Schedule A hereto. On the date hereof, the Shares set forth opposite the Stockholder's name on Schedule A hereto constitute all of the Shares owned of record or Beneficially Owned by such Stockholder or with respect to which such Stockholder has voting power by proxy, voting agreement, voting trust or other similar instrument. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 3 hereof, sole power of disposition, sole power of conversion, sole power to demand and waive appraisal rights and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Shares set forth opposite such Stockholder's name on Schedule A hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, and the terms of this Voting Agreement.

             (b) Authorization. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Voting Agreement. The execution, delivery and performance of this Voting Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement, voting trust, trust or similar agreement. This Voting Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Voting Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

             (c) No Conflicts. (i) Except as may be required under Section 13 of the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Voting Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Voting Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Stockholder (if applicable),
                  (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of its properties or assets.

             (d) No Encumbrances. Except as applicable in connection with the transactions contemplated by Section 3 hereof, such Stockholder's Shares at all times during the term hereof will be Beneficially Owned by such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

             (e) No Solicitation. Such Stockholder agrees not to take any action in his capacity as a record or beneficial owner of Shares inconsistent with or in violation of Section 6.2 of the Merger Agreement, provided that this paragraph (e) shall not apply to actions which would otherwise be permitted to be taken by the Company under Section 6.2 of the Merger Agreement.

             (f) Restriction on Transfer; Proxies and Non-Interference. Such Stockholder shall not, directly or indirectly (i) except for a Permitted Transfer (as defined below) and except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of any such Stockholder's Shares or any interest therein, (ii) except as contemplated by this Voting Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to the Shares, or
                  (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Voting Agreement.

             (g) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement and the Purchase Agreement in reliance upon such Stockholder's execution and delivery of this Voting Agreement.

             (h) Permitted Transfer. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, any Stockholder may sell or transfer any Shares to any Stockholder or any other Person who executes and delivers to Parent an agreement, in form and substance acceptable to Parent, to be bound by the terms of this Agreement to the same extent as the transferring Stockholder (any such transfer, a "Permitted Transfer").

         (5) Waiver of Appraisal Rights. Each of the Stockholders hereby irrevocably waives any and all appraisal, dissenter or other similar rights which the Stockholder may otherwise have with respect to the consummation of the Merger, including without limitation, any rights pursuant to Section 262 of the Delaware General Corporation Law. Each of the Stockholders acknowledges that it has been afforded a reasonably opportunity to review information and ask questions regarding the Merger Agreement and the Merger.

         (6) Stop Transfer Legend.

             (a) Each of the Stockholders agrees and covenants to Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Voting Agreement.

             (b) Without limiting the covenants set forth in paragraph (a) above, in the event of a stock dividend or distribution, or any change in Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, other than pursuant to the Merger, the term "Shares" shall be deemed to refer to and include the Shares into which or for which any or all of the Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Voting Agreement.

         7. Further Assurances. From time to time, at Parent's request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

         8. Stockholder Capacity. If any Stockholder is or becomes during the term hereof a director or an officer of the Company, such Stockholder makes no agreement or understanding herein in his capacity as such director or officer. Each of the Stockholders signs solely in his or her capacity as the record and Beneficial Owner of the Stockholder's Shares.

         9. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the earlier of (a) the Termination Date regardless of the circumstances or (b) the Effective Time of the Merger.

         10. Miscellaneous.

             (a) Entire Agreement. This Voting Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

             (b) Certain Events. Subject to Section 4(f) hereof, each of the Stockholders agrees that this Voting Agreement and the obligations hereunder shall attach to each such Stockholder's Shares and shall be binding upon any Person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, each Stockholder's heirs, guardians, administrators or successors. Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Voting Agreement.

             (c) Assignment. This Voting Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Parent in the case of an assignment by any Stockholder and each Stockholder in the case of any assignment by Parent; provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

             (d) Amendment and Modification. This Voting Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto affected by such amendment.

             (e) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and delivered (i) personally, (ii) via telecopy, (iii) via overnight courier (providing proof of delivery) or (iv) via registered or certified mail (return receipt requested). Such notice shall be deemed to be given, dated and received (i) when so delivered personally, via telecopy upon confirmation, or via overnight courier upon actual delivery or (ii) two days after the date of mailing, if mailed by registered or certified mail. Any notice pursuant to this section shall be delivered as follows:

                  If to the Stockholder, to the address set forth for the Stockholder on Schedule A to this Voting Agreement.

                        If to Parent:

                           Velocity Express Corporation
                           One Morningside Drive North
                           Building B, Suite 300
                           Westport, CT  06880
                           Attn:    General Counsel
                           Facsimile: 952.835.4997
                        with copies to:

                           Budd Larner, PC
                           150 John F. Kennedy Parkway
                           Short Hills, NJ  07078
                           Attention:  James F. Fitzsimmons, Esq.
                           Fax:  973.379.7734

                        and to

                           Briggs and Morgan, P.A.
                           2200 IDS Center
                           80 South Eighth Street
                           Minneapolis, MN  55402
                           Attention: Avron L. Gordon, Esq.
                           Fax:  612.977.8650

             (f) Severability. Whenever possible, each provision or portion of any provision of this Voting Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Voting Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision of this Voting Agreement in such jurisdiction, and this Voting Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

             (g) Specific Performance. Each of the parties hereto agrees, recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Voting Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach any aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements (without any requirement to post bond or other security and without having to prove actual damages) and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

             (h) Remedies Cumulative. All rights, powers and remedies provided under this Voting Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

             (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Voting Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

             (j) No Third Party Beneficiaries. This Voting Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

             (k) Governing Law. This Voting Agreement will be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

             (l) Submission to Jurisdiction. Each party to this Voting Agreement irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the state or federal courts located within the jurisdiction of the United States District Court for the Southern District of New York, and, by execution and delivery of this Voting Agreement, each party to this Voting Agreement hereby irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party to this Voting Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in Section 10(e). Each party to this Voting Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Voting Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section 10(l) shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

             (m) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH THIS VOTING AGREEMENT.

             (n) Description Headings. The description headings used herein are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Voting Agreement.

             (o) Counterparts. This Voting Agreement may be executed in counterparts, each of which will be considered one and the same Voting Agreement and will become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

             (p) No Survival. No representations, warranties and covenants of the Stockholder in this Agreement shall survive the Merger. The Stockholder shall have no liability hereunder except for any willful and material breach of this Agreement by the Stockholder.

             (q) Action in Stockholder Capacity Only. The parties acknowledge that this Agreement is entered into by each Stockholder solely in such Stockholder's capacity as the beneficial owner of such Stockholder's Shares and, notwithstanding anything herein to the contrary, nothing in this Agreement in any way restricts or limits any action taken by such Stockholder or any designee or related party of such Stockholder in his or her capacity as a director or officer of the Company and the taking of any actions in his or her capacity as an officer or director of the Company will not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Parent and each of the Stockholders have caused this Voting Agreement to be duly executed as of the day and year first above written.


                                         PARENT:

                                         VELOCITY EXPRESS CORPORATION


                                         By:       /s/ E.W. Stone, Jr.
                                                  --------------------------
                                                  Name:  E.W. Stone, Jr.
                                                  Title:    CFO


                                         STOCKHOLDERS:


                                              /s/ Albert W. Van Ness, Jr.
                                         -----------------------------------
                                         Albert W. Van Ness, Jr.


                                              /s/ William T. Brannan
                                         -----------------------------------
                                         William T. Brannan


                                              /s/ Michael Brooks
                                         -----------------------------------
                                         Michael Brooks


                                              /s/ Russell J. Reardon
                                         -----------------------------------
                                         Russell J. Reardon


                                              /s/ Matthew J. Morahan
                                         -----------------------------------
                                         Matthew J. Morahan


                                              /s/ Vincent P. Brana
                                         -----------------------------------
                                         Vincent P. Brana


                                              /s/ Jack McCorkell
                                         -----------------------------------
                                           Jack McCorkell

                                   SCHEDULE A

                                  Stockholders



-----------------------------------------------------------------------------
STOCKHOLDER NAME AND ADDRESS                         NUMBER OF SHARES
-----------------------------------------------------------------------------
Albert W. Van Ness, Jr.                                              136,160
89 Silver Oaks Circle, Unit 5104
Naples, FL  34119

-----------------------------------------------------------------------------
William T. Brannan                                                   113,796
2 Carmella Court
Cedar Grove, NJ  07009

-----------------------------------------------------------------------------
Michael Brooks                                                       251,955
3986 N W 52nd Place
Boca Raton, Fl  33496

-----------------------------------------------------------------------------
Russell J. Reardon                                                    74,238
11 Old Quarry Road
Cedar Grove, NJ  07009

-----------------------------------------------------------------------------
Matthew J. Morahan                                                   360,512
18126 Southeast Village Circle
Tequesta, FL  33469

-----------------------------------------------------------------------------
Vincent P. Brana                                                     357,000
527 Eastgate Road
Ho-ho-kus, NJ  07423

-----------------------------------------------------------------------------
Jack McCorkell                                                        52,609
125 County Park Drive
Cranford, NJ  07016

-----------------------------------------------------------------------------

                                    EXHIBIT A

                                IRREVOCABLE PROXY


         Reference is made to that certain Voting Agreement dated the date hereof (the "Voting Agreement") by and among Velocity Express Corporation, a Delaware corporation ("Purchaser"), CD&L Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Purchaser ("Merger Sub"), and the stockholders of the Company signatory thereto.

         1. IRREVOCABLE PROXY.

                  (a) The undersigned stockholder (the "Stockholder") of CD&L, Inc., a Delaware corporation (the "Company") hereby irrevocably appoints and constitutes each of the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary of Purchaser (collectively the "Proxyholders"), as the agents, attorneys and proxies of the undersigned Stockholder, with full power of substitution and resubstitution, to the full extent of the undersigned Stockholder's rights with respect to the shares of Common Stock of the Company that are listed below (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this Irrevocable Proxy terminates, to vote the Shares as set forth in this paragraph 1.

                  (b) The Proxyholders are empowered at any time prior to termination of this Irrevocable Proxy to exercise all voting rights with respect to such Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned Stockholder at every annual, special or other meeting of stockholders of the Company and at any adjournment or postponement thereof, however called, or pursuant to any written consent in lieu of a meeting or otherwise (such rights, the "Proxy Rights") in accordance with Section 3(a) of the Voting Agreement.

                  (c) The Proxyholders may not exercise these Proxy Rights with respect to any matter except as specifically authorized herein. The Stockholder may vote the Shares on all such other matters, subject to such other agreements as the Stockholder may be subject or by which the Stockholder or the Shares may be bound. The Proxy Rights granted by Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of such Stockholder set forth in Section 3(a) of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations.

         2. TERMINATION. This Irrevocable Proxy will terminate upon the termination of the Voting Agreement in accordance with its terms.

         3. MISCELLANEOUS.

                  a. Upon the execution hereof, all prior proxies, voting agreements or powers-of-attorney given by the undersigned Stockholder with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, or which are other inconsistent herewith, are hereby revoked and no subsequent proxies or powers-of attorney will be given, nor voting agreements made until such time as this Irrevocable Proxy shall be terminated in accordance with its terms.

                  b. All authority conferred herein shall survive the insolvency, liquidation, death or incapacity of the Stockholder and any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

                  c. The undersigned Stockholder authorizes the Proxyholders to file this Irrevocable Proxy and any substitution or revocation of substitution with the Secretary of the Company and with any inspector of elections at any meeting of stockholders of the Company.

                  d. The Provisions of Section 10 of the Voting Agreement, to the extent applicable, shall be incorporated herein by reference.



                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned Stockholder has caused this Irrevocable Proxy to be executed personally or by a duly authorized representative thereof as of the day and year set forth below.


DATED:  June __, 2006





                                        Signature


                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------


                                        Address:
                                                -------------------------------









Number of Shares Held Beneficially and of Record by Stockholder:

         ____________ Shares owned beneficially

         ____________ Shares owned of record

















                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                   APPENDIX D

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss. ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

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

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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